As filed with the Securities and Exchange Commission on September 16, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RHP Hotel Properties, LP

RHP Finance Corporation

(Exact name of registrant as specified in its charter)

Delaware Delaware	6798 6798	46-1000882 46-2380406
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

For co-registrants, see “Table of Co-Registrants” on the following page.

One Gaylord Drive

Nashville, Tennessee 37214

(615) 316-6000

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Scott J. Lynn, Esq.

Senior Vice President, General Counsel and Secretary

Ryman Hospitality Properties, Inc.

One Gaylord Drive

Nashville, Tennessee 37214

(615) 316-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

F. Mitchell Walker, Jr., Esq.

Bass, Berry & Sims PLC

150 Third Avenue South

Suite 2800

Nashville, Tennessee 37201

(615) 742-6200

Approximate date of commencement of proposed exchange offer: As soon as practicable after this Registration Statement is declared effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Registrants and Co-Registrants (other than Ryman Hospitality Properties, Inc.)	Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Ryman Hospitality Properties, Inc. (a Co-Registrant)	Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issue Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
5.00% Senior Notes due 2021	$350,000,000	100%	$350,000,000	$47,740
Guarantees of 5.00% Senior Notes due 2021(2)	N/A	N/A	N/A	N/A(3)

(1)	Calculated pursuant to Rule 457(f) of the Securities Act of 1933, as amended (the “Securities Act”).
(2)	See inside facing page for table of co-registrant guarantors.
(3)	Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the registration of the guarantees.

The registrants and co-registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants and co-registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

TABLE OF CO-REGISTRANTS

Exact Name of Co-Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Ryman Hospitality Properties, Inc.	Delaware	6798	73-0664379
Opryland Hospitality, LLC	Tennessee	6798	62-1586924
RHP Hotels, LLC	Delaware	6798	11-3689948
RHP Partner, LLC	Delaware	6798	46-0980656
RHP Property GP, LP	Florida	6798	62-1795659
RHP Property GT, LLC	Delaware	6798	11-3689950
RHP Property GT, LP	Delaware	6798	62-1798694
RHP Property NH, LLC	Maryland	6798	43-2062851

The information in this prospectus is not complete and may be changed. We may not issue the exchange notes in the exchange offer until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where such offer or sale is not permitted.

Subject to Completion, dated September 16, 2013

PROSPECTUS

RHP Hotel Properties, LP

RHP Finance Corporation

Offer to Exchange up to

$350,000,000 aggregate principal amount of 5.00% Senior Notes due 2021 that have been registered under the Securities Act of 1933 for

$350,000,000 aggregate principal amount of 5.00% Senior Notes due 2021 that have not been registered under the Securities Act of 1933

We are offering, on the terms and conditions set forth in this prospectus and the accompanying letter of transmittal, to exchange up to $350,000,000 aggregate principal amount of 5.00% Senior Notes due 2021 (CUSIP No. 749571AB1) that have been registered under the Securities Act of 1933, as amended (the “exchange notes”), for a like principal amount of our outstanding $350,000,000 aggregate principal amount of 5.00% Senior Notes due 2021 (CUSIP Nos. 749571AA3 and U76453AA4) (the “private notes”). We refer to the private notes and the exchange notes collectively in this prospectus as the “notes.” We refer to this exchange as the “exchange offer.”

Exchange Offer

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2013, unless extended.

•	The exchange offer is subject to customary conditions, which we may waive.

•	We will exchange all private notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer for an equal principal amount of exchange notes.

•	You may withdraw your tender of private notes at any time prior to the expiration of the exchange offer.

•	If you fail to tender your private notes, you will continue to hold unregistered, restricted securities, and it may be difficult to transfer them.

•

There should be no material United States federal income tax consequences to holders exchanging private notes for exchange notes, but you should see the discussion under the caption “Material United States Federal Income Tax Consequences” for more information.

•	We will not receive any proceeds from the issuance of the exchange notes.

Exchange Notes

•

The terms of the exchange notes are identical in all material respects to the private notes, except that the exchange notes will be offered in an offering registered under the Securities Act of 1933, as amended, and the transfer restrictions, registration rights, and related additional interest provisions applicable to the private notes will not apply to the exchange notes.

•	The exchange notes will be issued under and entitled to the benefits of the same indenture under which the private notes were issued.

•

As with the private notes, the exchange notes will be guaranteed, jointly and severally, on an unsecured unsubordinated basis by Ryman Hospitality Properties, Inc. and its subsidiaries that guarantee our $1 billion senior secured credit facility.

•	We do not intend to list the exchange notes on any securities exchange and, therefore, no active public market is anticipated for the exchange notes. No public market exists for the private notes.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, such broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for private notes where such private notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date of the exchange offer and ending 90 days after such date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

See “Risk Factors” beginning on page 7 to read about important factors you should consider before deciding to exchange your private notes for exchange notes pursuant to the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2013.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information contained in this prospectus, as well as information that Ryman Hospitality Properties, Inc. has previously filed with the Securities and Exchange Commission (“SEC”) and incorporated by reference in this prospectus, is accurate only as of the date of the applicable document. You should not assume that the information in this prospectus or any document incorporated by reference herein is accurate as of any date other than the date of such document, as our business, financial condition, results of operations and/or prospects may have changed since such date.

This prospectus incorporates by reference important business and financial information about us that is not included in or delivered with this prospectus. See “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference.” This information is available without charge to you upon written or oral request to Ryman Hospitality Properties, Inc., One Gaylord Drive, Nashville, Tennessee 37214, Attn: Corporate Secretary, Telephone: (615) 316-6000. In order to ensure timely delivery of the information, each such request should be made no later than five business days before the expiration date of the exchange offer (i.e., by                     , 2013).

Certain market and industry data contained or incorporated by reference in this prospectus is based on independent industry publications and reports by market research firms. Although we believe these sources are reliable, we have not independently verified the information and cannot guarantee its accuracy and completeness.

As used in this prospectus, “Ryman,” “Grand Ole Opry” and the other trademarks used in our attractions businesses are trademarks of our company. This prospectus also refers to brand names, trademarks or service marks of other companies, including the Gaylord Hotels brand that is now owned by Marriott International, Inc. (“Marriott”). All brand names and other trademarks or service marks cited in this prospectus are the property of their respective holders.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus (including the documents incorporated by reference herein) contains “forward-looking statements” that involve risks and uncertainties that cannot be predicted or quantified, and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. Forward-looking statements include discussions regarding our operating strategy, strategic plan, hotel development strategy, industry and economic conditions, financial condition, liquidity and capital resources, and results of operations. You can identify these statements by forward-looking words such as “may,” “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “projects,” and similar expressions. Although we believe that the plans, objectives, expectations and prospects reflected in or suggested by our forward-looking statements are reasonable, those statements involve uncertainties and risks, and we cannot assure you that our plans, objectives, expectations and prospects will be achieved.

Our actual results could differ materially from the results anticipated by the forward-looking statements as a result of many known and unknown factors, including, but not limited to, those contained in “Risk Factors” and elsewhere in this prospectus and in our filings with the SEC incorporated by reference herein, and include, without limitation:

•	the risks and uncertainties associated with economic conditions affecting the hospitality business generally;

•	the geographic concentration of our hotel properties;

•	business levels at our hotels, including group bookings numbers;

•	the effect of our election to be taxed as a real estate investment trust (“REIT”) for federal income tax purposes effective for the year ending December 31, 2013;

•	our ability to remain qualified as a REIT;

•	our ability to execute our strategic goals as a REIT;

•	the effects of business disruption related to the REIT conversion and the transition of management of our hotels to Marriott;

•	our ability to realize cost savings and revenue enhancements from the REIT conversion and the transition of management to Marriott;

•	our ability to generate cash flows to support dividends;

•	future board determinations regarding the timing and amount of dividends and changes to the dividend policy; and

•	our ability to borrow funds pursuant to our credit agreements and to refinance indebtedness.

We caution you not to place undue reliance on forward-looking statements. Except as required by law, we do not undertake any obligation to update or to release publicly any revisions to such forward-looking statements to reflect events or circumstances occurring after the date of this prospectus or to reflect the occurrence of unanticipated events. All forward-looking statements, written or oral, attributable to us are expressly qualified in their entirety by these cautionary statements.

ii

PROSPECTUS SUMMARY

The prospectus summary below highlights information contained elsewhere or incorporated by reference in this prospectus. The prospectus summary is not complete and does not contain all the information that you should consider before deciding whether to exchange your private notes for exchange notes pursuant to the exchange offer. For a more complete understanding of our business and financial affairs, we encourage you to read this entire prospectus, including “Risk Factors,” together with the documents incorporated by reference in this prospectus, including, without limitation, Ryman Hospitality Properties, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2012 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, before making a decision whether to participate in the exchange offer.

Unless the context requires or otherwise indicates, references in this prospectus to “we,” “our,” “us” or “our company” refer to Ryman Hospitality Properties, Inc., a Delaware corporation (“Parent”), and its consolidated subsidiaries, including RHP Hotel Properties, LP, a Delaware limited partnership (the “Operating Partnership”), and RHP Finance Corporation, a Delaware Corporation (“Finco”). References to the “Issuers” refer to the Operating Partnership and Finco, the co-issuers of the notes.

Our Company

Based in Nashville, Tennessee, Parent is a REIT for federal income tax purposes, specializing in group-oriented, destination hotel assets in urban and resort markets. Our owned assets include a network of four upscale, meetings-focused resorts totaling 7,795 rooms that are managed by world-class lodging operator Marriott under the Gaylord Hotels brand. These four resorts consist of the Gaylord Opryland Resort & Convention Center in Nashville, Tennessee, the Gaylord Palms Resort & Convention Center near Orlando, Florida, the Gaylord Texan Resort & Convention Center near Dallas, Texas and the Gaylord National Resort & Convention Center near Washington D.C. (each a “Gaylord Hotels Property” and collectively, the “Gaylord Hotels Properties”). Other owned assets managed by Marriott include Gaylord Springs Golf Links, the Wildhorse Saloon, the General Jackson Showboat and the Inn at Opryland, a 303-room overflow hotel adjacent to Gaylord Opryland Resort and Convention Center. We also own and operate a number of media and entertainment assets including the Grand Ole Opry, the legendary weekly showcase of country music’s finest performers for nearly 90 years; the Ryman Auditorium, located in downtown Nashville; and WSM-AM, the Opry’s radio home.

Parent was originally incorporated in 1956 and was reorganized in connection with a 1997 corporate restructuring. In 2012, we completed restructuring transactions intended to facilitate our qualification as a REIT for federal income tax purposes, which included the merger, effective on October 1, 2012, of Parent’s predecessor, Gaylord Entertainment Company, a Delaware corporation, with and into its wholly-owned subsidiary, Parent, with Parent surviving the merger, at which time it succeeded to and began conducting, directly or indirectly, all of the business conducted by Gaylord Entertainment Company immediately prior to the merger. Prior to Marriott’s assumption of the day-to-day management of our hotels and certain of our Nashville attractions, we managed such assets.

We conduct our business through an umbrella partnership REIT, in which all of our assets are held by, and all of our operations are conducted through, the Operating Partnership, which Parent formed in connection with the REIT conversion. Parent is the sole limited partner of the Operating Partnership and currently owns, either directly or indirectly, all of the limited partnership units of the Operating Partnership. Finco was formed as a wholly-owned subsidiary of the Operating Partnership for the sole purpose of being an issuer of debt securities with the Operating Partnership. Neither Parent nor Finco has any material assets, other than Parent’s investment in the Operating Partnership and its 100%-owned subsidiaries. As 100%-owned subsidiaries of Parent, neither the Operating Partnership nor Finco has any business, operations, financial results or other material information, other than the business, operations, financial results and other material information described in Parent’s Exchange Act reports incorporated by reference herein.

Our goal is to become the nation’s premier hospitality REIT for group-oriented meetings hotel assets located in urban and resort markets. For a description of our business, strategy and operations, including our capital allocation strategy and dividend policy, see Parent’s Annual Report on Form 10-K for the year ended December 31, 2012 and the other reports filed by Parent under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference herein.

Our principal executive offices are located at One Gaylord Drive, Nashville, Tennessee 37214 and our telephone number is (615) 316-6000. Our website is located at www.rymanhp.com. Our website address is provided as an inactive textual reference only. Information contained on or accessible through our website is not part of this prospectus and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus.

Summary of the Exchange Offer

On April 3, 2013, the Operating Partnership and Finco issued $350 million aggregate principal amount of 5.00% Senior Notes due 2021 (the “private notes”), in a private offering conducted in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States in accordance with Regulation S under the Securities Act. As a condition to the closing of the sale of the private notes, we entered into a registration rights agreement with the initial purchasers on April 3, 2013, pursuant to which we agreed to commence the exchange offer. The following is a summary of the exchange offer. For a more complete description of the terms of the exchange offer, see “The Exchange Offer.”

Securities Offered	Up to $350 million aggregate principal amount of 5.00% Senior Notes due 2021 (CUSIP No. 749571AB1) that have been registered under the Securities Act (the “exchange notes”). The terms of the exchange notes are identical in all material respects to the private notes, except that the exchange notes will be offered in an offering registered under the Securities Act, and the transfer restrictions, registration rights, and related additional interest provisions applicable to the private notes will not apply to the exchange notes.

The Exchange Offer	We are offering, on the terms and conditions set forth in this prospectus and the accompanying letter of transmittal, to exchange up to $350 million aggregate principal amount of exchange notes for a like principal amount of private notes. We are offering the exchange notes to satisfy our obligations under a registration rights agreement which we entered into in connection with the issuance of the private notes. Private notes may be tendered only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The exchange notes will be issued promptly after the exchange offer expires.

Expiration Date

The expiration date of the exchange offer is 5:00 p.m., New York City time, on                     , 2013, unless we, in our sole discretion, extend the exchange offer, in which case the expiration date is the latest date and time to which we extend the exchange offer. We will keep the exchange offer open for at least 20 business days (or longer if required by applicable law) after the date we mail notice of the exchange offer to the holders of private notes. If the exchange offer is amended in a manner determined by us to constitute a material change, including the waiver of a material condition, we will extend the exchange offer to the extent necessary to provide that at least five business days remain in the exchange offer following notice of the material change.

Resale of Exchange Notes	Based on interpretations of the SEC set forth in several no-action letters issued to third parties, and subject to the immediately following sentence, we believe that you may offer for resale, resell or otherwise transfer the exchange notes without registration under the Securities Act and without delivering a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if you are our affiliate (as defined in Rule 405 of the Securities Act), are a broker-dealer that acquired private notes directly from us for your own account and not as a result of market-making activities or other trading activities, are engaged in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or are not acquiring the exchange notes in the ordinary course of your business, you will not be able to rely on the interpretations of the SEC set forth in the above-mentioned no-action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes, unless an exemption is otherwise available. Further, if you are a broker-dealer that receives exchange notes for your own account pursuant to the exchange offer, you must acknowledge that you will deliver a prospectus in connection with any resale of such exchange notes.

Conditions to the Exchange Offer	Notwithstanding any other provisions of the exchange offer, we will not be required to accept for exchange, or exchange for exchange notes, any private notes, and we may amend, extend or terminate the exchange offer as provided in this prospectus at any time prior to the acceptance of the private notes for exchange if, in our judgment:

•	the exchange offer violates applicable law or any applicable interpretation of the staff of the SEC;

•

an action or proceeding shall have been instituted or threatened in any court or by any governmental agency which might materially impair our ability to proceed with the exchange offer, or a material adverse development shall have occurred in any existing action or proceeding with respect to us; or

•	we have not received all governmental approvals that we deem necessary for the consummation of the exchange offer.

Procedure for Tendering Private Notes

You may tender your private notes by transferring them through The Depository Trust Company’s (“DTC”) Automated Tender Offer Program (“ATOP”) procedures or following the other procedures described under “The Exchange Offer—Procedures for Tendering.” If your private notes are held through a broker, dealer, commercial bank, trust company or other nominee and you want to tender your private notes, you must instruct that intermediary to tender the private notes on your behalf pursuant to the procedures of such intermediary. You should contact your intermediary as soon as possible to give it sufficient time to meet your requested deadline.

Withdrawal Rights	You may withdraw your tender of private notes at any time before 5:00 p.m., New York City time, on the expiration date by following the procedures described under “The Exchange Offer—Withdrawal of Tenders.”

Dissenters’ Rights of Appraisal	You do not have any appraisal or dissenters’ rights in connection with the exchange offer.

Material United States Federal Income Tax Consequences	The exchange of private notes for exchange notes should not be treated as a taxable transaction for United States federal income tax purposes.

Exchange Agent	U.S. Bank National Association is serving as exchange agent in connection with the exchange offer. The address and telephone number of the exchange agent are listed under the heading “The Exchange Offer—Exchange Agent.”

Consequences of Failure to Exchange	If you do not exchange your private notes for exchange notes in the exchange offer, you will remain subject to the existing restrictions on transfer of the private notes.

Use of Proceeds	We will not receive any proceeds from the issuance of the exchange notes.

Risk Factors	See “Risk Factors—Risks Related to the Exchange Offer” beginning on page 7 to read about important factors you should consider before deciding to exchange your private notes for exchange notes pursuant to the exchange offer.

Summary of the Exchange Notes

Other than the transfer restrictions, registration rights, and related additional interest provisions applicable to the private notes, the exchange notes have the same financial terms and covenants as the private notes. The exchange notes will evidence the same debt as the private notes. The exchange notes will be issued under and entitled to the benefits of the same indenture under which the private notes were issued. The brief summary below describes the principal terms of the exchange notes. Some of the terms and conditions described below are subject to important limitations and exceptions. For a more complete description of the exchange notes, see “Description of Notes.”

Issuers	RHP Hotel Properties, LP and RHP Finance Corporation

Notes Offered	Up to $350 million aggregate principal amount of 5.00% Senior Notes due 2021 that have been registered under the Securities Act

Maturity Date	April 15, 2021, unless earlier redeemed or repurchased

Interest	The exchange notes will bear interest at a rate of 5.00% per year, payable semi-annually in arrears on April 15 and October 15 of each year, commencing on October 15, 2013. Interest on the exchange notes will accrue from the last date on which interest was paid on the private notes or, if no such interest has been paid, from the issue date.

Guarantees	The exchange notes will be guaranteed, jointly and severally, on an unsecured unsubordinated basis by Parent and by the Operating Partnership’s subsidiaries that guarantee our $1 billion credit facility.

Ranking	The exchange notes and the related guarantees will be the Issuers’ and the guarantors’ general unsecured senior obligations and will:

•

rank equally in right of payment with all of the Issuers’ and the guarantors’ existing and future senior indebtedness, including the 3.75% convertible senior notes due 2014 and our $1 billion credit facility;

•	rank senior in right of payment to all of the Issuers’ and the guarantors’ future subordinated indebtedness, if any;

•

be effectively subordinated to all of the Issuers’ and the guarantors’ secured indebtedness, including our $1 billion credit facility, to the extent of the value of the assets securing such indebtedness; and

•	be structurally subordinated to all indebtedness and other obligations of the Operating Partnership’s subsidiaries that do not guarantee the notes.

As of June 30, 2013, the Issuers and the Guarantors had total secured indebtedness of $463.0 million under our $1 billion credit facility, and the Issuers and the Guarantors had total unsecured indebtedness and other liabilities of $797.9 million, including trade payables, but excluding intercompany liabilities. As of June 30, 2013, the total liabilities of the non-guarantor subsidiaries to which the notes are structurally subordinated were approximately $230.8 million, including trade payables, but excluding intercompany liabilities and deferred management rights proceeds. As of June 30, 2013, our non-guarantor subsidiaries held approximately 27.4% of our consolidated assets, and they generated all of our revenue during the six months ended June 30, 2013.

Optional Redemption	We may redeem the exchange notes at any time prior to April 15, 2016, in whole or in part, at a redemption price equal to 100% of the accrued principal amount thereof plus unpaid interest, if any, to the redemption date plus a make-whole premium. We may redeem the notes, in whole or in part, at any time on or after April 15, 2016, at the redemption prices described in the section “Description of Notes—Optional Redemption,” plus accrued and unpaid interest.

In addition, on or before April 15, 2016, we may redeem up to 35% of the notes with the net cash proceeds from certain equity offerings at the redemption price listed in “Description of Notes—Optional

Redemption.” However, we may only make such redemptions if at least 65% of the aggregate principal amount of notes issued under the indenture remains outstanding immediately after the occurrence of such redemption.

Change of Control	If the Issuers or Parent experience specific kinds of changes of control, the Issuers must offer to purchase the notes at 101% of their face amount, plus accrued interest. For more details see “Description of Notes—Repurchase of Notes upon a Change of Control.”

Certain Covenants	The indenture governing the notes, among other things, limits our ability and the ability of our restricted subsidiaries to:

•	borrow money;

•	create liens on our assets;

•	make distributions and pay dividends on or redeem or repurchase stock;

•	make certain types of investments;

•	sell stock in our restricted subsidiaries;

•	enter into agreements that restrict dividends or other payments from subsidiaries;

•	enter into transactions with affiliates;

•	issue guarantees of debt; and

•	sell assets or merge with other companies.

These covenants contain important exceptions, limitations and qualifications. For more details see “Description of Notes—Certain Covenants.”

Covenant Suspension	If the exchange notes are rated investment grade by Moody’s Investors Service, Inc. and Standard & Poor’s Rating Services and we are not in default under the indenture, most of the covenants contained in the indenture will be subject to suspension.

No Listing of the Exchange Notes	We do not intend to list the exchange notes on any securities exchange and, therefore, no active public market is anticipated for the exchange notes.

Risk Factors	See “Risk Factors—Risks Related to the Exchange Notes” beginning on page 8 to read about important factors you should consider before deciding to exchange your private notes for exchange notes pursuant to the exchange offer.

RISK FACTORS

You should consider carefully the risks described below and the risk factors incorporated by reference in this prospectus, as well as the other information included or incorporated by reference in this prospectus, before deciding to exchange your private notes for exchange notes pursuant to the exchange offer. Certain risks related to us and our business are contained in the section entitled “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2012 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013. Additional risks or uncertainties not presently known to us, or that we currently deem immaterial, also may impair our business operations. We cannot assure you that any of the events discussed in the risk factors below or incorporated by reference herein will not occur. If such events do occur, the value of the exchange notes may decline substantially. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Special Note Regarding Forward-Looking Statements.”

Risks Related to the Exchange Offer

Failure to comply timely with the exchange offer procedures could prevent a holder from exchanging its private notes for exchange notes.

Holders of private notes are responsible for complying with all exchange offer procedures on a timely basis. The issuance of exchange notes in exchange for private notes will only occur upon proper completion of the procedures described in this prospectus under “The Exchange Offer.” Holders of private notes who wish to exchange them for exchange notes should allow sufficient time for timely completion of the exchange procedures. Neither we nor the exchange agent are obligated to extend the exchange offer or notify you of any failure to follow the proper procedure. Private notes that are not tendered for exchange or are tendered for exchange but not accepted will, following consummation of the exchange offer, continue to be subject to the existing restrictions upon transfer relating to the private notes.

Some noteholders may be required to comply with the registration and prospectus delivery requirements of the Securities Act.

If you exchange your private notes in the exchange offer for the purpose of participating in a distribution of the exchange notes, you may be deemed to have received restricted securities, and, if so, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. In addition, a broker-dealer that purchased private notes for its own account as part of market-making activities or other trading activities must deliver a prospectus when it sells the exchange notes it receives in exchange for private notes in the exchange offer. Our obligation to keep the registration statement of which this prospectus forms a part effective is limited. Accordingly, we cannot guarantee that a current prospectus will be available at all times to broker-dealers wishing to resell their exchange notes.

You may have difficulty selling the private notes that you do not exchange.

If you do not exchange your private notes for exchange notes in the exchange offer, the private notes you hold will continue to be subject to the existing restrictions on transfer of the private notes. The private notes may not be offered or sold, except in compliance with the registration requirements of the Securities Act, pursuant to an exemption from registration under the Securities Act or in a transaction not subject to the registration requirements of the Securities Act, and in compliance with applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register the private notes under the Securities Act. We expect that, following the consummation of the exchange offer, the trading market for the private notes will be negatively affected because of the limited amount of private notes expected to remain outstanding. Consequently, you may find it difficult to sell any private notes you continue to hold or to sell such private notes at the price you desire because there will be fewer private notes outstanding. In addition, if you are eligible to exchange your private notes in the exchange offer and do not exchange your private notes in the exchange offer, you will no longer be entitled to have those outstanding private notes registered under the Securities Act.

The consummation of the exchange offer may not occur.

We are not obligated to complete the exchange offer under certain circumstances. See “The Exchange Offer—Conditions to the Exchange Offer.” Even if the exchange offer is completed, it may not be completed on the schedule described in this prospectus. Accordingly, holders participating in the exchange offer may have to wait longer than expected to receive their exchange notes.

Risks Related to the Exchange Notes

Our substantial indebtedness could reduce our cash flow, limit our business activities, limit our ability to react to changes in the economy or our industry, expose us to interest rate risk to the extent of any variable rate debt, and prevent us from meeting our obligations under the notes and guarantees, and we could incur additional indebtedness in the future.

Despite our current indebtedness levels, we may still be able to incur substantially more debt. This could further exacerbate the risks associated with our substantial outstanding indebtedness. The agreement governing the revolving credit facility of our $1 billion credit facility and the indenture governing the notes limit, but do not prohibit, us from incurring additional indebtedness in the future. The agreement governing the revolving credit facility of our $1 billion credit facility, the indenture governing the notes, and the indenture governing the 3.75% convertible senior notes also allow us to incur certain additional secured debt and allow our subsidiaries to incur additional debt, which would be effectively senior to the notes. In addition, the indenture governing the 3.75% convertible senior notes and the indenture governing the notes allow us to issue additional notes under certain circumstances which will also be guaranteed by the guarantors.

As of June 30, 2013, the revolving credit facility under our $1 billion credit facility provided us with aggregate capacity of up to $700 million, $530.1 million of which remained available for borrowings (net of approximately $6.9 million of letters of credit outstanding), subject to the satisfaction of debt incurrence tests under the indenture. All of those borrowings would be secured, and the lenders under the revolving credit facility would have a prior claim to the assets that secure such indebtedness. In addition, neither the indenture governing the notes nor the revolving credit facility prohibits us from incurring obligations that do not constitute indebtedness as defined therein. See “Description of Notes.” If we incur new debt or other obligations, the risks associated with substantial additional indebtedness described above, including our possible inability to service our debt, will increase. The indenture governing the notes also contains, and the agreements evidencing or governing other future indebtedness may contain, restrictive covenants that will limit our ability to engage in activities that may be in our long-term best interests. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all of our indebtedness.

Our substantial amount of debt could have important consequences. For example, it could:

•	make it more difficult for us to satisfy our obligations with respect to the notes and guarantees;

•	increase our vulnerability to adverse economic, industry, or competitive developments;

•

require us to dedicate a substantial portion of our cash flows from operations to the payment of principal and interest on our indebtedness, thereby limiting the availability of our cash flow to make distributions to our stockholders and to fund future capital expenditures, working capital and other general corporate requirements;

•	expose us to the risk of increased interest rates to the extent of any borrowings, including borrowings under our $1 billion credit facility, at variable rates of interest;

•

make it more difficult for us to satisfy our obligations with respect to our existing indebtedness, including our $1 billion credit facility and the 3.75% convertible senior notes, and any failure to comply with the obligations of any of our debt instruments, including restrictive covenants and borrowing conditions, could result in an event of default under the indenture governing the notes and the agreements governing such other indebtedness;

•	limit our ability to obtain additional financing, even when necessary to maintain adequate liquidity;

•

limit our flexibility in planning for, or reacting to, changes in our business or our industry, which may place us at a competitive disadvantage compared with competitors that are less highly leveraged and who, therefore, may be able to take advantage of opportunities that our leverage may prevent us from exploiting; and

•	limit our ability to obtain additional financing for possible acquisitions of additional properties or expansions of our existing properties.

At the time any principal amount of our indebtedness is due, we may not have cash available to meet our obligations under our indebtedness and we may not be able to refinance our indebtedness on favorable terms, or at all. We may incur additional debt in connection with acquisitions, renovations, or capital improvements. Any such additional debt could increase the risks associated with our substantial leverage. Although our earnings were sufficient to cover fixed charges in 2011, our substantial leverage is evidenced by our earnings being insufficient to cover fixed charges by $25.5 million and $130.4 million in 2012 and 2010, respectively.

The agreements governing our debt, including our $1 billion credit facility, the indenture governing the 3.75% convertible senior notes and the indenture governing the notes, contain or will contain various covenants that limit our discretion in the operation of our business.

Our $1 billion credit facility and the indenture governing the notes impose, and future financing agreements are likely to impose, operating and financial restrictions on our activities. Our $1 billion credit facility currently requires us to comply with or maintain certain financial tests and ratios, including a maximum consolidated funded indebtedness to total asset value ratio, a minimum consolidated tangible net worth, a minimum consolidated fixed charge coverage ratio, and a minimum implied debt service coverage ratio, and our $1 billion credit facility and/or the indenture governing the notes limit or prohibit our ability to, among other things:

•	incur additional debt, issue guarantees of debt and issue preferred stock;

•	create liens;

•	sell assets;

•	sell equity interests in our restricted subsidiaries;

•	redeem and/or prepay certain debt;

•	pay dividends on our stock to our stockholders or repurchase our stock or other equity interests;

•	make certain investments;

•	enter new lines of business;

•	engage in consolidations, mergers and acquisitions;

•	enter into transactions with affiliates; or

•	agree to restrictions on the ability of our subsidiaries to pay dividends and make certain other distributions to us.

If we fail to comply with these covenants, we would be in default under our $1 billion credit facility and the indenture governing the notes, and the outstanding principal and accrued interest on such debt would become due and payable.

In addition, the indenture governing the 3.75% convertible senior notes restricts mergers under specified circumstances, may require us to offer to purchase the convertible senior notes from the holders upon the occurrence of specified “fundamental changes,” and may require adjustments in the conversion ratio for the convertible senior notes as a result of dividends or specified “make-whole fundamental changes.”

These restrictions on our ability to operate our business could seriously harm our business by, among other things, limiting our ability to take advantage of financing, mergers and acquisitions and other corporate opportunities. In addition, the limitations imposed by financing agreements on our ability to incur additional debt and to take other actions might significantly impair our ability to obtain other financing. Various risks, uncertainties and events beyond our control could affect our ability to comply with these covenants and maintain these financial tests and ratios. Failure to comply with any of the covenants in the indenture governing the notes or our existing or future financing agreements could result in a default under those agreements and under other agreements containing cross-default provisions. A default would permit lenders to accelerate the maturity for the debt under these agreements and to foreclose upon any collateral securing the debt, including, in the case of our $1 billion credit facility, our Gaylord Hotels Properties. Under these circumstances, we might not have sufficient funds or other resources to satisfy all of our obligations. In addition, the limitations imposed by financing agreements on our ability to pay dividends, incur additional debt and to take other actions might significantly impair our ability to obtain other financing and we may not generate sufficient cash flow from operations to enable us to pay our debt or to fund our other liquidity needs.

If we default under the agreements governing our indebtedness, we may not be able to make payments on the notes.

Any default under the agreements governing our indebtedness, and the remedies sought by the holders of such indebtedness, could prevent us from paying principal of, premium, if any, and accrued interest on the notes and substantially decrease the market value of the notes. If we breach the covenants under our $1 billion credit facility and seek a waiver, we may not be able to obtain a waiver from the required lenders. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal of, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and/or operating covenants, in the instruments governing our indebtedness, we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under our $1 billion credit facility could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to obtain waivers from the required lenders under our $1 billion credit facility to avoid being in default. If this occurs, we would be in default under the instrument governing that indebtedness, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation.

To service our debt and pay other obligations, we will require a significant amount of cash, which may not be available to us.

Our ability to make payments on, or repay or refinance, our existing or future debt and to fund planned capital expenditures will depend largely upon our future operating performance and our ability to generate cash from operations. Our future performance, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. Our business may not generate sufficient cash flow from operations or we may not have future borrowings available to us under our $1 billion credit facility or from other sources in an amount sufficient to enable us to pay our debt or to fund our other liquidity needs.

The notes and the guarantees are unsecured and, therefore, are effectively subordinated to any existing or future secured indebtedness of the Issuers, Parent, and the subsidiary guarantors to the extent of the value of the assets securing such existing or future secured indebtedness.

The notes and the guarantees are the unsecured obligations of the Issuers, Parent, and the subsidiary guarantors and will not be secured by their assets. Holders of secured obligations of the Issuers, Parent or the subsidiary guarantors, including all borrowings under our $1 billion credit facility, will have claims that are prior to claims of holders of the notes and the guarantees with respect to the assets securing those obligations. Our $1 billion credit facility is secured by liens on the substantial majority of our assets, including mortgages on each of our Gaylord Hotels Properties. As a result, the notes and the guarantees will be effectively subordinated to all of the secured debt and other obligations of the Issuers, Parent, and the subsidiary guarantors to the extent of the value of the assets securing such obligations. In addition, the indenture governing the notes permits the Issuers, Parent, and the subsidiary guarantors to incur additional secured debt in certain circumstances. If the Issuers, Parent, and the subsidiary guarantors were to become insolvent or otherwise fail to make payments on the notes, holders of our secured obligations would be paid first and would receive payments from the assets securing such obligations before the holders of the notes would receive any payments. You may therefore not be fully repaid in the event we become insolvent or otherwise fail to make payments on the notes. As of June 30, 2013, our total secured indebtedness was $463.0 million under our $1 billion credit facility, and we had an additional $530.1 million available for borrowing under our $1 billion credit facility (net of approximately $6.9 million of letters of credit outstanding), subject to the satisfaction of debt incurrence tests under the indenture governing the notes.

Claims of holders of notes will be structurally subordinated to all liabilities and preferred stock of our non-guarantor subsidiaries.

The notes are structurally subordinated to indebtedness and other liabilities and preferred stock of our existing and future non-guarantor subsidiaries, including the taxable REIT subsidiaries (“TRSs”) that lease our hotel properties and own the personal property used in the operation of our hotel properties. The indenture governing the notes also allows our non-guarantor subsidiaries to incur certain additional indebtedness in the future. In the event of a bankruptcy, liquidation or reorganization of any of such non-guarantor subsidiaries, such non-guarantor subsidiaries will pay the holders of their debts, holders of any preferred equity interest and their trade creditors before such non-guarantor subsidiaries will be able to distribute any of their assets to the Issuers, Parent or the subsidiary guarantors. As of June 30, 2013, the total liabilities of the non-guarantor subsidiaries to which the notes were structurally subordinated were approximately $230.8 million, including trade payables, but excluding intercompany liabilities and deferred management rights proceeds. As of June 30, 2013, our non-guarantor subsidiaries held approximately 27.4% of our consolidated assets, and they generated all of our revenue during the six months ended June 30, 2013.

Parent and Finco have no material assets, other than Parent’s investment in the Operating Partnership and its 100%-owned subsidiaries, and you should not expect Parent or Finco to participate in servicing the interest on or principal of the notes.

Parent has no material assets, other than its investment in the Operating Partnership and its 100%-owned subsidiaries, and Finco was formed as a wholly-owned subsidiary of the Operating Partnership for the sole purpose of being an issuer with the Operating Partnership of debt securities. Neither Parent nor Finco has any operations or revenues, and you should not rely upon Parent or Finco to make payments with respect to the notes.

We depend on the revenues and cash flow of our subsidiaries, including primarily the revenues and cash flow of the non-guarantor subsidiaries, to make payment on our debt service obligations.

All of our assets are held and our operations are conducted through the Operating Partnership and its direct and indirect subsidiaries. The non-guarantor subsidiaries, which operate our hotels and attractions businesses (including under third-party managers), generate the substantial majority of our revenues from third parties. The revenues of the subsidiary guarantors, which own the substantial majority of our assets, consist primarily of rents from non-guarantor subsidiaries. As a result our ability to meet obligations with respect to the notes and our other debt service obligations substantially depends upon our subsidiaries, including primarily the non-guarantor subsidiaries’ revenues, and their cash flows and payments of funds to us as dividends, loans, advances, leases or other payments. Our subsidiaries’ ability to pay such dividends and/or make such loans, advances, leases or other payments may also be restricted by, among other things, applicable laws and regulations and current and future debt agreements and management agreements into which our subsidiaries may enter. Furthermore, while the indenture governing the notes restricts our ability to dispose of our assets in most cases without complying with certain limits and procedures, the indenture allows for the disposition of significant assets without restriction, including our Opry and Attractions portfolio.

The Issuers may not be able to repurchase the notes upon a change of control.

Upon the occurrence of specific kinds of change of control events, the Issuers will be required to offer to repurchase some or all outstanding notes at 101% of the principal amount of the notes purchased plus accrued and unpaid interest to the date of purchase. The source of funds for any such purchase of the notes will be the Issuers’ available cash or cash generated from the Operating Partnership’s subsidiaries’ operations or other sources, including borrowings, sales of assets, or sales of equity. The Issuers may not be able to repurchase the notes upon a change of control because they may not have sufficient financial resources to purchase all of the notes that are tendered upon a change of control. In addition, our existing and future debt agreements, including our $1 billion credit facility, may not allow us to repurchase the notes. The Issuers’ failure to repurchase the notes upon a change of control would cause a default under the indenture governing the notes and could constitute a default under our other indebtedness, including our $1 billion credit facility and the indenture governing the 3.75% convertible senior notes. Any future debt agreements may contain similar provisions. In addition, the occurrence of a change of control may constitute an event of default under our other indebtedness, including under our $1 billion credit facility and the indenture governing the 3.75% convertible senior notes.

There is no established trading market for the notes and there is no guarantee that an active trading market for the notes will develop. You may not be able to sell the notes readily or at all or at or above the price that you paid.

The notes are a new issue of securities and there is no established trading market for them. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for quotation on any automated dealer quotation system. You may not be able to sell your notes at a particular time or at favorable prices. As a result, we cannot assure you as to the liquidity of the notes. Accordingly, you may be required to bear the financial risk of your investment in the notes indefinitely. If a trading market were to develop, future trading prices of the notes may be volatile and will depend on many factors, including:

•	prevailing interest rates;

•	our operating performance and financial condition;

•	the interest of securities dealers in making a market for them; and

•	the market for similar securities.

The market for non-investment grade debt historically has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. The market for the notes, if any, may be subject to similar disruptions that could adversely affect their value. In addition, the notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance, and other factors.

Federal and state fraudulent transfer laws and laws restricting distributions by insolvent subsidiaries may permit a court to void the notes and/or the guarantees and, if that occurs, you may not receive any payments on the notes.

Federal and state fraudulent transfer and conveyance statutes and laws restricting distributions by insolvent subsidiaries may apply to the issuance of the notes and the incurrence of the guarantees of such notes. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the notes or the guarantees could be voided as a fraudulent transfer or conveyance if the

Issuers or any of the guarantors, as applicable, (i) issued the notes or incurred the guarantees with the intent of hindering, delaying or defrauding creditors, or (ii) received less than reasonably equivalent value or fair consideration in return for either issuing the notes or incurring the guarantees and, in the case of (ii) only, one of the following is also true at the time thereof:

•	the Issuers or any of the guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the notes or the incurrence of the guarantees;

•	the issuance of the notes or the incurrence of the guarantees left the Issuers or any of the guarantors, as applicable, with an unreasonably small amount of capital or assets to carry on the business;

•	the Issuers or any of the guarantors intended to, or believed that the Issuers or such guarantor would, incur debts beyond the Issuers’ or such guarantor’s ability to pay as they mature; or

•

the Issuers or any of the guarantors were a defendant in an action for money damages, or had a judgment for money damages docketed against the Issuers or such guarantor if, in either case, after final judgment, the judgment is unsatisfied.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is secured or satisfied. A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee, to the extent such guarantor did not obtain a reasonably equivalent benefit directly or indirectly from the issuance of the notes.

We cannot be certain as to the standards a court would use to determine whether or not the Issuers or the guarantors were insolvent at the relevant time or, regardless of the standard that a court uses, whether the notes or the guarantees would be subordinated to either of the Issuers’ or any of the guarantors’ other debt. In general, however, a court would deem an entity insolvent if:

•	the sum of its debts, including contingent and unliquidated liabilities, was greater than the fair saleable value of all of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they became due.

If a court were to find that the issuance of the notes or the incurrence of a guarantee was a fraudulent transfer or conveyance, the court could void the payment obligations under the notes or such guarantee or subordinate the notes or such guarantee to presently existing and future indebtedness of the Issuers or of the related guarantor, or require the holders of notes to repay any amounts received with respect to such guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the notes. Further, the voiding of the notes could result in an event of default with respect to our and our subsidiaries’ other debt that could result in acceleration of such debt. Finally, as a court of equity, a bankruptcy court may subordinate the claims in respect of the notes to other claims against us under the principle of equitable subordination, if the court determines that: (i) the holder of notes engaged in some type of inequitable conduct; (ii) such inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holder of notes; and (iii) equitable subordination is not inconsistent with the provisions of title 11 of the United States Code, as amended.

Although each guarantee entered into by the guarantors will contain a provision intended to limit such guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer, this provision may not be effective to protect those guarantees from being voided under fraudulent transfer law, or may reduce that guarantor’s obligation to an amount that effectively makes its guarantee worthless.

We will be required to refinance our existing debt before it matures and there is no assurance that we will be able to refinance our debt on acceptable terms.

The outstanding 3.75% convertible senior notes mature on October 1, 2014. On or before the maturity date, we may not have cash available to pay amounts due, and we may be required to refinance such notes. Our ability to refinance the outstanding 3.75% convertible senior notes on acceptable terms will be dependent upon a number of factors, including our degree of leverage, the value of our assets, borrowing restrictions which may be imposed by lenders and conditions in the credit markets at the time we refinance. If we are unable to refinance our debt on acceptable terms, we may be forced to choose from a number of unfavorable options, including agreeing to otherwise unfavorable financing terms, selling one or more hotel properties at unattractive prices or on disadvantageous terms, or defaulting on mortgages and allowing our lenders to foreclose. Any one of these options could have a material adverse effect on our business, financial condition, results of operations and our ability to make payments on the notes.

A lowering or withdrawal of the ratings assigned to our debt securities by rating agencies may increase our future borrowing costs and reduce our access to capital.

Our debt currently has a non-investment grade rating, and there can be no assurance that any rating assigned by the rating agencies will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant. A lowering or withdrawal of the ratings assigned to our debt securities by rating agencies may increase our future borrowing costs and reduce our access to capital, which could have a materially adverse impact on our financial condition and results of operations.

Our failure to qualify as a REIT or to remain qualified as a REIT would have significant adverse consequences to us and our ability to service debt, including the notes.

Pursuant to our 2012 restructuring, we took the steps necessary to elect to be treated as a REIT for tax purposes, effective for the taxable year ending December 31, 2013. To qualify as a REIT, we plan to hold our non-qualifying REIT assets in one or more TRSs. These non-qualifying REIT assets consist principally of non-real estate assets related to our Hospitality segment and the assets related to our Opry and Attractions segment as historically structured and operated.

If, in any taxable year, we fail to qualify for taxation as a REIT, and are not entitled to relief under the Internal Revenue Code of 1986, as amended (the “Code”):

•	we would not be allowed a deduction for distributions to stockholders in computing our taxable income; and

•	we would be subject to federal and state income tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates.

Any such corporate tax liability could be substantial and reduce the amount of cash available to service debt, including the notes. This adverse impact could last for five or more years because, unless we are entitled to relief under certain statutory provisions, we would be taxable as a C corporation, beginning in the year in which the failure occurs, and we would not be allowed to re-elect to be taxed as a REIT for the following four years.

If we fail to qualify for taxation as a REIT, we may need to borrow additional funds or liquidate certain assets to pay any additional tax liability, which could reduce the amount of cash available to service debt, including the notes.

REIT qualification involves the application of highly technical and complex provisions of the Code to our operations, as well as various factual determinations concerning matters and circumstances not entirely within our control. There are limited judicial or administrative interpretations of these provisions. Although we plan to operate in a manner consistent with the REIT qualification rules, we cannot assure you that we will so qualify or remain so qualified.

USE OF PROCEEDS

The exchange offer is intended to satisfy certain of our obligations under the registration rights agreement between us and the initial purchasers of the private notes. We will not receive any proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange private notes in the same principal amount. The terms of the exchange notes are identical in all material respects to the private notes, except that the exchange notes will be offered in an offering registered under the Securities Act, and the transfer restrictions, registration rights, and related additional interest provisions applicable to the private notes will not apply to the exchange notes. The private notes tendered in exchange for the exchange notes will be retired and cancelled and cannot be re-issued. Accordingly, issuance of the exchange notes will not increase our outstanding indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges for each period indicated is set forth in the following table:

	Year ended December 31,					Six Months Ended June 30,
	2008	2009	2010	2011	2012	2013	2012
Ratio of earnings to fixed charges	—	1.22x	—	1.22x	—	1.10x	1.87x

The ratio of earnings to fixed charges above is computed by dividing (a) the sum of income from continuing operations before income taxes, plus fixed charges, plus amortization of capitalized interest, less interest capitalized, by (b) fixed charges. Fixed charges consist of interest expense, including capitalized interest, amortization of debt issuance costs and a portion of operating lease rental expense deemed to be representative of the interest factor. For the years ended December 31, 2008, 2010, and 2012, earnings were insufficient to cover fixed charges. The amount of earnings needed to cover fixed charges was $8.4 million, $130.4 million and $25.5 million for the years ended December 31, 2008, 2010, and 2012, respectively.

For the periods indicated above, we had no outstanding shares of preferred stock with required dividend payments. Therefore, the ratios of earnings to combined fixed charges and preferred stock dividends are identical to the ratios presented in the table above.

SELECTED FINANCIAL DATA

The following selected historical financial data as of December 31, 2012 and 2011 and for each of the three years in the period ended December 31, 2012 was derived from, and should be read together with, Parent’s audited consolidated financial statements and notes related thereto included in its Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated by reference in this prospectus. The selected historical financial data as of December 31, 2010, 2009 and 2008 and for each of the two years in the period ended December 31, 2009 was derived from, and should be read together with, Parent’s audited consolidated financial statements and notes related thereto, which are not incorporated by reference in this prospectus. The unaudited selected historical financial data as of June 30, 2013, and for the six months ended June 30, 2013 and 2012, was derived from, and should be read in conjunction with, Parent’s unaudited interim consolidated financial statements and notes related thereto included in Parent’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, which is incorporated by reference in this prospectus. The following selected historical financial data should also be read in conjunction with the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in such Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The results of operations for interim periods are not necessarily indicative of the results that may be expected for future quarters or for the year ending December 31, 2013.

	For the Years Ended December 31, (in Thousands, other than per share data)
	2012	2011	2010	2009	2008
Income Statement Data:
Revenues:
Hospitality	$916,041	$886,634	$722,938	$814,154	$848,332
Opry and Attractions	70,463	65,386	46,918	58,599	65,670
Corporate and Other	90	124	105	92	412

Total revenues	986,594	952,144	769,961	872,845	914,414

Operating expenses:
Operating costs	570,905	566,390	474,609	527,074	555,225
Selling, general and administrative	182,253	179,301	158,169	172,361	174,325
Management fees	4,337	—	—	—	—
REIT conversion costs(1)	101,964	—	—	—	—
Casualty loss(2)	858	1,225	42,321	—	—
Preopening costs(3)	340	408	55,287	—	19,190
Impairment and other charges(4)	—	—	—	—	19,264
Depreciation and amortization:
Hospitality	107,343	109,521	91,117	101,444	97,229
Opry and Attractions	5,119	5,261	4,710	4,674	4,871
Corporate and Other	18,229	10,507	9,734	10,449	7,651

Total depreciation and amortization	130,691	125,289	105,561	116,567	109,751

Total operating expenses	991,348	872,613	835,947	816,002	877,755

	For the Years Ended December 31, (in Thousands, other than per share data)
	2012	2011	2010	2009	2008
Operating income (loss):
Hospitality	150,210	130,939	91,705	112,171	124,828
Opry and Attractions	13,215	8,760	1,237	5,050	4,834
Corporate and Other	(65,017)	(58,535)	(61,320)	(60,378)	(54,549)
REIT conversion costs(1)	(101,964)	—	—	—	—
Casualty loss(2)	(858)	(1,225)	(42,321)	—	—
Preopening costs(3)	(340)	(408)	(55,287)	—	(19,190)
Impairment and other charges(4)	—	—	—	—	(19,264)

Total operating income (loss)	(4,754)	79,531	(65,986)	56,843	36,659
Interest expense, net of amounts capitalized	(58,582)	(74,673)	(81,426)	(76,592)	(64,069)
Interest income	12,307	12,460	13,124	15,087	12,689
Income (loss) from unconsolidated companies	109	1,086	608	(5)	(746)
Net gain on extinguishment of debt(5)	—	—	1,299	18,677	19,862
Other gains and (losses)(6)	22,251	(916)	(535)	2,847	453

Income (loss) from continuing operations before income taxes	(28,669)	17,488	(132,916)	16,857	4,848
(Provision) benefit for income taxes	2,034	(7,420)	40,718	(9,743)	(1,016)

Income (loss) from continuing operations	(26,635)	10,068	(92,198)	7,114	3,832
Income (loss) from discontinued operations, net of taxes(7)	(9)	109	3,070	(7,137)	532

Net (loss) income	$(26,644)	$10,177	$(89,128)	$(23)	$4,364

Income (Loss) Per Share:
(Loss) income from continuing operations	$(0.56)	$0.21	$(1.95)	$0.17	$0.09
Income (loss) from discontinued operations, net of taxes	—	—	0.06	(0.17)	0.02

Net (loss) income	$(0.56)	$0.21	$(1.89)	$(0.00)	$0.11

Income (Loss) Per Share—Assuming Dilution:
Income (loss) from continuing operations	$(0.56)	$0.20	$(1.95)	$0.17	$0.09
Income (loss) from discontinued operations, net of taxes	—	—	0.06	(0.17)	0.02

Net (loss) income	$(0.56)	$0.20	$(1.89)	$(0.00)	$0.11

Dividends Declared per Common Share(8)	$6.84	—	—	—	—

	Unaudited Six Months Ended June 30,
	2013	2012
Income Statement Data:
Revenues:
Rooms	$181,582	$187,516
Food and beverage	197,497	209,300
Other hotel revenue	53,333	62,279
Opry and Attractions	34,884	33,049

Total revenues	467,296	492,144

Operating expenses:
Rooms	51,651	47,765
Food and beverage	121,654	122,258
Other hotel revenue	138,151	147,730
Management fees	7,193	—

Total hotel operating expenses	318,649	317,753

Opry and Attractions	25,915	24,832
Corporate	13,302	26,266
REIT conversion costs	20,412	6,428
Casualty loss	49	546
Preopening costs	—	339
Impairment and other charges (non-REIT conversion costs)	1,247	—
Depreciation and amortization	61,063	62,688

Total operating expenses	440,637	438,852

Operating income	26,659	53,292
Interest expense, net of amounts capitalized	(30,747)	(28,813)
Interest income	6,103	6,175
Income from unconsolidated companies	—	109
Other gains and (losses), net	47	—

Income before income taxes and discontinued operations	2,062	30,763
(Provision) benefit for income taxes(9)	68,076	(15,783)

Income from continuing operations	70,138	14,980
Income from discontinued operations, net of income taxes	21	2

Net income	70,159	14,982
Loss on call spread modification related to convertible notes	(4,869)	—

Net income available to common shareholders	$65,290	$14,982

Basic income per share available to common shareholders:
Income from continuing operations	$1.26	$0.31
Income from discontinued operations, net of income taxes	—	—

Net income	$1.26	$0.31

Fully diluted income per share available to common shareholders:
Income from continuing operations	$0.99	$0.29
Income from discontinued operations, net of income taxes	—	—

Net income	$0.99	$0.29

Dividends declared per common share	$1.00	$—

Comprehensive income, net of deferred taxes	$79,731	$14,982

	As of December 31,					Unaudited As of June 30,
	2012	2011	2010	2009	2008	2013
Balance Sheet Data:
Total assets	$2,532,451	$2,563,400	$2,620,933	$2,661,023	$2,560,379	$2,466,885
Total debt(10)	1,031,863	1,073,825	1,159,215	1,178,688	1,262,901	1,154,663
Total stockholders’ equity	853,598	1,045,535	1,029,752	1,078,684	903,219	790,008

(1)	We have segregated all costs related to the transactions that have facilitated our conversion to a REIT (as discussed more fully in our Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated by reference herein, in “REIT Conversion and Marriott Sale Transaction” under Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”) from normal operations and reported these amounts as REIT conversion costs in the accompanying consolidated statements of operations. During 2012, we incurred $102 million of REIT conversion costs, which includes $33.3 million of non-cash impairment charges, $23.1 million in professional fees, $24.4 million in employment, severance and retention costs, and $21.2 million in various other transition costs.
(2)	Casualty loss for 2010 reflects $92.3 million in expenses related to the Nashville flood, partially offset by $50 million in insurance proceeds, as described more fully in our Annual Report on Form 10-K for the year ended December 31, 2012, incorporated by reference herein, in “Operating Results—Casualty Loss” under Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
(3)	Preopening costs for 2010 are related to the Gaylord Opryland and Grand Ole Opry House, which were closed during portions of 2010 as a result of the Nashville flood. Preopening costs for 2008 are primarily related to the Gaylord National, which opened in April 2008.
(4)	In 2008, we recorded an impairment charge of $12 million related to the termination of our agreement to purchase the Westin La Cantera Resort, located in San Antonio, Texas, an impairment charge of $4.7 million related to our decision to terminate our plans to develop a resort and convention hotel in Chula Vista, California, and an impairment charge of $2.5 million to write off our investment in Waipouli Holdings, LLC.
(5)	During 2010, we repurchased $28.5 million in aggregate principal amount of our outstanding 6.75% senior notes for $27 million. After adjusting for deferred financing costs and other costs, we recorded a pre-tax gain of $1.3 million as a result of these repurchases. During the first three quarters of 2009, we repurchased $88.6 million in aggregate principal amount of our outstanding senior notes ($61.6 million of 8% senior notes and $27 million of 6.75% senior notes) for $62.5 million. After adjusting for deferred financing costs and other costs, we recorded a pre-tax gain of $24.7 million as a result of these repurchases. During the fourth quarter of 2009, we executed a cash tender offer and called for redemption all of the remaining outstanding 8% senior notes that were not repurchased through the tender offer. Pursuant to these transactions, during the fourth quarter of 2009, we accepted for purchase all of the $259.8 million aggregate principal amount outstanding 8% senior notes. After adjusting for deferred financing costs, the deferred gain on a terminated swap related to these notes, and other costs, we recorded a pre-tax loss of $6 million as a result of this repurchase. During December 2008, we repurchased $45.8 million in aggregate principal amount of our outstanding senior notes ($28.5 million of 8% senior notes and $17.3 million of 6.75% senior notes) for $25.4 million. After adjusting for deferred financing costs, we recorded a pre-tax gain of $19.9 million as a result of the repurchases.
(6)	Other gains and (losses) for 2012 includes $20 million in income recognized on the sale of intellectual property to Marriott International, Inc.
(7)	We have presented the operating results of Corporate Magic and ResortQuest, as well as various smaller businesses, as discontinued operations for all periods presented.
(8)	Reflects the aggregate declared per share value of the special dividend paid on December 21, 2012. We distributed an aggregate amount of approximately $309.8 million. Twenty percent, or $62 million, of the special dividend was paid in cash, and the remainder was paid in shares of our common stock.
(9)	The income tax benefit for the six months ended June 30, 2013 includes the reversal of $136.5 million in net deferred tax liabilities that are no longer applicable as a result of our REIT conversion, partially offset by a valuation allowance of $76.1 million related to the net deferred tax assets of the TRSs as of January 1, 2013. In addition, we recorded $6.7 million in tax benefits related primarily to the reversal of liabilities associated with unrecognized tax positions during the six months ended June 30, 2013.
(10)	Represents long-term debt and capital lease obligations (including current portion).

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

We are offering, on the terms and conditions set forth in this prospectus and the accompanying letter of transmittal, to exchange up to $350 million aggregate principal amount of exchange notes for a like principal amount of our outstanding $350 million aggregate principal amount of private notes. Pursuant to a purchase agreement, the Operating Partnership and Finco issued the private notes on April 3, 2013 to the initial purchasers in a private offering conducted in accordance with Rule 144A under the Securities Act and outside the United States in accordance with Regulation S under the Securities Act. As a condition to the closing of the sale of the private notes, we entered into a registration rights agreement with the initial purchasers on April 3, 2013.

Pursuant to the terms of the registration rights agreement, we agreed to use commercially reasonable efforts to prepare and file an exchange offer registration statement with the SEC, to keep the exchange offer open for at least 20 business days (or longer if required by applicable law) after the date we mail notice of the exchange offer to the holders of private notes, and to consummate the exchange offer on or prior to December 29, 2013.

Under the terms of the registration rights agreement, we agreed that we will file a shelf registration statement with the SEC covering resales of notes by holders thereof if (i) because of any change in law or in currently prevailing interpretations of the staff of the SEC we are not permitted to effect the exchange offer, (ii) the exchange offer is not consummated on or before December 29, 2013, (iii) any holder of private notes notifies or requests in writing to us at any time within 30 days after consummation of the exchange offer, or (iv) in the case of any holder of private notes that participates in the exchange offer, such holder does not receive exchange notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such holder as an affiliate of ours within the meaning of the Securities Act) and such holder notifies us within 30 days after such holder first becomes aware of such restrictions. In such an event, we would be obligated to use our commercially reasonable efforts to file and to have become effective the shelf registration statement and to keep that shelf registration statement effective and provide copies of the latest version of the prospectus contained therein to any broker-dealer that requests copies for use in a resale, until the earliest of (A) the date that is one year following the effective date of such shelf registration statement, (B) such shorter period ending when all registrable notes covered by the shelf registration statement have been sold in the manner set forth and as contemplated by the shelf registration statement, or (C) the date upon which all registrable notes have been sold.

If a registration default (as defined below) occurs and is continuing, then under the terms of the registration rights agreement, additional interest will accrue on the principal amount of the private notes that are “registrable notes” at a rate of 0.25% per annum (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that elapses, provided that the rate at which such additional interest accrues may in no event exceed 1.0% per annum). A registration default occurs (i) if we have neither (a) exchanged the exchange notes for all private notes validly tendered in accordance with the terms of the exchange offer nor (b) had a shelf registration statement declared effective, in either case on or prior to December 29, 2013, (ii) notwithstanding clause (i), if we are required to file a shelf registration statement and such shelf registration statement is not declared effective on or prior to the 270th day after the delivery of the shelf notice, or (iii) if applicable, a shelf registration statement has been declared effective and such shelf registration statement ceases to be effective at any time during the effectiveness period (other than because of the sale of all the notes registered thereunder). A registration default is cured, and additional interest ceases to accrue on any registrable notes, when the exchange offer is completed, the shelf registration statement is declared effective, or upon the effectiveness of a shelf registration statement that has ceased to remain effective, as applicable. In no event will additional interest accrue following April 3, 2015 (i.e., the second anniversary of the original issue date).

Except in certain limited circumstances, holders of exchange notes will not be entitled to any further registration rights under the registration rights agreement or to the benefit of the additional interest provisions contained therein.

A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. Such registration statement and the exchange offer are intended to satisfy some of our obligations under the registration statement. The summary of the provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the complete provisions of the registration rights agreement, copies of which are available from us upon request.

Resale of the Exchange Notes

We are making the exchange offer in reliance on the interpretations of the SEC set forth in no-action letters issued to third parties and referenced below. However, we have not sought our own no-action letter. Based on these interpretations by the SEC, we believe that you may offer for resale, resale or otherwise transfer the exchange notes without registration under the Securities Act and without delivering a prospectus that satisfies the requirements of Section 10 of the Securities Act if you can make the representations set forth below under “—Terms of the Exchange Offer.” However, if you are our affiliate (as defined in Rule 405 of the Securities Act), are a broker-dealer that acquired private notes directly from us for your own account and not as a result of market making-activities or other trading activities, are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or are not acquiring the exchange notes in the ordinary course of your business:

•

you cannot rely on the position of the SEC set forth in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in Shearman & Sterling (available July 2, 1993), or interpretive letters to similar effect; and

•	you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes, unless an exemption is otherwise available.

Any broker-dealer that participates in the exchange offer with respect to private notes acquired for its own account as a result of market-making activities or other trading activities and who receives exchange notes in exchange for such private notes may be a statutory underwriter and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. See “Plan of Distribution.”

This prospectus may be used for an offer to resell, resale or other transfer of exchange notes only as specifically set forth in this prospectus.

Terms of the Exchange Offer

Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept any and all private notes validly tendered and not validly withdrawn prior to 5:00 p.m., New York City time, on the expiration date for the exchange offer. Promptly after the expiration date, we will issue an aggregate principal amount of up to $350 million of exchange notes for a like principal amount of private notes tendered and accepted in connection with the exchange offer. We will keep the exchange offer open for at least 20 business days (or longer if required by applicable law) after the date we mail notice of the exchange offer to the holders of private notes. Holders may tender some or all of their private notes pursuant to the exchange offer. However, private notes may be tendered only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms of the exchange notes will be identical in all material respects to the terms of the private notes, except the exchange notes will be issued in an offering registered under the Securities Act, and the transfer restrictions, registration rights, and related additional interest provisions applicable to the private notes will not apply to the exchange notes. Interest on the exchange notes will accrue from the last date on which interest was paid on the private notes or, if no such interest has been paid, from the issue date. The exchange notes will evidence the same debt as the private notes. The exchange notes will be issued under and entitled to the benefits of the indenture under which the private notes were issued. For a description of the indenture, see “Description of Notes.”

As of the date of this prospectus, $350 million in aggregate principal amount of the private notes is outstanding. This amount is registered in the name of Cede & Co., as nominee for The Depository Trust Company (“DTC”). This prospectus and the letter of transmittal are being sent to all holders of private notes. There will be no fixed record date for determining holders of private notes entitled to participate in the exchange offer. Solely for reasons of administration, we have fixed the close of business on                     , 2013 as the record date for the exchange offer for purposes of determining the persons to whom this prospectus and the letter of transmittal will be mailed initially.

The exchange offer is not conditioned on any minimum aggregate principal amount of private notes being tendered for exchange.

Holders of the private notes do not have any appraisal or dissenters’ rights in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act, the rules and regulations of the SEC, and other applicable laws.

The exchange agent will authenticate and deliver promptly to each tendering holder exchange notes equal in principal amount to the private notes accepted for exchange; provided that, if the private notes are held in global form by a depositary, the exchange agent will authenticate and deliver to such depositary one or more exchange notes in global form in an equivalent principal amount for the account of such tendering holder in accordance with the terms of the indenture.

Subject to the terms of the registration rights agreement, we expressly reserve the right to amend, extend or terminate the exchange offer and to refuse to accept for exchange any private notes not previously accepted for exchange upon the occurrence of any of the conditions specified below under “—Conditions to the Exchange Offer.”

If you tender private notes in the exchange offer, you will not be required to pay brokerage commissions or fees. In addition, subject to the instructions in the letter of transmittal, you will not have to pay transfer taxes on the exchange of private notes. We will pay all charges and expenses, other than certain applicable taxes described under “—Fees and Expenses” below.

If you participate in the exchange offer, you will be required to make the following written representations to us:

•

any exchange notes acquired in the exchange offer for private notes are being acquired in the ordinary course of business of the person receiving such exchange notes, whether or not such recipient is the holder itself;

•

at the time of the commencement or consummation of the exchange offer, neither you nor, to your actual knowledge, any other person receiving exchange notes from you has an arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act;

•	neither you nor, to your actual knowledge, any other person receiving exchange notes from you is our affiliate (as defined in Rule 405 of the Securities Act);

•

if you are not a broker-dealer, neither you nor, to your actual knowledge, any other person receiving exchange notes from you is engaged in or intends to engage in a distribution of the exchange notes; and

•

if you are a broker-dealer that is a beneficial owner of exchange notes, you have acquired the exchange notes for your own account in exchange for private notes that were acquired as a result of market-making activities or other trading activities, and you will comply will all applicable provisions of the Securities Act (including, but not limited to, the prospectus delivery requirements thereunder).

Expiration Date; Extensions; Amendments

The expiration date of the exchange offer is 5:00 p.m., New York City time, on                     , 2013, unless we, in our sole discretion, extend the exchange offer, in which case the expiration date is the latest date and time to which we extend the exchange offer. We will keep the exchange offer open for at least 20 business days (or longer if required by applicable law) after the date we mail notice of the exchange offer to the holders of private notes.

We expressly reserve the right at any time or at various times to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any private notes by giving oral or written notice of such extension to the holder(s) thereof. To extend the period of time during which the exchange offer is open, we will notify the exchange agent of any extension by oral or written notice, followed by notification by press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

We expressly reserve the right to amend or terminate the exchange offer and to reject for exchange any private notes not previously accepted for exchange, upon the occurrence of any of the conditions specified below under “—Conditions to the Exchange Offer.”

Any delay in acceptance, extension, termination or amendment promptly will be followed by a press release or other public announcement describing the delay in acceptance, extension, termination or amendment and disclosing the aggregate principal amount of private notes tendered, if any, to the date of the press release. If the exchange offer is amended in a manner determined by us to constitute a material change, including the waiver of a material condition, we will promptly disclose that amendment by means of a prospectus supplement that will be distributed to the holders. We will also extend the exchange offer to the extent necessary to provide that at least five business days remain in the exchange offer following notice of the material change.

Conditions to the Exchange Offer

Notwithstanding any other provisions of the exchange offer, we will not be required to accept for exchange, or exchange for exchange notes, any private notes, and we may amend, extend or terminate the exchange offer as provided in this prospectus at any time prior to the acceptance of the private notes for exchange if, in our judgment,

•	the exchange offer violates applicable law or any applicable interpretation of the staff of the SEC;

•

an action or proceeding shall have been instituted or threatened in any court or by any governmental agency which might materially impair our ability to proceed with the exchange offer, or a material adverse development shall have occurred in any existing action or proceeding with respect to us; or

•	we have not received all governmental approvals that we deem necessary for the consummation of the exchange offer.

If we determine that any of the foregoing conditions is not satisfied, we may:

•	terminate the exchange offer and return all tendered private notes to the tendering holders;

•	extend the exchange offer and retain all private notes tendered on or before the expiration date, subject to the holders’ right to withdraw the tender of the private notes; or

•

waive any unsatisfied conditions regarding the exchange offer and accept all properly tendered private notes that have not been withdrawn. If such a waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver, and we will extend the exchange offer to the extent required by law.

These conditions are for our sole benefit and we may assert these rights regardless of the circumstances giving rise to any of these conditions. We may waive these conditions in our reasonable discretion in whole or in part at any time and from time to time. If we fail at any time to exercise any of the above rights, the failure will not be deemed a waiver of these rights, and these rights will be deemed ongoing rights, which may be asserted at any time and from time to time.

We will not accept for exchange any private notes tendered, and will not issue exchange notes in exchange for any such private notes, if at such time any stop order has been threatened or is in effect with respect to (i) the registration statement of which this prospectus constitutes a part or (ii) the qualification of the indenture under the Trust Indenture Act of 1939.

Return of Private Notes

If any tendered private notes are not accepted for exchange for any reason, those private notes will be returned, at our cost, promptly after the expiration or termination of the exchange offer to (i) the person who tendered them or (ii) in the case of private notes tendered by book-entry transfer, the exchange agent’s account at DTC.

Procedures for Tendering

To tender your private notes in this exchange offer, you must use one of the following three alternative procedures on or prior to 5:00 p.m., New York City time, on the expiration date:

(1)	Regular delivery procedure: Complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal. Have the signatures on the letter of transmittal guaranteed, if required by the letter of transmittal. Mail or otherwise deliver the letter of transmittal or the facsimile, together with the certificates representing the private notes being tendered and any other required documents, to the exchange agent.

(2)	Book-entry delivery procedure: Comply with DTC’s Automated Tender Offer Program (“ATOP”) procedures for book-entry transfer described below under “—Book-Entry Delivery Procedures.”

(3)	Guaranteed delivery procedure: If time will not permit you to complete your tender by using the procedures described in (1) or (2) above before the expiration date and this procedure is available, comply with the guaranteed delivery procedures described under “—Guaranteed Delivery Procedures” below.

Private notes will not be deemed to have been validly tendered until the letter of transmittal, or a facsimile thereof, with any required signature guarantees, or, in the case of book-entry transfer, an agent’s message in lieu of the letter of transmittal, and any other required documents, have been transmitted to and received by the exchange agent, in each case on or prior to 5:00 p.m., New York City time, on the expiration date.

If your private notes are held through a broker, dealer, commercial bank, trust company or other nominee and you want to tender your private notes, you must instruct that intermediary to tender the private notes on your behalf pursuant to the procedures of such intermediary. You should contact your intermediary as soon as possible to give it sufficient time to meet your requested deadline. If you wish to tender the private notes yourself, you must, prior to completing and executing the letter of transmittal and delivering your private notes, either make appropriate arrangements to register ownership of the private notes in your name or obtain a properly completed bond power from the registered holder of private notes. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

The method of delivery of private notes and the letter of transmittal and all other required documents to the exchange agent, including delivery through DTC and any acceptance or agent’s message delivered through ATOP, is at your election and risk, and the delivery will be deemed made only when actually received or confirmed by the exchange agent. As an alternative to delivery by mail, you may wish to consider overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to assure delivery to the exchange agent before the expiration date. Do not send the letter of transmittal or any private notes to us. You may ask your broker, dealer, commercial bank, trust company or other nominee to perform these transactions for you.

If you validly tender and do not validly withdraw your tender of private notes prior to the expiration date, you will be regarded as agreeing to tender the private notes in accordance with the terms and conditions in this exchange offer and making the representations under “—Terms of the Exchange Offer.” Your tender and our acceptance of the tender will constitute the agreement between you and us set forth in this prospectus and in the letter of transmittal.

If you are a beneficial owner that holds private notes through Euroclear or Clearstream and wish to tender your private notes, you must contact Euroclear or Clearstream directly to ascertain their procedure for tendering private notes and comply with such procedure.

Signature on Letter of Transmittal

If the letter of transmittal is signed by the holder of the private notes tendered thereby, the signature must correspond exactly with the name as written on the face of the private notes or on DTC’s security position listing as the holder of such private notes without any change whatsoever.

If any tendered private notes are owned of record by two or more joint owners, all of such owners must sign the letter of transmittal. If any tendered private notes are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of the letter of transmittal as there are different registrations of certificates.

Signatures on the letter of transmittal or a notice of withdrawal described below under “—Withdrawal of Tenders,” as the case may be, generally need not be guaranteed by an eligible institution. You can submit the letter of transmittal without guarantee if you tender your private notes (i) as a registered holder and you have not completed the table entitled “Special Issuance Instructions” or “Special Delivery Instructions” in the letter of transmittal or (ii) for the account of an eligible institution. If signatures on the letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantee must be made by an eligible institution. An eligible institution is one of the following firms or other entities identified in Rule 17Ad-15 under the Exchange Act (as the terms are used in Rule 17Ad-15):

•	a bank;

•	a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer, or government securities broker;

•	a credit union;

•	a national securities exchange, registered securities association, or clearing agency; or

•	a savings institution that is a participant in a Securities Transfer Association recognized program.

If you sign the letter of transmittal even though you are not the registered holder of any private notes listed in the letter of transmittal, your private notes must be endorsed or accompanied by a properly completed bond power. The bond power must authorize you to tender the private notes on behalf of the registered holder and must be signed by the registered holder as the registered holder’s name appears on the private notes.

If any exchange notes or untendered or unexchanged private notes are to be issued to a person other than the registered holder(s), then endorsements of any private notes transmitted by the letter of transmittal or separate bond powers are required. Signatures on such private notes or separate bond powers must be guaranteed by an eligible institution.

If you sign the letter of transmittal or any private notes or bond powers in your capacity as trustee, executor, administrator, guardian, attorney-in-fact or officer of a corporation or if you are otherwise acting in a fiduciary or representative capacity, you should indicate this when signing. Unless waived by us, you must submit with the letter of transmittal evidence satisfactory to us of your authority to act in the particular capacity.

Book-Entry Delivery Procedures

The exchange agent and DTC have confirmed that the exchange offer is eligible for ATOP with respect to book-entry notes held through DTC. The private notes held in book-entry form through the facilities of DTC may only be tendered by book-entry transfer to the exchange agent’s account at DTC. If you wish to tender private notes held on your behalf by a nominee that is a participant in DTC, you must:

•	inform your nominee of your interest in tendering your private notes pursuant to the exchange offer; and

•	instruct your nominee to tender all private notes you wish to be tendered in the exchange offer into the exchange agent’s account at DTC on or prior to the expiration date.

Any financial institution that is a participant in DTC, including Euroclear and Clearstream, must tender private notes that are held through DTC by effecting a book-entry transfer of private notes to be tendered in the exchange offer into the account of the exchange agent at DTC by electronically transmitting its acceptance of the exchange offer through DTC’s ATOP procedures for transfer. DTC will then verify the acceptance, execute a book-entry delivery to the exchange agent’s account at DTC and send an agent’s message to the exchange agent. An agent’s message is a message transmitted by DTC to, and received by, the exchange agent and forming part of a book-entry confirmation, which states that DTC has received an express and unconditional acknowledgment from an organization that participates in DTC tendering private notes that the participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce this agreement against such participant. The exchange agent will make a request to establish an account for the private notes at DTC for purposes of the exchange offer promptly after the date of this prospectus. Delivery of the agent’s message to DTC will satisfy the terms of the exchange offer as to execution and delivery of a letter of transmittal by the DTC participant identified in the agent’s message. Accordingly, holders who tender their private notes through DTC’s ATOP procedures shall be bound by, but need not complete, a letter of transmittal.

A delivery of private notes through a book-entry transfer into the exchange agent’s account at DTC will only be effective if an agent’s message or the letter of transmittal or a facsimile of the letter of transmittal with any required signature guarantees and any other required documents is transmitted to and received by the exchange agent at the address indicated below under “—Exchange Agent” on or before the expiration date. Delivery of documents to DTC does not constitute delivery to the exchange agent.

Guaranteed Delivery Procedures

If you wish to tender your private notes but (i) your private notes are not readily available so you cannot meet the expiration date deadline, (ii) you cannot deliver your private notes, the letter of transmittal or any other required documents to the exchange agent prior to the expiration date or (iii) you cannot complete the procedures for book-entry transfer prior to the expiration date, you may still participate in the exchange offer if:

•	the tender is made through an eligible institution;

•

prior to the expiration date, the exchange agent receives from such eligible institution a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail, or hand delivery, that (1) sets forth your name and address, the certificate number(s) of the private notes, if applicable, and the principal amount of private notes tendered, (2) states that the tender is being made thereby, and (3) guarantees that, within three trading days after the expiration date, the letter of transmittal, or a facsimile or agent’s message in lieu thereof, together with the private notes or a book-entry confirmation, as applicable, and any other documents required by the letter of transmittal, will be deposited by the eligible guarantor institution with the exchange agent; and

•

the exchange agent receives the properly completed and executed letter of transmittal or facsimile or agent’s message in lieu thereof, as well as the certificate(s) representing all tendered private notes in proper form for transfer or a book-entry confirmation of transfer of the private notes into the exchange agent’s account at DTC, as applicable, and all other documents required by the letter of transmittal within three trading days after the expiration date.

The exchange agent will send you a notice of guaranteed delivery upon your request if you wish to tender your private notes according to the guaranteed delivery procedures set forth above.

Acceptance of Tendered Private Notes

Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept for exchange all private notes validly tendered. For purposes of the exchange offer, we shall be deemed to have accepted validly tendered private notes if and when we give oral or written notice to the exchange agent.

In all cases, we will promptly issue exchange notes for private notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

•	private notes or a timely book-entry confirmation of such private notes into the exchange agent’s account at the book-entry transfer facility; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

We will interpret the terms and conditions of the exchange offer, including the letter of transmittal and the instructions to the letter of transmittal, and will resolve all questions as to the validity, form, eligibility, including time of receipt and acceptance of private notes tendered for exchange. Our determinations in this regard will be final and binding on all parties. We reserve the absolute right to reject any and all tenders of any particular private notes not properly tendered or not to accept any particular private notes if the acceptance might, in our or our counsel’s judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities as to any particular private notes prior to the expiration date.

Unless waived, any defects or irregularities in connection with tenders of private notes for exchange must be cured within the time period we determine. Although we intend to notify holders of defects or irregularities in connection with tenders of private notes, none of us, the exchange agent or anyone else will incur any liability for any failure to give such notice. Any private notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, promptly after the expiration date.

Withdrawal of Tenders

You may withdraw your tender of private notes at any time before 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective, you must comply with DTC’s ATOP procedures or the exchange agent must receive a written notice of withdrawal, which may be by facsimile or letter, of withdrawal at its address set forth below under “—Exchange Agent” prior to 5:00 p.m., New York City time, on the expiration date.

Any written notice of withdrawal must:

•	specify the name of the person who tendered the private notes to be withdrawn;

•	identify the private notes to be withdrawn, including the certificate number(s), if applicable, and principal amount;

•	contain a statement that the holder is withdrawing the election to have the private notes exchanged;

•	where certificates for private notes have been transmitted, specify the name in which such private notes were registered, if different from that of the withdrawing holder; and

•	be signed by the holder in the same manner as the original signature on the letter of transmittal used to tender the private notes.

The signature on any notice of withdrawal must be guaranteed by an eligible institution unless the private notes have been tendered by a registered holder of the private notes who has not completed either of the table entitled “Special Issuance Instructions” or “Special Delivery Instructions” in the letter of transmittal or have been tendered for the account of an eligible guarantor institution.

If private notes have been tendered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn private notes and otherwise comply with DTC’s ATOP procedures. We will determine all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal, and our determination will be final and binding on all parties. Any private notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any private notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder, without cost to the holder, or, in the case of book-entry transfer, the private notes will be credited to an account at DTC, promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn private notes may be retendered by following the procedures described under “—Procedures for Tendering” above at any time on or prior to the expiration date.

Exchange Agent

We have appointed U.S. Bank National Association as the exchange agent for the exchange offer. You should direct all executed letters of transmittal and all questions and requests for assistance or additional copies of this prospectus or the letter of transmittal to the exchange agent addressed as follows:

By Registered, Certified	By Facsimile	By Overnight Courier or
or Regular Mail:	(eligible institutions only):	Hand Delivery:
U.S. Bank National Association	651-466-7372	U.S. Bank National Association
60 Livingston Avenue		60 Livingston Avenue
St. Paul, Minnesota 55107	Telephone Inquiries:	1st Floor—Bond Drop Window
Attention: Specialized Finance	800-934-6802	St. Paul, Minnesota 55107

Delivery of the letter of transmittal to an address other than as set forth above, or transmission of such letter of transmittal by facsimile other than as set forth above does not constitute a valid delivery of the letter of transmittal.

Fees and Expenses

We will bear the expenses of soliciting tenders in this exchange offer, including fees and expenses of the exchange agent and trustee and accounting, legal, printing and related fees and expenses. We will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with providing the services. The principal solicitation is being made by mail. Additional solicitations may be made by facsimile, telephone, or in person by our and our affiliates’ officers and employees and by persons engaged by the exchange agent.

We have not retained a dealer-manager in connection with the exchange offer, and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer.

Transfer Taxes

Holders who tender their private notes for exchange will not be obligated to pay any transfer taxes in connection with the exchange. If, however, exchange notes issued in the exchange offer are to be delivered to, or are to be issued in the name of, any person other than the holder of the private notes tendered, or if a transfer tax is imposed for any reason other than the exchange of private notes in connection with the exchange offer, then the holder must pay any such transfer taxes, whether imposed on the registered holder or on any other person.

Accounting Treatment

We will record the exchange notes at the same carrying value as the private notes as reflected in our accounting records on the date of exchange. Therefore, we will not recognize a gain or loss for accounting purposes in connection with the exchange offer. The fees and expenses of the exchange offer will be expensed as incurred.

Consequences of Failure to Exchange

If you do not exchange your private notes for exchange notes in the exchange offer, you will remain subject to the existing restrictions on transfer of the private notes. In general, you may not offer or sell the private notes unless the offer or sale is either registered under the Securities Act or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the private notes under the Securities Act.

Additionally, we expect that, following the consummation of the exchange offer, the trading market for the private notes will be negatively affected because of the limited amount of private notes expected to remain outstanding. See “Risk Factors” for more information about the risks of not participating in the exchange offer.

Other

You do not have to participate in the exchange offer. You should carefully consider whether to accept the terms and conditions of the exchange offer. We urge you to consult your financial and tax advisors in deciding what action to take with respect to the exchange offer.

We may in the future seek to acquire untendered private notes through redemptions, in open market or privately negotiated transactions, through a subsequent exchange offer or otherwise. We have no present plans to acquire any private notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered private notes.

DESCRIPTION OF NOTES

The following is a summary of the material provisions of the notes and the indenture (as defined herein). This summary does not restate the indenture, and we urge you to read the indenture in its entirety, which is available upon request at the address indicated under the “Where You Can Find Additional Information” section of this prospectus, because it, and not this description, defines your rights as a noteholder.

You can find the definitions of certain capitalized terms used in this section under the subheading “—Certain Definitions.” The term “Issuers” as used in this section refers only to RHP Hotel Properties, LP (“Opco”) and RHP Finance Corporation (“Finco”) and not to any of their subsidiaries, and the term “Parent” as used in this section refers only to Ryman Hospitality Properties, Inc. and not to any of its subsidiaries. The term “Notes” as used in this section refers to the outstanding private notes and the exchange notes to be issued in the exchange offer.

General

The Issuers issued $350 million aggregate principal amount of the private notes pursuant to an indenture, dated April 3, 2013 (the “indenture”), among Opco, Finco, Parent, the subsidiary guarantors and U.S. Bank, National Association, as trustee. The exchange notes also will be issued pursuant to the indenture. Any private notes that remain outstanding after completion of the exchange offer, together with the exchange notes issued in connection with the exchange offer, will be treated as a single class of securities under the indenture.

The Notes are unsecured senior obligations of the Issuers and will mature on April 15, 2021. The Notes will initially bear interest at a rate of 5.00% per annum, payable semiannually in arrears to holders of record at the close of business on April 1 and October 1 immediately preceding the interest payment date on April 15 and October 15 of each year, commencing October 15, 2013.

Principal of, premium, if any, and interest on the Notes will be payable, and the Notes may be exchanged or transferred, in accordance with the terms of the indenture.

Interest on the Notes will accrue from the Issue Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Notes will be issued only in fully registered form, without coupons, in denominations of $2,000 of principal amount and any integral multiple of $1,000 in excess thereof. No service charge will be made for any registration of transfer or exchange of Notes, but the Issuers are entitled to require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection with a registration of transfer.

Subject to the covenants described below under “—Certain Covenants” and applicable law, the Issuers are entitled to issue additional notes under the indenture. The Notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including waivers, amendments, redemptions and offers to purchase. Additional notes will not necessarily be fungible with the Notes for U.S. federal income tax purposes.

Optional Redemption

Prior to April 15, 2016, the Issuers will be entitled at their option to redeem all or any portion of the Notes at a redemption price equal to 100% of the principal amount of such Notes plus the Applicable Premium as of, and any accrued and unpaid interest to, but not including, the redemption date (subject to the right of each holder on the relevant record date to receive interest due on the relevant interest payment date).

On or after April 15, 2016, the Issuers may redeem the Notes in whole or from time to time in part, at the redemption prices (expressed as percentages of the principal amount thereof) set forth below, plus accrued and unpaid interest thereon to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period beginning on April 15 of each of the years indicated below:

Year	Percentage
2016	103.75%
2017	102.50%
2018	101.25%
2019 and thereafter	100.00%

In addition, at any time prior to April 15, 2016, the Issuers may redeem, on any one or more occasions, with all or a portion of the net cash proceeds of one or more Equity Offerings (within 60 days of the consummation of any such Equity Offering), up to 35% of the aggregate principal amount of the Notes (including any additional Notes) at a redemption price (expressed as a percentage of the aggregate principal amount of the Notes so redeemed) equal to 105.00% plus accrued and unpaid interest to but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the original aggregate principal amount of the Notes must remain outstanding immediately after each such redemption.

After notice of optional redemption has been given as provided in the indenture, if funds for the redemption of any Notes called for redemption have been made available on the redemption date, such Notes called for redemption will cease to bear interest on the date fixed for the redemption specified in the redemption notice and the only right of the holders of such Notes will be to receive payment of the redemption price.

Notice of any optional redemption of any Notes will be given to holders (with a copy to the trustee) at their addresses, as shown in the Notes register, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the redemption price and the principal amount of the Notes held by the holder to be redeemed.

The Issuers will notify the trustee at least 45 days prior to the redemption date (or such shorter period as is satisfactory to the trustee) of the aggregate principal amount of the Notes to be redeemed and the redemption date. If less than all the Notes are to be redeemed, the trustee shall select, pro rata or by lot or by any such similar method in accordance with the procedures of DTC, the Notes to be redeemed. Notes may be redeemed in part in the minimum authorized denomination for the Notes or in any integral multiple thereof.

The Issuers or their Affiliates are entitled to acquire Notes by means other than a redemption from time to time, including through open market purchases, privately negotiated transactions, tender offers, exchange offers or otherwise, so long as such acquisition does not otherwise violate the terms of the indenture, upon such terms and at such prices as the Issuers or their Affiliates may determine, which may be more or less than the consideration for which the Notes offered hereby are being sold and may be less than any redemption price then in effect and could be for cash or other consideration.

Sinking Fund

There will be no sinking fund payments for the Notes.

Ranking the Notes

The Notes will be:

•	general unsecured obligations of the Issuers;

•	equal in right of payment with all other existing and future senior Indebtedness of the Issuers, including Indebtedness under the Credit Agreement and the 3.75% Convertible Senior Notes due 2014;

•	senior in right of payment to any existing and future Subordinated Indebtedness of the Issuers;

•

effectively subordinated to any existing and future Secured Indebtedness of the Issuers, including Indebtedness under our $1 billion credit facility entered into on April 18, 2013, to the extent of the value of the collateral securing such Indebtedness;

•	structurally subordinated to the liabilities and preferred stock of our Subsidiaries that are not Subsidiary Guarantors; and

•	guaranteed by the Guarantors.

As of June 30, 2013, the Issuers and the Guarantors had $1.2 billion of indebtedness ($463.0 million of which was secured indebtedness). As of June 30, 2013, $530.1 million was available for Opco to borrow under the $1 billion credit facility (net of approximately $6.9 million of letters of credit outstanding), subject to the satisfaction of debt incurrence tests under the indenture.

The Guarantees

The Notes will be guaranteed by Parent and each of Opco’s current and future Subsidiaries that guarantee the Credit Agreement until certain conditions are met.

Each Guaranty will be:

•	a general unsecured obligation of the Guarantor;

•

equal in right of payment with all other existing and future senior Indebtedness of that Guarantor, including its Guarantee of the Credit Agreement and, as to Parent, the 3.75% Convertible Senior Notes due 2014;

•	senior in right of payment to any existing and future Subordinated Indebtedness of the Guarantor;

•	effectively subordinated to any existing and future Secured Indebtedness of the Guarantor to the extent of the value of the collateral securing such Indebtedness; and

•	structurally subordinated to the liabilities and preferred stock of our non-Guarantor Subsidiaries.

The obligations of each Guarantor under its Guaranty will be limited as necessary to prevent that Guaranty from constituting a fraudulent conveyance under applicable law or a violation of state law prohibiting distribution from an insolvent subsidiary. See “Risk Factors—Risks Relating to the Exchange Notes—Federal and state fraudulent transfer laws and laws restricting distributions by insolvent subsidiaries may permit a court to void the notes and/or the guarantees and, if that occurs, you may not receive any payments on the notes.”

During the six months ended June 30, 2013, the Subsidiaries of Opco that are not Subsidiary Guarantors generated all of Parent’s consolidated total revenues. In addition, as of June 30, 2013, the Subsidiaries of Opco that are not Subsidiary Guarantors held approximately 27.4% of Parent’s consolidated total assets. See “Risk Factors—Risks Relating to the Exchange Notes—The notes and the guarantees are unsecured and, therefore, are effectively subordinated to any existing or future secured indebtedness of the Issuers, Parent, and the subsidiary guarantors to the extent of the value of the assets securing such existing or future secured indebtedness” and “Risk Factors—Risks Relating to the Exchange Notes—Claims of holders of notes will be structurally subordinated to all liabilities and preferred stock of our non-guarantor subsidiaries.”

Certain Covenants

Suspension of Covenants

During a Suspension Period, Parent and the Restricted Subsidiaries will not be subject to the following corresponding provisions of the indenture (each a “Suspended Covenant”):

•	“—Covenants—Limitation on Indebtedness”;

•	“—Covenants—Limitation on Restricted Payments”;

•	“—Covenants—Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”;

•	“—Covenants—Future Guarantees by Restricted Subsidiaries”;

•	“—Covenants—Limitation on Transactions with Affiliates”;

•	“—Covenants—Limitation on Asset Sales”; and

•	Clause (3) of “—Covenants—Consolidation, Merger and Sale of Assets.”

All other provisions of the indenture will apply at all times during any Suspension Period so long as any Notes remain outstanding thereunder.

“Suspension Period” means any period:

(1) beginning on the date that:

(A) the Notes have Investment Grade Status;

(B) no Default or Event of Default has occurred and is continuing; and

(C) the Issuers have delivered an officer’s certificate to the trustee certifying that the conditions set forth in clauses (A) and (B) above are satisfied; and

(2) ending on the date (the “Reversion Date”) that the Notes cease to have Investment Grade Status.

On each Reversion Date, all dividend blockages incurred during the Suspension Period prior to such Reversion Date will be deemed to have been outstanding on the Issue Date.

For purposes of calculating the amount available to be made as Restricted Payments under clause (C) of the first paragraph of the “—Limitation on Restricted Payments” covenant, calculations under that clause will be made with reference to the Transaction Date, as set forth in that clause. Accordingly, (x) Restricted Payments made during the Suspension Period not otherwise permitted pursuant to any of clauses (1) through (16) under the second paragraph under the “—Limitation on Restricted Payments” covenant will reduce the amount available to be made as Restricted Payments under clause (C) of the first paragraph of such covenant; provided, however, that the amount available to be made as a Restricted Payment on the Transaction Date shall not be reduced to below zero solely as a result of such Restricted Payments, but may be reduced to below zero as a result of negative cumulative Funds from Operations during the Suspension Period for the purpose of clause (C)(i) of the first paragraph of such covenant, and (y) the items specified in clauses (C)(i)-(vi) of the first paragraph of such covenant that occur during the Suspension Period will increase the amount available to be made as Restricted Payment under clause (C) of the first paragraph of such covenant. Any Restricted Payment made during the Suspension Period that is of the type described in the second paragraph of the “—Limitation on Restricted Payments” covenant (other than the Restricted Payment referred to in clauses (1) or (2) of such second paragraph or any exchange for, or out of the proceeds of Capital Stock for Capital Stock or Indebtedness referred to in clause (4) or (5) of such second paragraph), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (4) and (5) of the second paragraph of the “—Limitation on Restricted Payments” covenant (adjusted to avoid double counting) shall not be included in calculating the amounts permitted to be incurred under such clause (C) on each Reversion Date. For purposes of the “—Limitation on Asset Sales” covenant, on each Reversion Date, the unutilized Excess Proceeds will be reset to zero. Subject to the foregoing, no Default or Event of Default will be deemed to have occurred on the Reversion Date (or thereafter) under any Suspended Covenant solely as a result of any actions taken by Parent or any Restricted Subsidiaries thereof, or events occurring, during the Suspension Period.

Limitation on Indebtedness

(1) Parent will not and will not permit any of the Restricted Subsidiaries to Incur any Indebtedness (including Acquired Indebtedness and Construction Indebtedness) if, immediately after giving effect to the Incurrence of such additional Indebtedness and the receipt and application of the proceeds therefrom, the aggregate principal amount of all outstanding Indebtedness and the Restricted Subsidiaries on a consolidated basis would be greater than 65.0% of their Adjusted Total Assets.

(2) Parent will not, and will not permit any of the Restricted Subsidiaries to, Incur any Secured Indebtedness (including Acquired Indebtedness and Construction Indebtedness) if, immediately after giving effect to the Incurrence of such additional Secured Indebtedness and the receipt and application of the proceeds therefrom, the aggregate principal amount of all outstanding Secured Indebtedness of the Restricted Subsidiaries on a consolidated basis would be greater than 45.0% of their Adjusted Total Assets.

(3) Parent will not, and will not permit any of the Restricted Subsidiaries to Incur any Indebtedness (including Acquired Indebtedness); provided, however, that any of the Restricted Subsidiaries may Incur Indebtedness (including Acquired Indebtedness and Construction Indebtedness) if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Interest Coverage Ratio of the Restricted Subsidiaries on a consolidated basis would be at least 2.0 to 1.0; provided that the amount of Indebtedness (including Acquired Indebtedness) that may be Incurred by Restricted Subsidiaries that are not Subsidiary Guarantors shall not exceed in the aggregate 2.0% of Adjusted Total Assets of the Restricted Subsidiaries.

(4) Notwithstanding paragraph (1), (2) or (3) above, Parent or any of the Restricted Subsidiaries (except as specified below) may Incur each and all of the following:

(A) Indebtedness of Parent or any of the Restricted Subsidiaries outstanding under any Credit Facility at any time in an aggregate principal amount not to exceed the greater of (x) $1.0 billion and (y) 40.0% of Adjusted Total Assets of Parent and the Restricted Subsidiaries;

(B) Indebtedness of Parent or any of the Restricted Subsidiaries owed to:

(i)	the Issuers evidenced by an unsubordinated promissory note, or

(ii)	Parent or any Restricted Subsidiary;

provided, however, that any event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary of Parent or any subsequent transfer of such Indebtedness (other than to Parent or any other Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (B);

(C) Indebtedness of Parent or any of the Restricted Subsidiaries under Interest Rate Agreements; provided that such agreements (i) are designed primarily to protect Parent or any of the Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates (whether fluctuations of fixed to floating rate interest or floating to fixed rate interest) and (ii) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder;

(D) Indebtedness of Parent or any of the Restricted Subsidiaries, to the extent the net proceeds thereof are promptly:

(i)	used to purchase Notes tendered in a Change of Control Offer made as a result of a Change in Control,

(ii)	used to redeem all of the Notes as described under “—Optional Redemption,”

(iii)	deposited to defease the Notes as described below under “—Defeasance,” or

(iv)	deposited to discharge the obligations under the Notes and the indenture as described below under “—Satisfaction and Discharge;

(E) Permitted Government Revenue Bond Indebtedness;

(F) (i) Guarantees by Parent of Indebtedness of an Issuer or any of the Subsidiary Guarantors; (ii) Guarantees of Indebtedness of Parent or an Issuer by any of the Subsidiary Guarantors; provided the guarantee of such Indebtedness is permitted by and made in accordance with the “—Future Guarantees by Restricted Subsidiaries” covenant described below, and (iii) Guarantees by a Subsidiary Guarantor of any Indebtedness of any other Subsidiary Guarantor;

(G) Indebtedness outstanding on the Issue Date (other than pursuant to clause (A) or (H));

(H) Indebtedness represented by the Notes and the Guaranties;

(I) Indebtedness consisting of obligations to pay insurance premiums incurred in the ordinary course of business;

(J) Indebtedness in respect of any bankers’ acceptance, bank guarantees, letter of credit, warehouse receipt or similar facilities, and reinvestment obligations related thereto, entered into in the ordinary course of business;

(K) Indebtedness in respect of workers’ compensation claims, self-insurance obligations, indemnities, bankers’ acceptances, performance, completion and surety bonds or guarantees and similar types of obligations in the ordinary course of business;

(L) Indebtedness represented by cash management obligations and other obligations in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in each case in connection with deposit accounts;

(M) Indebtedness supported by a letter of credit procured by Parent or any of the Restricted Subsidiaries in a principal amount not in excess of the stated amount of such letter of credit and where the underlying Indebtedness would otherwise be permitted;

(N) Permitted Refinancing Indebtedness incurred in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the provisions of paragraph (1), (2) or (3) of this covenant or clause (G), (H), (N), (O) or (P) of this paragraph (4);

(O) Indebtedness (including Capitalized Lease Obligations) Incurred by Parent or any Restricted Subsidiary within 270 days of the related purchase, lease or improvement, to finance the purchase, lease or improvement of property (real or personal) or equipment used in the business of Parent or any Restricted Subsidiary, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets in an aggregate principal amount not to exceed at any one time outstanding the greater of (x) $50.0 million and (y) 2.0% of Adjusted Total Assets at any time outstanding; and

(P) additional Indebtedness of Parent and the Restricted Subsidiaries in aggregate principal amount at any time outstanding not to exceed the greater of (x) $100 million and (y) 4.0% of Adjusted Total Assets; provided, however, that any Permitted Refinancing Indebtedness incurred under clause (N) above in respect of such Indebtedness shall be deemed to have been incurred under this clause (P) for purposes of determining the amount of Indebtedness that may at any time be incurred under this clause (P).

(5) Notwithstanding any other provision of this “Limitation on Indebtedness” covenant, the maximum amount of Indebtedness that Parent or any of the Restricted Subsidiaries may Incur pursuant to this “—Limitation on Indebtedness” covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (A) through (P) of paragraph (4) above or is entitled to be incurred pursuant to paragraphs (1), (2) and (3) above, the Issuers shall, in their sole discretion, be entitled to classify all or a portion of such item of Indebtedness on the date of its incurrence or issuance and determine the order of such incurrence or issuance (and may later reclassify such item of Indebtedness) and may divide and classify such Indebtedness in more than one of the types of Indebtedness described. At any time that Parent or the Restricted Subsidiaries would be entitled to have incurred any then outstanding Indebtedness under clause (1), (2) and (3) of this covenant, such Indebtedness shall be automatically reclassified into Indebtedness incurred pursuant to those paragraphs. Notwithstanding the foregoing, any Indebtedness Incurred on or prior to the Issue Date and outstanding under the Credit Agreement on the Issue Date shall be deemed to have been incurred under clause (A) of paragraph (4) above and may not be reclassified. For the avoidance of doubt, the outstanding principal amount of any particular Indebtedness shall be counted only once and any obligations arising under any Guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness shall not be double counted.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided, however, that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced, plus the amount of any reasonable premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

Liens

Parent will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the indenture and the Notes are secured on an equal and ratable or prior basis with the Obligations so secured until such time as such Obligations are no longer secured by a Lien.

Limitation on Restricted Payments

Parent will not, and will not permit any of the Restricted Subsidiaries, to, directly or indirectly:

(1) declare or pay any dividend or make any distribution on or with respect to Capital Stock of Parent or any Restricted Subsidiary held by Persons other than Parent or any of the Restricted Subsidiaries other than (A) dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock and (B) pro rata dividends or other distributions made by a Restricted Subsidiary of Opco that is not Wholly Owned to minority stockholders (or owners of equivalent interests in the event such Subsidiary is not a corporation);

(2) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock (including options, warrants or other rights to acquire such shares of Capital Stock) of Opco or any of its direct or indirect parent entities held by any Person (other than a Restricted Subsidiary);

(3) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, or give any irrevocable notice of redemption of Subordinated Indebtedness of the Issuers or any Guarantor, in each case excluding (i) any intercompany Indebtedness between or among Parent, the Issuers or any of the Subsidiary Guarantors; (ii) the payment, purchase, redemption, defeasance, acquisition or retirement (collectively, a “purchase”) of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, purchase, redemption, defeasance, acquisition or retirement and (iii) the giving of an irrevocable notice of redemption with respect to a transaction described in clauses (3) or (5) of the second paragraph of this covenant; or

(4) make an Investment, other than a Permitted Investment, in any Person

(such payments or any other actions described in clauses (1) through (4) above being collectively “Restricted Payments”) if, at the time of, and after giving effect to, the proposed Restricted Payment:

(A) a Default or Event of Default shall have occurred and be continuing,

(B) the Issuers could not Incur at least $1.00 of Indebtedness under each of paragraphs (1) and (3) of the “—Limitation on Indebtedness” covenant, or

(C) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors of Parent, whose determination shall be conclusive and evidenced by a Board Resolution) made after the Issue Date shall exceed the sum of, without duplication:

(i) 95% of the aggregate amount of the Funds From Operations (or, if the Funds From Operations is a loss, minus 100% of the amount of such loss) accrued on a cumulative basis during the period (taken as one accounting period) beginning on April 1, 2013 and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the SEC or provided to the trustee pursuant to the “SEC Reports and Reports to Holders” covenant, plus

(ii) 100% of the aggregate Net Cash Proceeds received by the Issuers after the Issue Date from (x) the issuance and sale of Opco’s Capital Stock (other than Disqualified Stock) or (y) the issuance and sale of Parent’s Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of Parent, including from an issuance or sale permitted by the indenture of Indebtedness of Parent or any of the Restricted Subsidiaries for cash subsequent to January 1, 2013 upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of Opco or Parent, or from the issuance to a Person who is not a Subsidiary of Parent of any options, warrants or other rights to acquire Capital Stock of Opco or Parent (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder for cash or Indebtedness, or are required to be redeemed, prior to the Stated Maturity of the Notes), plus

(iii) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person after the Issue Date resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to Parent or any of the Restricted Subsidiaries or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Funds From Operations) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investments”) not to exceed, in each case, the amount of Investments previously made by Parent and the Restricted Subsidiaries in such Person or Unrestricted Subsidiary and treated as a Restricted Payment, plus

(iv) the fair market value of non-cash tangible assets or Capital Stock acquired in exchange for an issuance of Capital Stock (other than Disqualified Stock or Capital Stock issued in exchange for Capital Stock of the Issuers or Parent utilized pursuant to clauses (3) or (4) of the succeeding paragraph) of Opco or Parent, in each case, subsequent to January 1, 2013 (including upon conversion or exchange of the Common Units for Capital Stock of Parent, in which case the fair market value shall equal the fair market value received upon issuance of such Common Units), plus

(v) without duplication, in the event Parent or any Restricted Subsidiary makes any Investment in a Person that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary, an amount not to exceed the amount of Investments previously made by Parent and the Restricted Subsidiaries in such Person that was treated as a Restricted Payment.

Notwithstanding the foregoing, the limitations on Restricted Payments described above shall not apply to the following:

(1) the payment of any distribution or other action which the Board of Directors of Parent believes in good faith is necessary to maintain Parent’s status as a real estate investment trust under the Code, including, but not limited to, pro rata dividends or other distributions by Opco to minority unitholders as a result of a distribution from Opco to Parent for the purpose of funding of any such payment;

(2) the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof or the giving of a redemption notice related thereto, as the case may be, if, at the date of such declaration or notice, such payment would comply with the provisions of the indenture;

(3) the payment, redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Indebtedness, including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under paragraph (1), (2) or (3) or clause (N) of paragraph (4) of the “—Limitation on Indebtedness” covenant;

(4)(A) the making of any Restricted Payment in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of Opco or Parent (other than any Disqualified Stock or any Capital Stock sold to Parent or a Restricted Subsidiary or to an employee stock ownership plan or any trust established by Parent or any of its Subsidiaries) or from substantially concurrent contributions to the equity capital of Opco (collectively, including any such contributions, “Refunding Capital Stock”) (with any offering within 90 days deemed as substantially concurrent); and (B) the declaration and payment of accrued dividends on any Capital Stock redeemed, repurchased, retired, defeased or acquired out of the proceeds of the sale of Refunding Capital Stock within 90 days of such sale; provided, that the amount of any such proceeds or contributions that are utilized for any Restricted Payment pursuant to this clause (4) shall be excluded from the amount described in the above clause (4)(C)(ii) of this covenant;

(5) the payment, redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Indebtedness, including premium, if any, and accrued and unpaid interest with the proceeds of, or in exchange for, an issuance of, shares of Capital Stock of Parent or Opco (or options, warrants or other rights to acquire such Capital Stock) that occurs within 90 days of such payment, redemption, repurchase, defeasance or other acquisition or retirement for value; provided, that the amount of any such proceeds or contributions that are utilized for any Restricted Payments pursuant to this clause (5) shall be excluded from the amount described in clause (4)(C)(ii) of this covenant;

(6) the repurchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of Parent or any Restricted Subsidiary in each case held by any of Parent’s or any Restricted Subsidiaries’ current or former officers, directors, consultants or employees (or any permitted transferees, assigns, estates or heirs of any of the foregoing); provided, however, the aggregate amount paid by Parent and the Restricted Subsidiaries pursuant to this clause shall not exceed $5.0 million in any calendar year (excluding for purposes of calculating such amount the amount paid for Capital Stock repurchased, redeemed, acquired or retired with the cash proceeds from the repayment of outstanding loans previously made by Parent or a Restricted Subsidiary for the purpose of financing the acquisition of such Capital Stock), with unused amounts in any calendar year being carried over to the next succeeding calendar year; provided further, that such amount in any calendar year may be increased by an amount not to exceed (A) the Net Cash Proceeds from the sale of Capital Stock (other than Disqualified Stock) of Opco or Parent to members of management, directors or consultants of Parent or any of the Restricted Subsidiaries that occurs after the Issue Date, to the extent such proceeds (i) have not otherwise been and are not thereafter applied to the payment of any other Restricted Payment or (ii) are not attributable to loans made by Parent or a Restricted Subsidiary for the purpose of financing the acquisition of such Capital Stock, plus (B) the cash proceeds of key man life insurance policies received by Parent and the Restricted Subsidiaries after the Issue Date, less (C) the amount of any Restricted Payments previously made pursuant to clauses (A) and (B) of this clause (6);

(7) payments made or expected to be made by Parent or any Restricted Subsidiary, in each case, in respect of withholding or similar taxes payable upon exercise of options to purchase Capital Stock by any future, present or former employee, director, officer, manager or consultant (or any permitted transferees, assigns, estates or heirs of any of the foregoing) and any repurchases of Capital Stock deemed to occur upon exercise of stock options or warrants if such Capital Stock represents a portion of the exercise price of such options or warrants or required withholding or similar taxes and cashless repurchases of Capital Stock deemed to occur upon exercise of stock options or warrants if such Capital Stock represent a portion of the exercise price of such options or warrants;

(8) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under “—Repurchase of Notes Upon a Change of Control” and “—Limitation on Asset Sales”; provided that all Notes validly tendered by holders of Notes in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed, acquired or retired for value;

(9) the making of any Restricted Payment in the form of a dividend or any other distribution to the Issuers or any Guarantor on the Capital Stock of such Person or with respect to any other interest or participation in, or measured by, its profits;

(10) the declaration and payment of dividends on Disqualified Stock the issuance of which was permitted under the covenant described under “—Limitation on Indebtedness”;

(11) the spin-off of the Opry Assets to the shareholders of Parent on a pro rata basis;

(12) the declaration and payment of the $0.50 per share of common stock of Parent dividend declared by Parent on February 14, 2013;

(13) the declaration prior to June 30, 2013 and the payment by August 30, 2013 of a dividend on shares of the common stock of Parent not in excess of $0.50 per share;

(14) payments made for the settlement in cash, in whole or in part, of the convertible note hedge and warrant transactions entered into as of September 24, 2009 (and, as amended, as of September 25, 2009) in connection with the issuance of the 3.75% Convertible Senior Notes due 2014;

(15) the payment of cash in lieu of the issuance of fractional shares of Capital Stock upon exercise or conversion of securities exercisable or convertible into Capital Stock of Parent or Opco; or

(16) additional Restricted Payments in an aggregate amount not to exceed the greater of (x) $125.0 million and (y) 5.0% of Adjusted Total Assets;

provided, however, that, except in the case of clauses (2) and (3), no Default or Event of Default shall have occurred and be continuing or occur as a direct consequence of the actions or payments set forth therein.

The net amount of any Restricted Payment permitted pursuant to clauses (1) and (2) of the immediately preceding paragraph, other than the payment of dividends permitted under clauses (12) and (13) of such paragraph (adjusted to avoid double counting), shall be included in calculating whether the conditions of clause (C) of the first paragraph of this “Limitation on Restricted Payments” covenant have been met with respect to any subsequent Restricted Payments. The net amount of any Restricted Payment permitted pursuant to clauses (3) through (16) of the immediately preceding paragraph shall be excluded in calculating whether the conditions of clause (C) of the first paragraph of this “—Limitation on Restricted Payments” covenant have been met with respect to any subsequent Restricted Payments. The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by Parent or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. In determining whether any Restricted Payment is permitted by this covenant, Parent and its Restricted Subsidiaries may allocate all or any portion of such Restricted Payment among the categories described in clauses (1) through (16) of the immediately preceding paragraph or among such categories and the types of Restricted Payments described in the first paragraph of this covenant (including categorization in whole or in part as a Permitted Investment); provided that, at the time of such allocation, all such Restricted Payments, or allocated portions thereof, would be permitted under the various provisions of this covenant.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Issuers will not, and will not permit any of their Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Restricted Subsidiary to:

(A) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by an Issuer or any of its Restricted Subsidiaries,

(B) pay any Indebtedness owed to an Issuer or any of its Restricted Subsidiaries,

(C) make loans or advances to an Issuer or any of its Restricted Subsidiaries, or

(D) transfer its property or assets to an Issuer or any of its Restricted Subsidiaries. The foregoing provisions shall not restrict any encumbrances or restrictions:

(1) existing under, by reason of or with respect to, the indenture, the Credit Agreement and any other agreement in effect on the Issue Date as in effect on the Issue Date, and any amendments, modifications, restatements, extensions, increases, supplements, refundings, refinancing, renewals or replacements of such agreements; provided, however, that in the determination of the Board of Directors of Parent made in good faith (which determination will be conclusive and binding absent manifest error) the encumbrances and restrictions in any such amendments, modifications, restatements, extensions, increases, supplements, refundings, refinancing, renewals or replacements are not materially more restrictive, taken as a whole, than those contained in the Credit Agreement or such other agreements as in effect on the Issue Date;

(2) existing under, by reason of or with respect to any other Indebtedness of the Restricted Subsidiaries permitted under the indenture; provided, however, that the Board of Directors of Parent have determined in good faith (which determination will be conclusive and binding absent manifest error) that the encumbrances and restrictions contained in the agreement or agreements governing the other Indebtedness are not materially more restrictive, taken as a whole, than those contained in customary comparable financings and will not impair in any material respect the Issuers’ and the Guarantors’ ability to make payments on the Notes when due;

(3) existing with respect to any Person or the property or assets of such Person acquired by an Issuer or any of its Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any

Person other than such Person or the property or assets of such Person so acquired and any amendments, modifications, restatements, extensions, increases, supplements, refundings, refinancing, renewals or replacements thereof; provided, however, that the encumbrances and restrictions in any such amendments, modifications, restatements, extensions, increases, supplements, refundings, refinancing, renewals or replacements are entered into in the ordinary course of business or not materially more restrictive, taken as a whole, than those contained in the instruments or agreements with respect to such Person or its property or assets as in effect on the date of such acquisition as determined by such Person in good faith (which determination will be conclusive and binding absent manifest error);

(4) existing under, by reason of or with respect to provisions in joint venture, operating or similar agreements;

(5) existing under, by reason of or with respect to, the indenture, the Notes or the Guaranties;

(6) existing under, by reason of or with respect to applicable law, rule, regulation or administrative or court order;

(7) Permitted Liens that limit the right of the debtor to dispose of the assets subject to such Liens;

(8) in the case of clause (D) in the first paragraph of this “—Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries” covenant:

(a) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,

(b) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of an Issuer or any of its Restricted Subsidiary not otherwise prohibited by the indenture,

(c) existing under, by reason of or with respect to (i) purchase money obligations for property acquired in the ordinary course of business or (ii) capital leases or operating leases that impose encumbrances or restrictions on the property so acquired or covered thereby, or

(d) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of Parent or any of its Restricted Subsidiaries in any manner material to Parent and its Restricted Subsidiaries taken as a whole;

(9) any encumbrance or restriction with respect to a Restricted Subsidiary that is a Subsidiary Guarantor which was previously an Unrestricted Subsidiary pursuant to or by reason of an agreement that such Subsidiary is a party to or entered into before the date on which such Subsidiary became a Restricted Subsidiary; provided that such agreement was not entered into in anticipation of an Unrestricted Subsidiary becoming a Restricted Subsidiary and any such encumbrance or restriction does not extend to any assets or property of the Issuers or any other Restricted Subsidiary other than the assets and property of such Subsidiary; and

(10) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of the Capital Stock of, or property and assets of, such Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the closing of such sale or other disposition.

Nothing contained in this “—Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries” covenant shall prevent Parent or any Restricted Subsidiary from restricting the sale or other disposition of property or assets of Parent or any of its Restricted Subsidiaries that secure Indebtedness of the

Issuers or any of their Restricted Subsidiaries. For purposes of determining compliance with this covenant, (1) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock, and (2) the subordination of loans or advances made to a Restricted Subsidiary to other Indebtedness incurred by such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Future Guarantees by Restricted Subsidiaries

Parent and the Issuers will cause each Restricted Subsidiary that is not a Guarantor that borrows under or Guarantees the Credit Agreement on the Issue Date, and any domestic Restricted Subsidiary that is not a Guarantor that borrows under or Guarantees the Credit Agreement or any other capital markets Indebtedness thereafter, to, within 30 days thereof, execute and deliver to the trustee a supplemental indenture pursuant to which such Restricted Subsidiary will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest in respect of the Notes on a senior basis and all other obligations under the indenture.

Any Subsidiary Guaranty shall provide by its terms that it shall be automatically and unconditionally released and discharged upon:

(1) any sale, exchange or transfer, to any Person that is not a Subsidiary of Parent or an Issuer of Capital Stock held by Parent or the Restricted Subsidiaries in, or all or substantially all the assets of, such Subsidiary Guarantor (which sale, exchange or transfer is not prohibited by the indenture) such that, immediately after giving effect to such transaction, such Subsidiary Guarantor would no longer constitute a Subsidiary of Parent or an Issuer,

(2) in connection with the merger or consolidation of a Subsidiary Guarantor with (a) Parent, (b) an Issuer or (c) any other Subsidiary Guarantor (provided that the surviving entity remains or becomes a Subsidiary Guarantor),

(3) if the Issuers properly designate any Subsidiary Guarantor as an Unrestricted Subsidiary under the indenture,

(4) upon the Legal Defeasance (as defined below) or Covenant Defeasance (as defined below) or satisfaction and discharge of the indenture,

(5) upon a liquidation or dissolution of a Subsidiary Guarantor permitted under the indenture, or

(6) the release or discharge of the Guarantee or Indebtedness that resulted in the creation of such Subsidiary Guaranty and any other Guarantee by such Subsidiary of the Credit Agreement and any other capital markets Indebtedness, except a discharge or release by or as a result of payment under such Guarantee.

In addition, any Subsidiary Guaranty shall be automatically and unconditionally released and discharged if such Subsidiary ceases to guarantee obligations under the Credit Agreement or ceases to constitute a co-borrower with respect to the Credit Agreement and all other capital market Indebtedness is released.

Limitation on Transactions with Affiliates

Parent and the Issuers will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, enter into, renew or extend any transaction (including the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 10% or more of any class of Capital Stock of Parent or with any Affiliate of Parent or any Restricted Subsidiary, in each case involving consideration in excess of $5 million, except upon terms that are not materially less favorable to Parent or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm’s length transaction with a Person that is not such a holder or an Affiliate.

The foregoing limitation does not limit, and shall not apply to:

(1) transactions (A) approved by a majority of the disinterested directors of the Board of Directors of Parent or (B) for which Parent or any Restricted Subsidiary delivers to the trustee a written opinion of a nationally recognized investment banking, appraisal or accounting firm stating that the transaction is fair to Parent or such Restricted Subsidiary from a financial point of view;

(2) any transaction solely between Parent and an Issuer, solely between Parent or an Issuer and any of its Restricted Subsidiaries or solely between Restricted Subsidiaries;

(3) the payment of reasonable fees and compensation (including through the issuance of Capital Stock) to, and indemnification and similar arrangements on behalf of, current, former or future directors, officers, employees or consultants of Parent or any Restricted Subsidiary;

(4) any Restricted Payment not prohibited by the “—Limitation on Restricted Payments” covenant and Investments constituting Permitted Investments;

(5) any contracts, instruments or other agreements or arrangements in each case as in effect on the Issue Date, and any transactions pursuant thereto or contemplated thereby, or any amendment, modification or supplement thereto or any replacement thereof entered into from time to time, as long as such agreement or arrangements as so amended, modified, supplemented or replaced, taken as a whole, is not materially more disadvantageous to Parent and the Restricted Subsidiaries at the time executed than the original agreement or arrangements as in effect on the Issue Date;

(6) any employment, consulting, service or termination agreement, or customary indemnification arrangements, entered into by Parent or any Restricted Subsidiary with current, former or future officers and employees of Parent or such Restricted Subsidiary and the payment of compensation to officers and employees of Parent or any Restricted Subsidiary (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans), in each case in the ordinary course of business;

(7) loans and advances to officers and employees of Parent or any Restricted Subsidiary or Guarantees in respect thereof (or cancellation of such loans, advances or Guarantees), for bona fide business purposes, including for reasonable moving and relocation, entertainment and travel expenses and similar expenses, made in the ordinary course of business;

(8) transactions with a Person that is an Affiliate of Parent or an Issuer solely because Parent or a Restricted Subsidiary, directly or indirectly, owns Capital Stock of, or controls, such Person;

(9) any transaction with a Person who is not an Affiliate immediately before the consummation of such transaction that becomes an Affiliate as a result of such transaction;

(10) the entering into or amending of any tax sharing, allocation or similar agreement and any payments thereunder;

(11) any transaction described in clause (R) of the definition of Asset Sale; or

(12) the issuance and sale of Capital Stock (other than Disqualified Stock) of Parent.

Notwithstanding the foregoing, any transaction or series of related transactions covered by the first paragraph of this “—Limitation on Transactions with Affiliates” covenant and not covered by (2) through (12) of the immediately foregoing paragraph:

(1) the aggregate amount of which exceeds $10 million in value must be approved or determined to be fair in the manner provided for in clause (1)(A) or (B) above; and

(2) the aggregate amount of which exceeds $25 million in value, must be determined to be fair in the manner provided for in clause (1)(B) above.

SEC Reports and Reports to Holders

Whether or not Opco is then required to file reports with the SEC, Opco shall file with the SEC all such reports and other information as it would be required to file with the SEC by Sections 13(a) or 15(d) under the Exchange Act if it was subject thereto; provided, however, that, if filing such documents by Opco with the SEC is not permitted under the Exchange Act, Opco shall, within 15 days after the time Opco would be required to file such information with the SEC if it were subject to Section 13 or 15(d) under the Exchange Act, provide such documents and reports to the trustee and upon written request supply copies of such documents and reports to any holder and shall post such documents and reports on Opco’s or Parent’s public website. Opco shall supply the trustee and each holder or shall supply to the trustee for forwarding to each such holder upon such holder’s written request, without cost to such holder, copies of such reports and other information; provided, that the filing of such reports and other information with the SEC through EDGAR (or any successor electronic reporting system of the SEC accessible to the public without charge) constitutes delivery to the trustee for purposes of this sentence. Delivery of such information, documents and reports to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers compliance with any of its covenants hereunder (as to which the trustee is entitled to rely exclusively on officer’s certificates).

So long as Parent is a Guarantor of the Notes, the indenture will permit Opco to satisfy its obligations in this covenant with respect to filing, furnishing, providing or posting documents, reports and other information relating to Opco by Parent’s filing, furnishing, providing or posting, as the case may be, of such documents, reports and other information relating to Parent; provided that, if then required in Parent’s reports, the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to Parent and its consolidated Subsidiaries on the one hand, and the information relating to Parent, the Issuers and the Subsidiary Guarantors on a standalone basis, on the other hand, as of the ending date of the period covered by such report, which consolidating information shall be presented in accordance with Rule 3-10 of Regulation S-X under the Securities Act, or any successor provision.

Limitation on Asset Sales

Parent will not, and will not permit any of the Restricted Subsidiaries to, consummate any Asset Sale, unless:

(1) the consideration received by Parent or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of; and

(2) at least 75% of the consideration received consists of cash, Temporary Cash Investments or Replacement Assets, or a combination of cash, Temporary Cash Investments or Replacement Assets; provided, however, with respect to the sale of one or more properties that up to 75% of the consideration may consist of Indebtedness of the purchaser of such properties so long as such Indebtedness is secured by a first priority Lien on the property or properties sold.

For purposes of this provision, each of the following shall be deemed to be cash:

(A) any liabilities of Parent or the Restricted Subsidiaries (as shown on the most recent consolidated balance sheet of Parent and the Restricted Subsidiaries other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guaranty) that are assumed by the transferee of any such assets pursuant to an agreement that releases Parent or any such Restricted Subsidiary from further liability with respect to such liabilities or that are assumed by contract or operation of law;

(B) any securities, notes or other obligations received by Parent or any such Restricted Subsidiary from such transferee that are converted by Parent or such Restricted Subsidiary into cash or Temporary Cash Investments within 180 days (to the extent of the cash or Temporary Cash Investments received in that conversion); and

(C) any Designated Non-Cash Consideration received by Parent or any such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (c) that is at the time outstanding, not to exceed the greater of (x) $50.0 million and (y) 2.0% of the Issuers’ Adjusted Total Assets at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

Within 365 days after the receipt of any Net Cash Proceeds from an Asset Sale, Parent or any such Restricted Subsidiary may apply such Net Cash Proceeds:

(1) to prepay, repay, redeem or purchase Pari passu Indebtedness of the Issuers or a Subsidiary Guarantor that is Secured Indebtedness (in each case other than Indebtedness owed to the Issuers or an Affiliate of the Issuers);

(2) to make an Investment in (provided such Investment is in the form of Capital Stock), or to acquire all or substantially all of the assets of, a Person engaged in a Permitted Business if such Person is, or will become as a result thereof, a Restricted Subsidiary;

(3) to prepay, repay, redeem or purchase Pari passu Indebtedness of Parent, an Issuer or of any Subsidiary Guarantor or any Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor; provided, however, that if Parent, the Issuers or a Subsidiary Guarantor shall so prepay, repay, redeem or purchase any such Pari passu Indebtedness, the Issuers will equally and ratably reduce obligations under the Notes if the Notes are then prepayable or, if the Notes may not then be prepaid, the Issuers shall make an offer (in accordance with the procedures set forth below) with the ratable proceeds to all holders to purchase their Notes at 100% of the principal amount thereof, plus accrued but unpaid interest, if any, thereon, up to the principal amount of Notes that would otherwise be prepaid;

(4) to fund all or a portion of an optional redemption of the Notes as described under “—Optional Redemption”;

(5) to make a capital expenditure;

(6) to acquire Replacement Assets to be used or that are useful in a Permitted Business; or

(7) any combination of the foregoing;

provided, that the Issuers will be deemed to have complied with the provisions described in clauses (2), (5) and (6) of this paragraph if and to the extent that, within 365 days after the Asset Sale that generated the Net Cash Proceeds, Parent or any of the Restricted Subsidiaries has entered into and not abandoned or rejected a binding agreement to acquire the assets or Capital Stock of a Permitted Business, acquire Replacement Assets or make a capital expenditure in compliance with the provisions described in clauses (2), (5) and (6) of this paragraph (each an “Acceptable Commitment”), and that Acceptable Commitment (or a replacement commitment should the Acceptable Commitment be subsequently cancelled or terminated for any reason) is thereafter completed within 180 days after the end of such 365-day period. Pending the final application of any such Net Cash Proceeds, the Issuers may temporarily reduce the revolving Indebtedness under any Credit Facility or otherwise invest such Net Cash Proceeds in any manner that is not prohibited by the indenture. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 365-day period as set forth in the third paragraph above and not so applied by the end of such period shall constitute “Excess Proceeds.”

When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Issuers shall make an offer to all holders of the Notes and, if required by the terms of any Indebtedness that is Pari passu Indebtedness, to the holders of such Pari passu Indebtedness on a pro rata basis (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such Pari passu Indebtedness that is in an amount equal to at least $2,000, that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100.0% of the principal amount thereof (or accreted value thereof, if less), plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the indenture. The Issuers will commence an Asset Sale Offer with respect to Excess Proceeds within 20 Business Days after the date that Excess Proceeds exceed $25.0 million by delivering the notice required pursuant to the terms of the indenture, with a copy to the trustee. The Issuers may satisfy the foregoing obligations with respect to any Excess Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Excess Proceeds prior to the expiration of the relevant 365 days or with respect to Excess Proceeds of $25.0 million or less.

To the extent that the aggregate amount of Notes and such Pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, Parent and the Restricted Subsidiaries may use any remaining Excess Proceeds for any purpose not prohibited by the indenture. If the aggregate principal amount of Notes or the Pari passu Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the trustee shall select the Notes and the Issuers shall select such Pari passu Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Pari passu Indebtedness tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds that resulted in the Asset Sale Offer shall be reset to zero. Parent may satisfy the foregoing obligation with respect to any Net Cash Proceeds prior to the expiration of the relevant 365 day period (as such period may be extended in accordance with the indenture). Nothing in this paragraph shall preclude the Issuers from making an Asset Sale Offer even if the amount of Excess Proceeds not previously subject to an Asset Sale Offer pursuant to this “—Limitation on Asset Sales” covenant totals less than $25 million.

Pending the final application of any Net Cash Proceeds pursuant to this covenant, the holder of such Net Cash Proceeds may apply such Net Cash Proceeds temporarily to reduce Indebtedness outstanding under a revolving Indebtedness under any Credit Facility or otherwise invest such Net Cash Proceeds in any manner not prohibited by the indenture.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the indenture by virtue thereof.

Our $1 billion credit facility entered into on April 18, 2013 limits, and future credit agreements or other agreements relating to Indebtedness to which the Issuers become a party may prohibit or limit, the Issuers from purchasing any Notes pursuant to this Asset Sale covenant. In the event the Issuers are prohibited from purchasing the Notes, the Issuers could seek the consent of their lenders to the purchase of the Notes or could attempt to refinance the indebtedness that contains such prohibition. If the Issuers do not obtain such consent or repay such indebtedness, they will remain prohibited from purchasing the Notes. In such case, the Issuers’ failure to purchase tendered Notes would constitute an Event of Default under the indenture.

The provisions under the indenture relative to the Issuers’ obligation to make an offer to repurchase the Notes as a result of an Asset Sale may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes then outstanding.

Consolidation, Merger and Sale of Assets

Neither Parent nor either Issuer will consolidate with or merge with or into, or sell, convey, transfer or otherwise dispose of all or substantially of it and its Restricted Subsidiaries’ (taken as a whole) property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person (other than a Restricted Subsidiary) to merge with or into it unless:

(1) Parent or such Issuer shall be the continuing Person, or the Person (if other than Parent or such Issuer) formed by such consolidation or into which Parent or such Issuer is merged or that acquired such property and assets of Parent or such Issuer shall be a corporation, limited liability company, partnership (including a limited partnership) or trust organized and validly existing under the laws of the United States of America or any state or jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, all of the obligations of Parent or such Issuer with respect to the Notes and under the indenture (provided that in the case of a limited liability company, partnership (including a limited partnership) or trust, there shall also be a corporation organized and validly existing under the laws of the United States of America or any state or jurisdiction thereof which shall expressly jointly with such limited liability company, partnership (including a limited partnership) or trust, assume, by a supplemental indenture, executed and delivered to the trustee, all of the obligations of such Issuer with respect to the Notes and under the indenture);

(2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(3) immediately after giving effect to such transaction and any related financing transactions as if the same had occurred at the beginning of the applicable Four-Quarter Period, on a pro forma basis Parent and the Issuers, or any Person becoming the successor obligor of the Notes, as the case may be, (a) could Incur at least $1.00 of Indebtedness under paragraphs (1) and (3) of the “—Limitation on Indebtedness” covenant or (b) the ratios in (1) and (3) of such covenant are better than immediately prior to such transaction; provided, however, that this clause (3) shall not apply to a consolidation or merger with or into Parent, an Issuer or a Wholly Owned Restricted Subsidiary; and

(4) the Issuers deliver to the trustee an officer’s certificate (attaching the arithmetic computations to demonstrate compliance with clause (3) above) and an opinion of counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this covenant and that all conditions precedent provided for herein relating to such transaction have been complied with and, with respect to the opinion of counsel, that the supplemental indenture constitutes a valid and binding obligation enforceable against the Issuers, or the Person (if other than Parent or an Issuer) formed by such consolidation or into which such Issuer is merged or that acquired all or substantially all of Parent’s, such Issuer’s and its Restricted Parent or Subsidiaries’ property and assets;

provided, however, that clause (3) above does not apply if, in the good faith determination of the Board of Directors of Parent, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of domicile of Parent or an Issuer; provided, further, however, that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

Parent and the Issuers will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey or transfer, in one transaction or a series of transactions, all or substantially all of its property and assets to any Person unless:

(1) the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by a supplemental indenture, all the obligations of such Subsidiary Guarantor, if any, under the Notes or its Subsidiary Guaranty, as applicable; provided, however, that the foregoing requirement will not apply in the case of a Subsidiary Guarantor or all or substantially all of its property and assets (x) that has been disposed of in its entirety to another Person (other than to Parent or an Issuer or an Affiliate of Parent or an Issuer), whether through a merger, consolidation or sale of Capital Stock or assets or (y) that, as a result of the disposition of all or a portion of its Capital Stock, ceases to be a Subsidiary, so long as, in both cases, in connection therewith the Issuers provide an Officer’s Certificate to the trustee to the effect that the Issuers will comply with their obligations under the covenant described under “—Limitation on Asset Sales”;

(2) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

(3) the Issuers deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, complies with the indenture and, with respect to the opinion of counsel, that the supplemental indenture constitutes a valid and binding obligation enforceable against the Issuers, the Subsidiary Guarantors, Parent and the surviving Persons.

Notwithstanding the foregoing, any Subsidiary Guarantor may (i) merge with an Affiliate of Parent or an Affiliate of a Restricted Subsidiary or another Subsidiary Guarantor solely for the purpose of changing the state of domicile of the Subsidiary Guarantor, (ii) merge with or into or transfer all or part of its properties and assets to another Subsidiary Guarantor, Parent or an Issuer, or (iii) convert into a corporation, partnership, limited partnership, limited liability company or trust organized under the laws of the jurisdiction of organization of such Subsidiary Guarantor.

Under the terms of the indenture, the trustee will have no duty to inquire as to, ascertain compliance with, or make any calculations relating to performance of the covenants summarized herein.

Repurchase of Notes upon a Change of Control

If a Change of Control occurs, each holder of Notes will have the right to require the Issuers to purchase some or all (in principal amounts of $2,000 or an integral multiple of $1,000) of such holder’s Notes pursuant to the offer described below (the “Change of Control Offer”).

Any Change of Control Offer will include a cash offer price of 101% of the principal amount of any Notes purchased plus accrued and unpaid interest to the date of purchase (the “Change of Control Payment”). If a Change of Control Offer is required, within 20 Business Days following a Change of Control, the Issuers will give a notice to each holder (with a copy to the trustee) describing the Change of Control and offering to repurchase Notes on a specified date (the “Change of Control Payment Date”). The Change of Control Payment Date will be no earlier than 30 days and no later than 60 days from the date the notice is given.

On the Change of Control Payment Date, the Issuers will, to the extent lawful:

(1) accept for payment all Notes properly tendered and not withdrawn pursuant to the Change of Control Offer;

(2) deposit the Change of Control Payment with the paying agent in respect of all Notes so accepted; and

(3) deliver to the trustee the Notes accepted and an officers’ certificate stating the aggregate principal amount of all Notes purchased by the Issuers.

The paying agent will promptly mail to each holder of Notes properly tendered the Change of Control Payment for such Notes, and the trustee will promptly authenticate and mail, or cause to be transferred by book entry, to each holder a new Note in principal amount equal to any unpurchased portion of the Notes surrendered.

The Issuers will comply with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations to the extent those laws and regulations are applicable to any Change of Control Offer. If the provisions of any of the applicable securities laws or securities regulations conflict with the provisions of the covenant described above, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the covenant described above by virtue of that compliance.

A third party, instead of the Issuers, may make the Change of Control Offer in compliance with the requirements set forth in the indenture and purchase all Notes properly tendered and not withdrawn. In addition, the Issuers will not be obligated to make or consummate a Change of Control Offer with respect to the Notes, if they have irrevocably elected to redeem all of the Notes under provisions described under “—Optional Redemption” and have not defaulted in its redemption obligations. The provisions under the indenture relating to the Issuers’ obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes then outstanding.

Some Change of Control events may constitute a default under the Credit Agreement. Future indebtedness of the Issuers or Guarantors may contain prohibitions on the events that constitute a Change of Control. The Credit Agreement requires and future indebtedness may require the indebtedness to be purchased or repaid if a Change of Control occurs. Moreover, the exercise by the holders of their right to require the Issuers to repurchase the Notes could cause a default under such indebtedness, even if the Change of Control itself does not. Finally, the Issuers’ ability to pay cash to the holders of Notes, if required to do so, may be limited by its then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. See “Risk Factors—Risks Relating to the Exchange Notes—The Issuers may not be able to repurchase the notes upon a Change of Control.”

The definition of “Change of Control” includes a phrase relating to the sale, exchange or transfer of “all or substantially all” of the properties or assets of Parent and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Furthermore, this term has not been interpreted under New York law (which is the governing law of the indenture) to represent a specific quantitative test. Accordingly, the ability of a holder of Notes to require the Issuers to repurchase its Notes as a result of a sale, exchange or transfer of less than all of the assets of Issuers and their Subsidiaries taken as a whole to another Person or group may be uncertain. In addition, the Chancery Court of Delaware, in a recent decision, raised the possibility that a “Change of Control” as a result of a failure to have “continuing directors” comprising a majority of a Board of Directors may be unenforceable on public policy grounds.

Limitation on Activities of Finco

Finco may not hold any material assets, become liable for any material obligations, engage in any trade or business, or conduct any business activity, other than (1) the issuance of its Capital Stock to Opco or any Wholly Owned Restricted Subsidiary of Opco, (2) the incurrence of Indebtedness as a co-obligor or guarantor, as the case may be, of the Notes, the Credit Agreement and any other Indebtedness that is permitted to be incurred under the covenant described under the heading “—Limitation on Indebtedness,” provided that the net proceeds of such Indebtedness are not retained by Finco, and (3) activities incidental thereto. Neither Parent nor any Restricted Subsidiary shall engage in any transaction with Finco in violation of the immediately preceding sentence.

Events of Default

Events of Default under the indenture include the following:

(1) default in the payment of principal of, or premium, if any, on any Note when they are due and payable at maturity, upon acceleration, redemption or otherwise;

(2) default in the payment of interest on any Note when due and payable, and such default continues for a period of 30 days;

(3) Parent or Restricted Subsidiaries do not comply with their obligations under “—Consolidation, Merger and Sale of Assets;”

(4) the Issuers fail to make or consummate a Change of Control Offer following a Change of Control when required as described under “—Repurchase of Notes Upon a Change of Control”;

(5) Parent or Restricted Subsidiaries default in the performance of or breach any other covenant or agreement of Parent or the Restricted Subsidiaries in the indenture or under the Notes (other than a default specified in clause (1), (2), (3) or (4) above) and such default or breach continues for 60 consecutive days after written notice by the trustee or the holders of 25% or more in aggregate principal amount of the Notes;

(6) there occurs with respect to any issue or issues of Indebtedness of Parent, an Issuer or any Significant Subsidiary having an outstanding principal amount of $25.0 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created,

•

an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or

•

the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

(7) any final and non-appealable judgment or order for the payment of money in excess of $25.0 million in the aggregate for all such final judgments or orders against all such Persons:

•	shall be rendered against Parent, an Issuer or any Significant Subsidiary and shall not be paid or discharged, and

•

there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $25.0 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(8) a court of competent jurisdiction enters a decree or order for:

•	relief in respect of Parent, an Issuer or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect,

•

appointment of a receiver, liquidator, assignee custodian, trustee, sequestrator or similar official of Parent, an Issuer or any Significant Subsidiary or for all or substantially all of the property and assets of an Issuer or any Significant Subsidiary, or

•

the winding up or liquidation of the affairs of Parent, an Issuer or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(9) Parent, an Issuer or any Significant Subsidiary:

•

commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under such law,

•

consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Parent, an Issuer or such Significant Subsidiary or for all or substantially all of the property and assets of Parent, an Issuer or such Significant Subsidiary, or

•	effects any general assignment for the benefit of its creditors.

If an Event of Default (other than an Event of Default specified in clause (8) or (9) above that occurs with respect to an Issuer) occurs and is continuing under the indenture the trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Issuers (and to the trustee if such notice is given by the holders), may, and the trustee at the request of the holders of at least 25% in aggregate principal amount of the Notes then outstanding shall, declare the principal of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (6) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (6) shall be remedied or cured by Parent or the relevant Issuer or Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto.

If an Event of Default specified in clause (8) or (9) above occurs with respect to Parent or an Issuer, the principal of, premium, if any, and accrued interest on the Notes then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder. The holders of at least a majority in principal amount of the outstanding Notes by written notice to the Issuers and to the trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if:

(1) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived, and

(2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. As to the waiver of defaults, see “—Modification and Waiver.”

The holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. However, the trustee may refuse to follow any direction that conflicts with law or the indenture, that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of Notes. A holder may not pursue any remedy with respect to the indenture or the Notes unless:

(1) the holder gives the trustee written notice of a continuing Event of Default;

(2) the holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the trustee to pursue the remedy;

(3) such holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

(4) the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5) during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding Notes do not give the trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any holder of a Note to receive payment of the principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the holder.

The indenture requires certain officers of the Issuers to deliver an officer’s certificate to the trustee, on or before a date not more than 120 days after the end of each fiscal year, stating that a review has been conducted of the activities of Parent and the Restricted Subsidiaries and of its performance under the indenture and that Parent and the Restricted Subsidiaries have fulfilled all obligations thereunder, or, if there has been a default in fulfillment of any such obligation, specifying each such default and the nature and status thereof. The Issuers will also be obligated to notify the trustee of any default or defaults in the performance of any covenants or agreements under the indenture within 30 days of becoming aware of any such default unless such default has been cured before the end of the 30 day period.

Defeasance

The Issuers may, at their option and at any time, elect to have their obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes (“Legal Defeasance”) and cure all then existing Events of Default. Legal Defeasance means that the Issuers and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and the Guaranties, and the indenture shall cease to be of further effect as to all outstanding Notes and Guaranties, except as to

(1) rights of holders to receive payments in respect of the principal of and interest on the Notes when such payments are due from the trust funds referred to below,

(2) the Issuers’ obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust,

(3) the rights, powers, trust, duties, and immunities of the trustee, and the Issuers’ obligations in connection therewith, and

(4) the Legal Defeasance provisions of the indenture.

In addition, the Issuers may, at their option and at any time, elect to have their obligations and the obligations of the Guarantors released with respect to most of the covenants under the indenture, except as described otherwise in the indenture (“Covenant Defeasance”), and thereafter any omission to comply with such obligations shall not constitute a Default. In the event Covenant Defeasance occurs, certain Events of Default (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) will no longer apply. The Issuers may exercise their Legal Defeasance option regardless of whether they previously exercised Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Issuers must irrevocably deposit with the trustee, in trust, for the benefit of the holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without reinvestment) in the opinion of a nationally recognized firm of independent public accountants selected by the Issuers, to pay the principal of and interest on the Notes on the stated date for payment or on the redemption date of the Notes,

(2) in the case of Legal Defeasance, the Issuers shall have delivered to the trustee an opinion of counsel in the United States confirming that:

•	the Issuers have received from, or there has been published by the Internal Revenue Service, a ruling, or

•

since the date of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon this opinion of counsel shall confirm that, the holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal

Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,

(3) in the case of Covenant Defeasance, the Issuers shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that the holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred,

(4) no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens on the deposited funds in connection therewith),

(5) the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any other material agreement or instrument (other than the indenture) to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries is bound (other than any such Default or default relating to any Indebtedness being defeased from any borrowing of funds to be applied to such deposit and any similar and simultaneous deposit relating to such Indebtedness, and the granting of Liens on the deposited funds in connection therewith),

(6) the Issuers shall have delivered to the trustee an officers’ certificate stating that the deposit was not made by them with the intent of preferring the holders over any other of their creditors or with the intent of defeating, hindering, delaying or defrauding any other of their creditors or others, and

(7) the Issuers shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the conditions provided for in, in the case of the officers’ certificate, clauses (1) through (6) and, in the case of the opinion of counsel, clauses (2) and/or (3) and (5) of this paragraph have been complied with.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in the indenture) as to all outstanding Notes when

(1) either:

•

all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust) have been delivered to the trustee for cancellation; or

•

all Notes not theretofore delivered to the trustee for cancellation (1) have become due and payable or (2) will become due and payable within one year, or are to be called for redemption within one year, under arrangements reasonably satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of the Issuers, and the Issuers have irrevocably deposited or caused to be deposited with the trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of maturity or redemption, as the case may be, together with irrevocable instructions from the Issuers directing the trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2) the Issuers have paid all other sums payable under the indenture by Parent, the Issuers and the Subsidiary Guarantors; and

(3) the Issuers have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

Modification and Waiver

Subject to certain limited exceptions, modifications and amendments of the indenture may be made by the Issuers and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Notes; provided, however, that no such modification or amendment may, without the consent of each holder affected thereby:

(1) change the Stated Maturity of the principal of, or any installment of interest on, any Note,

(2) reduce the principal amount of, or premium, if any, or interest on, any Note,

(3) change the place of payment of principal of, or premium, if any, or interest on, any Note,

(4) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Note,

(5) reduce the above-stated percentages of outstanding Notes the consent of whose holders is necessary to modify or amend the indenture,

(6) waive a default in the payment of principal of, premium, if any, or interest on the Notes (except a rescission of the declaration of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the Notes then outstanding and a waiver of the payment default that resulted from such acceleration, so long as all other existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived),

(7) voluntarily release a Guarantor of the Notes, except as permitted by the indenture,

(8) reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose holders is necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults, or

(9) modify or change any provisions of the indenture affecting the ranking of the Notes as to right of payment or the Guaranties thereof in any manner adverse to the holders of the Notes.

Notwithstanding the preceding, without the consent of any holder, Parent, the Issuers, the Subsidiary Guarantors and trustee may amend the indenture:

(1) to cure any ambiguity, omission, defect or inconsistency;

(2) to provide for the assumption by a successor corporation of the obligations of Parent, the Issuers or any Subsidiary Guarantor under the indenture;

(3) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(4) to add Guarantees with respect to the Notes, including any Subsidiary Guaranties or to secure the Notes;

(5) to add to the covenants of Parent or a Restricted Subsidiary for the benefit of the holders or to surrender any right or power conferred upon Parent or a Restricted Subsidiary;

(6) to make any change that does not adversely affect the rights of any holder, as evidenced by an officers’ certificate delivered to the trustee (upon which it may fully rely);

(7) to comply with any requirement of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(8) to make any amendment to the provisions of the indenture relating to the transfer and legending of Notes; provided, however, that (a) compliance with the indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of holders to transfer Notes;

(9) to conform the text of the indenture or the Guaranties or the Notes to any provision of this Description of Notes;

(10) evidence and provide for the acceptance of appointment by a successor trustee, provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of the indenture;

(11) provide for a reduction in the minimum denominations of the Notes;

(12) comply with the rules of any applicable securities depositary; or

(13) to provide for the issuance of additional Notes and related Guaranties in accordance with the limitations set forth in the indenture.

The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

After an amendment under the indenture becomes effective, the Issuers are required to give to holders a notice briefly describing such amendment. However, the failure to give such notice to all holders, or any defect therein, will not impair or affect the validity of the amendment.

No Personal Liability of Incorporators, Stockholders, Officers, Directors, or Employees

The indenture provides that no recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuers or the Guarantors in the indenture, or in any of the Notes or Guaranties or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Issuers or the Guarantors or of any successor Person thereof. Each holder, by accepting the Notes, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes.

Book-Entry, Delivery and Form

We have obtained the information in this section concerning The Depository Trust Company (“DTC”), Clearstream Banking, S.A., Luxembourg (“Clearstream, Luxembourg”) and Euroclear Bank S.A.N.V., as operator of the Euroclear System (“Euroclear”) and their book-entry systems and procedures from sources that we believe to be reliable. We take no responsibility for an accurate portrayal of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream, Luxembourg and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

The notes will initially be represented by one or more fully registered global notes. Each such global note will be deposited with, or on behalf of, DTC or any successor thereto and registered in the name of Cede & Co. (DTC’s nominee). You may hold your interests in the global notes in the United States through DTC, or in

Europe through Clearstream, Luxembourg or Euroclear, either as a participant in such systems or indirectly through organizations which are participants in such systems. Clearstream, Luxembourg and Euroclear will hold interests in the global notes on behalf of their respective participating organizations or customers through customers’ securities accounts in Clearstream, Luxembourg’s or Euroclear’s names on the books of their respective depositaries, which in turn will hold those positions in customers’ securities accounts in the depositaries’ names on the books of DTC.

So long as DTC or its nominee is the registered owner of the global securities representing the notes, DTC or such nominee will be considered the sole owner and holder of the notes for all purposes of the notes and the indenture. Except as provided below, owners of beneficial interests in the notes will not be entitled to have the notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders of the notes under the indenture, including for purposes of receiving any reports delivered by us or the trustee pursuant to the indenture. Accordingly, each person owning a beneficial interest in a note must rely on the procedures of DTC or its nominee and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of notes.

Unless and until we issue the notes in fully certificated, registered form under the limited circumstances described below under the heading “—Certificated Notes”:

•	you will not be entitled to receive a certificate representing your interest in the notes;

•	all references in this prospectus to actions by holders will refer to actions taken by DTC upon instructions from its direct participants; and

•

all references in this prospectus to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of the notes, for distribution to you in accordance with DTC procedures.

The Depository Trust Company

DTC will act as securities depositary for the notes. The notes will be issued as fully registered notes registered in the name of Cede & Co. DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” under the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” under the New York Uniform Commercial Code; and

•	a “clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act of 1934.

DTC holds securities that its direct participants deposit with DTC. DTC facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

Direct participants of DTC include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants. Indirect participants of DTC, such as securities brokers and dealers, banks and trust companies, can also access the DTC system if they maintain a custodial relationship with a direct participant.

The ownership interest of each beneficial owner in the notes is recorded on the records of direct participants and indirect participants. Beneficial owners receive periodic statements of their holdings from the direct participants or indirect participants through which such beneficial owners hold notes. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in notes, except as provided below in “—Certificated Notes.”

To facilitate subsequent transfers, all notes deposited with DTC are registered in the name of DTC’s nominee, Cede & Co. The deposit of notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes. DTC’s records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Book-entry format

Under the book-entry format, the paying agent will pay interest or principal payments to Cede & Co., as nominee of DTC. DTC will forward the payment to the direct participants, who will then forward the payment to the indirect participants (including Clearstream, Luxembourg or Euroclear) or to you as the beneficial owner. You may experience some delay in receiving your payments under this system. Neither we, the trustee under the indenture nor any paying agent has any direct responsibility or liability for the payment of principal or interest on the notes to owners of beneficial interests in the notes.

DTC is required to make book-entry transfers on behalf of its direct participants and is required to receive and transmit payments of principal, premium, if any, and interest on the notes. Any direct participant or indirect participant with which you have an account is similarly required to make book-entry transfers and to receive and transmit payments with respect to the notes on your behalf. We and the trustee under the indenture have no responsibility for any aspect of the actions of DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. In addition, we and the trustee under the indenture have no responsibility or liability for any aspect of the records kept by DTC, Clearstream, Luxembourg, Euroclear or any of their direct or indirect participants relating to or payments made on account of beneficial ownership interests in the notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. We also do not supervise these systems in any way.

The trustee will not recognize you as a holder under the indenture, and you can only exercise the rights of a holder indirectly through DTC and its direct participants. DTC has advised us that it will only take action regarding a note if one or more of the direct participants to whom the note is credited directs DTC to take such action and only in respect of the portion of the aggregate principal amount of the notes as to which that participant or participants has or have given that direction. DTC can only act on behalf of its direct participants. Your ability to pledge notes to non-direct participants, and to take other actions, may be limited because you will not possess a physical certificate that represents your notes.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the notes unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date (identified in a listing attached to the omnibus proxy).

Clearstream, Luxembourg or Euroclear will credit payments to the cash accounts of Clearstream, Luxembourg customers or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. These payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream, Luxembourg customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect those actions on its behalf through DTC.

DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the notes among participants of DTC, Clearstream, Luxembourg and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

Transfers within and among book-entry systems

Transfers between DTC’s direct participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg customers and Euroclear participants will occur in accordance with its applicable rules and operating procedures.

DTC will effect cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other hand, in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, instruct its depositary to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.

Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to the depositaries.

Because of time-zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear resulting from a transaction with a DTC direct participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date. Those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream, Luxembourg customer or Euroclear participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg customer or a Euroclear participant to a DTC direct participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash amount only as of the business day following settlement in DTC.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among their respective participants, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Certificated Notes

Unless and until they are exchanged, in whole or in part, for notes in definitive form in accordance with the terms of the notes, the notes may not be transferred except (1) as a whole by DTC to a nominee of DTC or (2) by a nominee of DTC to DTC or another nominee of DTC or (3) by DTC or any such nominee to a successor of DTC or a nominee of such successor.

We will issue notes to you or your nominees, in fully certificated registered form, rather than to DTC or its nominees, only if:

•

we advise the trustee in writing that DTC is no longer willing or able to discharge its responsibilities properly or that DTC is no longer a registered clearing agency under the Securities Exchange Act of 1934, and the trustee or we are unable to locate a qualified successor within 90 days; or

•	an event of default has occurred and is continuing under the indenture and a request for such exchange has been made.

If any of the two above events occurs, DTC is required to notify all direct participants that notes in fully certificated registered form are available through DTC. DTC will then surrender the global note representing the notes along with instructions for re-registration. The trustee will re-issue the debt securities in fully certificated registered form and will recognize the registered holders of the certificated debt securities as holders under the indenture.

Unless and until we issue the notes in fully certificated, registered form, (1) you will not be entitled to receive a certificate representing your interest in the notes; (2) all references in this prospectus to actions by holders will refer to actions taken by the depositary upon instructions from their direct participants; and (3) all references in this prospectus to payments and notices to holders will refer to payments and notices to the depositary, as the registered holder of the notes, for distribution to you in accordance with its policies and procedures.

Concerning the Trustee

The indenture provides that, except during the continuance of a Default, the trustee will not be liable, except for the performance of such duties as are specifically set forth in the indenture. If an Event of Default has occurred and is continuing, the trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it under the indenture as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and provisions of the Trust Indenture Act of 1939 incorporated by reference into the indenture contain limitations on the rights of the trustee, should it become a creditor of an Issuer, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

The trustee is an affiliate of U.S. Bancorp Investments, Inc., one of the initial purchasers.

Certain Definitions

Set forth below are definitions of certain terms contained in the indenture that are used in this description. Please refer to the indenture for the definitions of other capitalized terms used in this description that are not defined below.

“3.75% Convertible Senior Notes due 2014” means Parent’s outstanding 3.75% Convertible Senior Notes due 2014.

“Acquired Indebtedness” means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or that is assumed in connection with an Asset Acquisition from such Person by a Restricted Subsidiary; provided, however, that Indebtedness of such Person that is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

“Adjusted Total Assets” means, for any Person, the sum of:

(1) Total Assets for such Person as of the end of the fiscal quarter preceding the Transaction Date; and

(2) any increase in Total Assets following the end of such quarter determined on a pro forma basis, including any pro forma increase in Total Assets resulting from the application of the proceeds of any additional Indebtedness.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:

(1) 1.0% of the principal amount of the Note; and

(2) the excess of:

(a) the present value at such redemption date of (i) the redemption price of the Notes at April 15, 2016 (such redemption price being set forth in the table appearing above under the caption “—Optional Redemption”) plus (ii) all required interest payments due on the Notes through April 15, 2016 (excluding interest paid prior to the redemption date and accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the principal amount of the Note on such redemption date.

The trustee shall not be responsible for the calculation of, or otherwise required to verify, the Applicable Premium.

“Asset Acquisition” means:

(1) an investment by an Parent or any of the Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged, amalgamated or consolidated with and into Parent or any of the Restricted Subsidiaries; provided, however, that such Person’s primary business is related, ancillary, incidental or complementary to the businesses of Parent or any of the Restricted Subsidiaries on the date of such investment; or

(2) an acquisition by Parent or any of the Restricted Subsidiaries from any other Person of assets or one or more properties of such Person; provided, however, that the assets and properties acquired are related, ancillary, incidental or complementary to the businesses of Parent or any of the Restricted Subsidiaries on the date of such acquisition.

“Asset Disposition” means the sale or other disposition by Parent or any of the Restricted Subsidiaries, other than to Parent or a Restricted Subsidiary, of:

(1) all or substantially all of the Capital Stock of such Restricted Subsidiary, whether in a single transaction or a series of transactions; or

(2) all or substantially all of the assets that constitute a division or line of business, or one or more properties, of Parent or any of the Restricted Subsidiaries, whether in a single transaction or a series of transactions.

“Asset Sale” means any sale, transfer or other disposition, including by way of merger, consolidation or Sale and Leaseback Transaction, in one transaction or a series of related transactions by Parent or any of the Restricted Subsidiaries to any Person other than Parent or any of the Restricted Subsidiaries of:

(1) all or any of the Capital Stock of any Restricted Subsidiary;

(2) all or substantially all of the assets that constitute a division or line of business of Parent or any of the Restricted Subsidiaries;

(3) any property and assets of Parent or any of the Restricted Subsidiaries outside the ordinary course of business of Parent or such Restricted Subsidiary;

(4) and, in each of (1), (2) and (3), that is not governed by the provisions of the indenture applicable to mergers, consolidations and sales of assets of Parent or such Restricted Subsidiary;

provided, however, that “Asset Sale” shall not include:

(A) the lease or sublease of any Real Estate Asset;

(B) sales, leases, assignments, licenses, sublicenses, subleases or other dispositions of inventory, receivables and other current assets;

(C) the sale, conveyance, transfer, lease, disposition or other transfer of all or substantially all of the assets of the Issuers as permitted under “—Consolidation, Merger and Sale of Assets”;

(D) the license or sublicense of intellectual property or other general intangibles;

(E) the issuance of Capital Stock by a Restricted Subsidiary in which the percentage interest (direct and indirect) in the Capital Stock of such Restricted Subsidiary owned directly or indirectly by the Issuers after giving effect to such issuance, is at least equal to the percentage interest prior to such issuance;

(F) the surrender or waiver of contract rights or settlement, release or surrender of a contract, tort or other litigation claim in the ordinary course of business;

(G) any Restricted Payment permitted by the “—Limitation on Restricted Payments” covenant or that constitutes a Permitted Investment;

(H) sales, transfers or other dispositions of assets or the issuance of Capital Stock of a Restricted Subsidiary with a fair market value not in excess of $10.0 million in any transaction or series of related transactions;

(I) sales or other dispositions of assets for consideration at least equal to the fair market value of the assets sold or disposed of, to the extent that the consideration received would satisfy clause (2) of the third paragraph of the “—Limitation on Asset Sales” covenant;

(J) sales or other dispositions of cash or Temporary Cash Investments;

(K) the creation, granting, perfection or realization of any Lien permitted under the indenture;

(L) the lease, assignment or sublease of property in the ordinary course of business so long as the same does not materially interfere with the business of Parent and the Restricted Subsidiaries, taken as a whole;

(M) sales, exchanges, transfers or other dispositions of damaged, worn-out or obsolete or otherwise unsuitable or unnecessary equipment or assets that, in Parent’s reasonable judgment, are no longer used or useful in the business of Parent or the Restricted Subsidiaries and any sale or disposition of property in connection with scheduled turnarounds, maintenance and equipment and facility updates; and

(N) the voluntary unwinding of any hedging agreements or other derivative instruments (including any Interest Rate Agreements) other than those entered into for speculative purposes.

(O) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in the bankruptcy or similar proceedings and exclusive factoring or similar arrangements;

(P) dispositions of the Opry Assets in one or a series of transaction for consideration in an amount not less than the fair market value of such assets;

(Q) dispositions of property or assets in connection with the granting of state or local tax or economic development incentives, provided that (a) the use of such property or assets by Parent or any of its Restricted Subsidiaries is not materially limited or restricted thereby, and (b) such dispositions are either (i) for nominal consideration pursuant to arrangements that also provide for the return of such property or assets to Parent or one of its Restricted Subsidiaries for nominal consideration at the conclusion of the related agreements, or (ii) for consideration that is no less favorable to Parent or its Restricted Subsidiaries than would be achieved in an arms’ length transaction with a Person that is not an Affiliate of Parent;

(R) the sale, exchange, transfer, assignment, pledge, or other disposition of rights with respect to the amended and restated letter of intent, dated May 24, 2012, between Gaylord Entertainment Company (the predecessor of Parent) and The Peterson Companies L.C. (the “LOI”) or any equity interest in a Person substantially all of the assets of which consist of rights with respect to the LOI; and

(S) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in the bankruptcy or similar proceedings and exclusive factoring or similar arrangements.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the total obligations of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction. For purposes hereof such present value shall be calculated using a discount rate equal to the rate of interest implicit in such Sale and Leaseback Transaction, determined by lessee in good faith on a basis consistent with comparable determinations of Capitalized Lease Obligations under GAAP; provided, however, that if such Sale and Leaseback Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligations.”

“Average Life” means at any date of determination with respect to any debt security, the quotient obtained by dividing:

(1) the sum of the products of:

(i) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security; and

(ii) the amount of such principal payment, by

(2) the sum of all such principal payments.

“Board of Directors” means, as to any Person, the board of directors (or similar governing body) of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the trustee.

“Business Day” means a day other than a Saturday, Sunday or any other day on which banking institutions in New York City or the location of the corporate trust office of the trustee are authorized or required by law, regulation or executive order to close.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting), including partnership or limited liability company interests, whether general or limited, in the equity of such Person, whether outstanding on the Issue Date or issued thereafter, including all Common Stock and Preferred Stock; provided, for the avoidance of doubt, than any debt security convertible into or exchangeable for such shares, interests or participations, shall not be treated as Capital Stock.

“Capitalized Lease” means, as applied to any Person, any lease of any property, whether real, personal or mixed, of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

“Capitalized Lease Obligations” means, at the time any determination is to be made, the amount of the liability in respect of a Capitalized Lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Change of Control” means the occurrence of one or more of the following events:

(1) any sale, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Parent and its Subsidiaries taken as a whole to any “person” or “group” (as such terms are defined in Sections 13(d) and 14(d)(2) of the Exchange Act), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the indenture) other than (a) Parent or a Subsidiary of Parent or (b) in any such transaction where the Voting Stock of Parent outstanding immediately prior to such transaction constitutes or is converted or exchanged for a majority of shares of the Voting Stock of such surviving or transferee Person; provided, however, that for the avoidance of doubt, the lease of all or substantially all of the assets of Parent and its Subsidiaries taken as a whole shall not constitute a Change of Control;

(2) a “person” or “group” (as such terms are defined in Sections 13(d) and 14(d)(2) of the Exchange Act), other than Parent or any Subsidiary of Parent, becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Voting Stock of Opco or any of its direct or indirect parent companies on a fully diluted basis;

(3) the approval by the holders of Capital Stock of an Issuer of any plan or proposal for the liquidation or dissolution of Parent or an Issuer (whether or not otherwise in compliance with the provisions of the indenture); or

(4) individuals who on the Issue Date constitute the Board of Directors of Parent (together with any new or replacement directors whose election, appointment or nomination for election by the stockholders of Parent is duly approved by a vote of at least a majority of the members of the Board of Directors of Parent then still in office who either were members of the Board of Directors of Parent on the Issue Date or whose election, appointment or nomination was so approved, either by a specific vote of the Board of Directors or by approval of the proxy statement issued by Parent on behalf of the entire Board of Directors in which such individual is named as nominee for director) cease for any reason to constitute a majority of the members of the Board of Directors of Parent then in office.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) that have no preference on liquidation or with respect to distributions over any other class of Capital Stock, including partnership interests, whether general or limited, of such Person’s equity, whether outstanding on the Issue Date or issued thereafter, including all series and classes of common stock.

“Common Units” means any common units of Opco.

“Consolidated EBITDA” means, for any period, the aggregate net income (or loss) attributable to Parent and the Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP, increased by, to the extent such amount was deducted in calculating such net income (without duplication):

(1) net income from discontinued operations;

(2) provision for income taxes;

(3) loss from unconsolidated entities;

(4) interest expense, net (other than interest income on the bonds referenced under the definition of “Opry Assets”);

(5) depreciation and amortization;

(6) preopening costs;

(7) non-cash ground lease expense;

(8) equity-based compensation expense;

(9) impairment charges;

(10) closing costs of completed acquisition;

(11) REIT conversion costs; and

(12) any (gain) or loss, together with any related provision for taxes on such (gain) or loss, realized in connection with: (a) any disposition of assets by Parent or any Restricted Subsidiary outside the ordinary course of business; or (b) the disposition of any securities by Parent or any Restricted Subsidiary or the extinguishment of any Indebtedness of Parent or a Restricted Subsidiary.

“Consolidated Interest Expense” means, for any period, the aggregate amount of interest expense, less the aggregate amount of interest income for such period, in respect of Indebtedness of Parent and the Restricted Subsidiaries during such period, all as determined on a consolidated basis in conformity with GAAP including (without duplication):

(1) the interest portion of any deferred payment obligations;

(2) all commissions, discounts and other fees and expenses owed with respect to letters of credit and bankers’ acceptance financing;

(3) the net cash costs associated with Interest Rate Agreements and Indebtedness that is Guaranteed or secured by assets of Parent or any Restricted Subsidiary; and

(4) all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by Parent and the Restricted Subsidiaries;

excluding, to the extent included in interest expense above, (i) accretion of accrual of discounted liabilities not constituting Indebtedness, (ii) any expense resulting from the discounting of any Indebtedness in connection with the application of purchase accounting in connection with any acquisition, (iii) amortization of debt discount, amortization of deferred financing charges, debt issuance costs, commissions, fees and expenses, (iv) any expensing of bridge, commitment or other financing fees and (v) non-cash costs associated with Interest Rate Agreements or attributable to mark-to-market valuation of derivative instruments pursuant to GAAP.

“Construction Indebtedness” means, with respect to any Person, any Indebtedness incurred to finance the cost of design, development, construction and opening of new or redeveloped assets that will be used or useful in a Permitted Business, including the cost of acquisition of related property, plant or equipment, to be owned by such Person or any of its Restricted Subsidiaries and which is designated by such Person as “Construction Indebtedness.”

“Credit Agreement” means the Third Amended and Restated Revolving Credit Agreement, dated as of August 1, 2011, as amended by First Amendment and Consent Agreement dated August 6, 2012, and by Second Amendment to Third Amended and Restated Credit Agreement dated as of October 1, 2012, by and among Opco and the Restricted Subsidiaries now or hereafter party thereto as borrowers or guarantors, Parent, as guarantor, the lenders party thereto in their capacities as lenders thereunder and Bank of America, N.A., as administrative agent, together with the related documents thereto (including any guarantee agreements and security documents).

“Credit Facility” means one or more credit or debt facilities (including any credit or debt facilities provided under the Credit Agreement), financings, commercial paper facilities, note purchase agreements or other debt instruments, indentures or agreements, providing for revolving credit loans, term loans, swing line loans, notes, securities, letters of credit, swaps, treasury management agreements or other debt obligations, in each case, as amended, restated, modified, renewed, refunded, restructured, supplemented, replaced or refinanced in whole or in part from time to time, including any amendment increasing the amount of Indebtedness incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other lenders or investors).

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by an Issuer or any of its Restricted Subsidiaries in connection with an Asset Sale (other than Replacement Assets and Indebtedness described in the proviso of clause (2) in the first paragraph of “—Limitation on Asset Sales” above), that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of Parent, less the amount of cash or Temporary Cash Investments received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Disqualified Stock” means any class or series of Capital Stock of any Person that by its terms or otherwise is:

(1) required to be redeemed on or prior to the date that is 91 days after the Stated Maturity of the Notes;

(2) redeemable at the option of the holder of such class or series of Capital Stock, at any time on or prior to the date that is 91 days after the Stated Maturity of the Notes (other than into shares of Capital Stock that is not Disqualified Stock); or

(3) convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity on or prior to the date that is 91 days after the Stated Maturity of the Notes;

provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital

Stock are no more favorable to the holders of such Capital Stock than the provisions contained in “—Limitation on Asset Sales” and “—Repurchase of Notes upon a Change of Control” covenants described above and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Limitation on Restricted Payments.” Disqualified Stock shall not include (i) Capital Stock which is issued to any plan for the benefit of employees of Parent or its Subsidiaries or by any such plan to such employees solely because it may be required to be repurchased by Parent or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations and (ii) Capital Stock issued to any future, present or former employee, director, officer or consultant of Parent, an Issuer (or any of their respective direct or indirect parents or Subsidiaries) which is redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time. Disqualified Stock shall not include Common Units.

“Equity Offering” means a public or private offering of Capital Stock (other than Disqualified Stock) of Opco or Parent (other than Disqualified Stock).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“fair market value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. For purposes of determining compliance with the provisions of the indenture described under the caption “—Certain Covenants,” any determination that the fair market value of assets other than cash or Temporary Cash Investments is equal to or greater than $15.0 million will be as determined in good faith by the Board of Directors of Parent, whose determination shall be conclusive if evidenced by a Board Resolution, and otherwise by the principal financial officer of Parent acting in good faith, each of whose determination will be conclusive.

“Four Quarter Period” means, for purposes of calculating the Interest Coverage Ratio with respect to any Transaction Date, the then most recent four fiscal quarters prior to such Transaction Date for which reports have been filed with the SEC or provided to the trustee pursuant to the “—Certain Covenants—SEC Reports and Reports to Holders” covenant.

“Funds From Operations” for any period means the consolidated net income attributable to Parent and the Restricted Subsidiaries for such period determined in conformity with GAAP, excluding REIT conversion costs and plus depreciation and amortization (excluding amortization of deferred financing costs and debt discounts) and impairment losses.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date (without giving effect to SFAS No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities), including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. Except as otherwise specifically provided in the indenture, all ratios and computations contained or referred to in the indenture shall be computed in conformity with GAAP applied on a consistent basis.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness or other obligations.

“Guarantor” means Parent and each Subsidiary Guarantor.

“Guaranty” means a Guarantee by a Guarantor of the payment of the Notes by such Guarantor.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an “Incurrence” of Acquired Indebtedness; provided, however, that (1) the committed but undrawn portion of any Construction Indebtedness available to any Person will be deemed to be incurred by such Person at the time of such commitment, will not be deemed to be incurred upon being subsequently drawn, and will be deemed to be no longer incurred to the extent such commitment terminates or is withdrawn without being subsequently drawn, and (2) neither the accrual of interest, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person at any date of determination (without duplication):

(1) all indebtedness of such Person for borrowed money;

(2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) the face amount of letters of credit or other similar instruments (excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (1) or (2) above or (5), (6) or (7) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the fifth Business Day following receipt by such Person of a demand for reimbursement);

(4) all unconditional obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except trade payables;

(5) all Capitalized Lease Obligations and Attributable Debt;

(6) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at that date of determination and (B) the amount of such Indebtedness;

(7) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person; and

(8) to the extent not otherwise included in this definition or the definition of Consolidated Interest Expense, obligations under Interest Rate Agreements.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations of the type described above and, with respect to obligations under any Guarantee, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided, however, that:

(i) the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount with respect to such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at the date of determination in conformity with GAAP;

(ii) Indebtedness shall not include any liability for foreign, federal, state, local or other taxes;

(iii) Indebtedness shall not include any obligations in respect of indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds, in each case securing any such obligations of the Issuers or any of the Restricted Subsidiaries, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition) in a principal amount not in excess of the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Issuers and the Restricted Subsidiaries on a consolidated basis in connection with such disposition;

(iv) Indebtedness shall not include contingent obligations under performance bonds, performance guarantees, surety bonds, appeal bonds or similar obligations incurred in the ordinary course of business and consistent with past practices; and

(v) the committed but undrawn portion of any Construction Indebtedness of such Person.

“Interest Coverage Ratio” means, on any Transaction Date, the ratio of:

(1) the aggregate amount of Consolidated EBITDA for the then applicable Four Quarter Period to

(2) the aggregate Consolidated Interest Expense during such Four Quarter Period.

In making the foregoing calculation (and without duplication),

(1) pro forma effect shall be given to any Indebtedness Incurred or repaid during the period (“Reference Period”) commencing on the first day of the Four Quarter Period and ending on the Transaction Date (other than Indebtedness Incurred or repaid under a revolving credit or similar arrangement), in each case as if such Indebtedness had been Incurred or repaid on the first day of such Reference Period;

(2) Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period;

(3) pro forma effect shall be given to Asset Dispositions, Asset Acquisitions and Permitted Mortgage Investments (including giving pro forma effect to the application of proceeds of any Asset Disposition and any Indebtedness Incurred or repaid in connection with any such Asset Acquisitions or Asset Dispositions) that occur during such Reference Period or subsequent to the end of the related Four Quarter Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period and after giving effect to Pro forma Cost Savings;

(4) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to (i) the application of proceeds of any asset disposition and any Indebtedness Incurred or repaid in connection with any such asset acquisitions or asset dispositions, (ii) expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act and (iii) Pro forma Cost Savings) that have been made by any Person that is or has become a Restricted Subsidiary or has been merged with or into an Issuer or any of its Restricted Subsidiaries during such Reference Period or subsequent to the end of the related Four Quarter Period and that would have constituted asset dispositions or asset acquisitions during such Reference Period or subsequent to the end of the related Four Quarter Period had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions and had occurred on the first day of such Reference Period;

(5) the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded, but only to the extent that the obligations giving rise to such Consolidated Interest Expense will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Transaction Date; and

(6) Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any interest rate option, swap, cap or similar agreement applicable to such Indebtedness if such agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period. Interest on Indebtedness that may optionally be determined at an interest rate based on a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if not, then based upon such operational rate chosen as the Issuers may designate. Interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based on the average daily balance of such Indebtedness during the applicable period except as set forth in clause (1) of this definition. Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuers to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP;

provided, however, that to the extent that clause (3) or (4) of this paragraph requires that pro forma effect be given to an Asset Acquisition, Asset Disposition, Permitted Mortgage Investment, asset acquisition or asset disposition, as the case may be, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business, or one or more properties, of the Person that is acquired or disposed of to the extent that such financial information is available or otherwise a reasonable estimate thereof is available.

“Interest Rate Agreement” means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement with respect to interest rates.

“Investment” in any other Person means any direct or indirect advance, loan or other extension of credit (including by way of Guarantee or similar arrangement, but excluding advances to customers and distributors and trade credit made in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the consolidated balance sheet of Parent and the Restricted Subsidiaries and commission, travel and similar advances to employees, directors, officers, managers and consultants in each case made in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property (tangible or intangible) to others or any payment for property or services solely for the account or use of others, or otherwise), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include:

(1) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary; and

(2) the fair market value of the Capital Stock (or any other Investment), held by Parent or any of the Restricted Subsidiaries of (or in) any Person that has ceased to be a Restricted Subsidiary;

provided, however, that the fair market value of the Investment remaining in any Person shall be deemed not to exceed the aggregate amount of Investments previously made in such Person valued at the time such Investments were made, less the net reduction of such Investments. For purposes of the definition of “Unrestricted Subsidiary” and the “—Limitation on Restricted Payments” covenant described above:

(i) “Investment” shall include the fair market value of the assets (net of liabilities (other than liabilities to Parent or any of the Restricted Subsidiaries)) of any Restricted Subsidiary at the time such Restricted Subsidiary is designated an Unrestricted Subsidiary;

(ii) the fair market value of the assets (net of liabilities (other than liabilities to Parent or any of the Restricted Subsidiaries)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments; and

(iii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

“Investment Grade Status” means, with respect to the Issuers, when the Notes have (1) a rating of “Baa3” or higher from Moody’s and (2) a rating of “BBB-” or higher from S&P, in each case published by the applicable agency.

“Issue Date” means April 3, 2013.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Cash Proceeds” means, (1) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or Temporary Cash Investments, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Temporary Cash Investments (except to the extent such obligations are financed or sold with recourse to Parent or any of the Restricted Subsidiaries) and proceeds from the conversion or sale of other property received when converted to or sold for cash or cash equivalents, net of brokerage and sales commissions and other fees and expenses (including fees and expenses of counsel, accountants and investment bankers) related to such Asset Sale, and (2) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance in the form of cash or Temporary Cash Investments, including payments in respect of deferred payment obligations (to the extent corresponding to the principal but not interest, component thereof) when received in the form of cash or Temporary Cash Investments (except to the extent such obligations are financed or sold with recourse to Parent or any of its Restricted Subsidiaries) and proceeds from the conversion of other property received when converted to cash or Temporary Cash Investments, net of attorneys’ fees accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of tax paid or payable as a result thereof.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Opry Assets” means the then existing tangible and intangible assets described as the Grand Ole Opry, the Ryman Auditorium, the General Jackson Showboat, the Gaylord Springs Golf Links, the Wildhorse Saloon and WSM-AM in Part I of Parent’s annual report on Form 10-K for the year ended December 31, 2012, as filed with the Securities and Exchange Commission, together with (a) the taxable special obligation bonds of Prince George’s County, Maryland issued in 2005 in connection with the National Harbor convention center project, with an initial principal amount of $95,000,000 and (b) the taxable subordinate special obligation bonds of Prince George’s County, Maryland issued in 2008 in connection with the National Harbor convention center project, with an initial principal amount of $50,000,000.

“Pari passu Indebtedness” means any Indebtedness of an Issuer or any Subsidiary Guarantor that ranks pari passu in right of payment with the Notes or the Subsidiary Guarantee thereof by such Subsidiary Guarantor, as applicable.

“Permitted Business” means any business activity (including Permitted Mortgage Investments) in which Parent and Restricted Subsidiaries are engaged in on the Issue Date, any business activity related to properties customarily constituting assets of a REIT owning assets in the hospitality or entertainment industries, or any business reasonably related, ancillary, incidental or complementary thereto, or reasonable expansions or extensions thereof.

“Permitted Government Revenue Bond Indebtedness” means revenue bonds issued by a state or local government or an agency, authority or other instrumentality thereof, the proceeds of which are used to finance or refinance the acquisition, construction, equipping or improvement of facilities or property used in a Permitted Business, and any deferred lease obligation of Parent or any of its Restricted Subsidiaries relating thereto; provided, that (a) such revenue bonds are non-recourse to Parent and any of its Restricted Subsidiaries (unless and to the extent Parent or a Restricted Subsidiary is the holder of such bonds), and (b) the principal of, interest on or costs relating to such revenue bonds are payable solely from (i) proceeds of such bonds, (ii) all or an incremental portion of sales, use, lodgers’, property and other generally applicable taxes (not including income taxes), whether generated by or levied on such facilities or property or the activities and business conducted thereon or upon property located in a broader area, (iii) reserve funds created with proceeds of such bonds or with revenues described in (ii), (iv) a general or “moral obligation” pledge of a state or local government or agency, authority or other instrumentality thereof, or, (v) if Parent or a Restricted Subsidiary is the holder of such bonds, payments made by Parent or a Restricted Subsidiary.

“Permitted Investment” means:

(1)(a) an Investment in Parent or any of the Restricted Subsidiaries or (b) a Person that will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, Parent or any of the Restricted Subsidiaries and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(2) investments in cash and Temporary Cash Investments;

(3) Investments made by Parent or the Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with the “—Limitation on Asset Sales” covenant or from any other disposition or transfer of assets not constituting an Asset Sale;

(4) Investments represented by Guarantees that are otherwise permitted under the indenture;

(5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

(6) Investments received in satisfaction of judgments or in settlements of debt or compromises of obligations incurred in the ordinary course of business;

(7) any Investment acquired solely in exchange for Capital Stock (other than Disqualified Stock) of Parent or Opco, which Parent or Opco did not receive in exchange for a cash payment, Indebtedness or Disqualified Stock, but excluding any new cash Investments made thereafter;

(8) obligations under Interest Rate Agreements otherwise permitted under the indenture;

(9) Permitted Mortgage Investments;

(10) any transaction which constitutes an Investment to the extent permitted and made in accordance with the provisions of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Transactions with Affiliates” (except transactions described under clauses (1), (4), (5), (8), (9) and (12) of such paragraph);

(11) any Investment consisting of prepaid expenses, negotiable instruments held for collection and lease, endorsements for deposit or collection in the ordinary course of business, utility or workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business;

(12) pledges or deposits by a Person under workers’ compensation laws, unemployment insurance laws or similar legislation, or deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(13) any Investment acquired by Parent or any of the Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable or rents receivable held by Parent or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or rents receivable or (b) as a result of a foreclosure by Parent or any of the Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(14) any Investment consisting of a loan or advance to officers, directors or employees of Parent or any of the Restricted Subsidiaries (a) in connection with the purchase by such Persons of Capital Stock of Parent or (b) for additional purposes made in the ordinary course of business, in the aggregate under this clause (14) not to exceed $2.5 million at any one time outstanding;

(15) any Investment made in connection with the funding of contributions under any nonqualified employee retirement plan or similar employee compensation plan in an amount not to exceed the amount of compensation expenses recognized by Parent and any of the Restricted Subsidiaries in connection with such plans;

(16) any Investment existing on the Issue Date or made pursuant to a binding commitment in each case, in effect on the Issue Date or an Investment consisting of any extension, modification, replacement or renewal of any such Investment or binding commitment existing on the Issue Date;

(17) additional Investments not to exceed the greater of (x) $100.0 million and (y) 4.0% of Adjusted Total Assets at any time outstanding;

(18) Investments in Unrestricted Subsidiaries and joint ventures in an aggregate amount, taken together with all other Investments made in reliance on this clause not to exceed the greater of (x) $100.0 million and (y) 4.0% of Adjusted Total Assets (net of, with respect to the Investment in any particular Person, the cash return thereon received after the Issue Date as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated EBITDA), not to exceed the amount of Investments in such Person made after the Issue Date in reliance on this clause); and

(19) Investments in bonds, notes, loans or other Investments acquired solely as a means of implementing government tax or economic incentive programs relating to property or assets used in, and/or permitted public costs in connection with, a Permitted Business, and which shall be repaid from tax revenues.

“Permitted Liens” means:

(1) Liens on any assets (including real or personal property) of Parent and any Restricted Subsidiary securing Indebtedness and other Obligations (A) under any Credit Facility that were permitted to be incurred under clause (4)(A) under the subheading “—Certain Covenants—Limitation on Indebtedness” or (B) permitted to be incurred under both clauses (2) and (3) under the subheading “—Certain Covenants—Limitation on Indebtedness”;

(2) Liens in favor of the Issuers or the Guarantors;

(3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Parent or any Restricted Subsidiary or becomes a Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person merged into, consolidated with Parent or such Restricted Subsidiary or acquired by Parent or such Restricted Subsidiary;

(4) Liens on property existing at the time of acquisition of the property by Parent or any Restricted Subsidiary, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by Parent or such Restricted Subsidiary;

(5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6) Liens to secure Indebtedness (including Capitalized Lease Obligations) incurred under clause (4)(O) of the second paragraph of the covenant described above under the subheading “—Certain Covenants—Limitation on Indebtedness” covering only the assets acquired with such Indebtedness;

(7) Liens existing on the Issue Date;

(8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided, that, any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(9) Liens securing Permitted Refinancing Indebtedness constituting Secured Indebtedness; provided that any such Lien does not extend to or cover any property, Capital Stock or Indebtedness other than the property, shares or debt securing the Indebtedness so refunded, refinanced or extended;

(10) Attachment or judgment Liens not giving rise to a Default or an Event of Default;

(11) Liens on the Capital Stock of Unrestricted Subsidiaries securing Indebtedness of such Unrestricted Subsidiaries;

(12) Liens incurred with respect to obligations that do not exceed $25.0 million at any one time outstanding;

(13) pledges or deposits under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which Parent or any Restricted Subsidiary is a party, or deposits to secure public or statutory obligations of Parent or any Restricted Subsidiary or deposits or cash or government securities to secure surety or appeal bonds to which Parent or any Restricted Subsidiary is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case incurred in the ordinary course of business;

(14) Liens imposed by law, including carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions; if any, as shall be required by GAAP shall have been made in respect thereof;

(15) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or liens incidental to the conduct of the business of Parent or a Restricted Subsidiary or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of Parent or such Restricted Subsidiary;

(16) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of Parent or any of the Restricted Subsidiaries;

(17) normal customary rights of setoff, revocation, refund or chargeback with respect to money or instruments upon deposits of cash in favor of collecting or payor banks or other depository institutions;

(18) any interest or title of a lessor, licensor or sublicensor in the property subject to any lease, license or sublicense (other than property that is the subject of a Sale Leaseback Transaction);

(19) Liens of cash or Temporary Investments securing Interest Rate Agreements;

(20) Liens, deposits or pledges to secure performance of bids, tenders, contracts (other than contracts for the payment of Indebtedness), leases, or other similar obligations arising in the ordinary course of business;

(21) Liens on property or assets used to defease Indebtedness that was not incurred in violation of the Indenture;

(22) Liens arising from precautionary UCC financing statements regarding operating leases and consignments; and

(23) Liens related to Permitted Government Revenue Bond Indebtedness and the implementation of related or similar governmental tax or economic incentive programs.

“Permitted Mortgage Investment” means any Investment in secured notes, mortgage, deeds of trust, collateralized mortgage obligations, commercial mortgage-backed securities, other secured debt securities, secured debt derivative or other secured debt instruments, so long as such investment relates directly or indirectly to real property that constitutes or is used as a hotel, resort or other property customarily constituting an asset of a real estate investment trust specializing in properties relating to the hospitality and entertainment industries.

“Permitted Refinancing Indebtedness” means any Indebtedness of Parent or any of the Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease, discharge or refund other Indebtedness of Parent or any of the Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased, discharged or refunded (plus all accrued interest thereon and the amount of any fees and expenses, including premiums, incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has:

(a) a final maturity date later than (x) the final maturity date of the Indebtedness being extended, refinanced, renewed, replaced, defeased, discharged or refunded or (y) the date that is 91 days after the maturity of the Notes, and

(b) an Average Life equal to or greater than the Average Life of the Indebtedness being extended, refinanced, renewed, replaced, defeased, discharged or refunded or 91 days more than the Average Life of the Notes;

(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased, discharged or refunded is contractually subordinated in right of payment to the Notes or any Guaranty, such Permitted Refinancing Indebtedness is contractually subordinated in right of payment to the Notes on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased, discharged or refunded;

(4) if the Indebtedness being extended, refinanced, renewed, replaced, defeased, discharged or refunded is pari passu in right of payment with the Notes or any Guaranty thereof, such Permitted Refinancing Indebtedness is pad passu in right of payment with, or subordinated in right of payment to, the Notes or such Guarantee; and

(5) such Indebtedness is incurred either by Parent, an Issuer, any Subsidiary Guarantor or the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased, discharged or refunded.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) that have a preference on liquidation or with respect to distributions over any other class of Capital Stock, including preferred partnership interests, whether general or limited, or such Person’s preferred or preference stock, whether outstanding on the Issue Date or issued thereafter, including all series and classes of such preferred or preference stock.

“Pro forma Cost Savings” means, with respect to any period, the reductions in costs (including such reductions resulting from employee terminations, facilities consolidations and closings, standardization of employee benefits and compensation policies, consolidation of property, casualty and other insurance coverage and policies, standardization of sales and distribution methods, reductions in taxes other than income taxes) that occurred during such period that are (1) directly attributable to an asset acquisition or (2) implemented and that are factually supportable and reasonably quantifiable by the underlying records of such business, as if, in the case of each of clauses (1) and (2), all such reductions in costs had been effected as of the beginning of such period, decreased by any incremental expenses incurred or to be incurred during such period in order to achieve such reduction in costs, all such costs to be determined in good faith by the chief financial officer of Parent.

“Real Estate Assets” of a Person means, as of any date, the real estate assets of such Person and its Restricted Subsidiaries on such date, on a consolidated basis determined in accordance with GAAP.

“REIT conversion costs” means any REIT conversion costs included in Parent’s consolidated statements of operations, prepared in accordance with GAAP, for the applicable period.

“Replacement Assets” means (1) tangible non-current assets that will be used or useful in a Permitted Business or (2) substantially all the assets of a Permitted Business or a majority of the Voting Stock of any Person engaged in a Permitted Business that will become on the date of acquisition thereof a Restricted Subsidiary (including the merger of such a Person into a Restricted Subsidiary of Parent).

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, with respect to a Person, any Subsidiary of such Person other than an Unrestricted Subsidiary. Unless the context otherwise requires, Restricted Subsidiaries refer to Restricted Subsidiaries of Parent, including, without limitation, the Issuers.

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to Parent or any Restricted Subsidiary of any property, whether owned by Parent or any such Restricted Subsidiary at the Issue Date or later acquired and held for more than 60 days, which has been or is to be sold or transferred by Parent or any such Restricted Subsidiary to such Person or any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

“Secured Indebtedness” means any Indebtedness secured by a Lien upon the property of Parent or any Restricted Subsidiaries.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

“Significant Subsidiary,” with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act, as such regulation is in effect on the Issue Date.

“S&P” means Standard & Poor’s Ratings Services and its successors.

“Stated Maturity” means:

(1) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable; and

(2) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable,

provided, that Stated Maturity shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means Indebtedness which by the terms of such Indebtedness is subordinated in right of payment to the principal of and interest and premium, if any, on the Notes or any Guaranty.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person and the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP, if such statements were prepared as of such date.

“Subsidiary Guarantors” means (i) each Restricted Subsidiary of the Issuers on the Issue Date that Guarantees the Credit Agreement and (ii) each other Person that is required to become a Guarantor by the terms of the indenture after the Issue Date, in each case, until such Person is released from its Subsidiary Guaranty.

“Subsidiary Guaranty” means a Guaranty by a Subsidiary Guarantor.

“Temporary Cash Investment” means any of the following:

(1) United States dollars;

(2) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof;

(3) time deposits accounts, term deposit accounts, time deposits, bankers’ acceptances, certificates of deposit, Eurodollar time deposits and money market deposits maturing within twelve months or less of the date of acquisition thereof issued by (A) a bank or trust company which is organized under the laws of the United States of America, any state thereof, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $250 million and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or (B) any money-market fund sponsored by a registered broker-dealer or mutual fund distributor;

(4) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (2) and (3) above entered into with a bank meeting the qualifications described in clause (3) above;

(5) commercial paper, maturing not more than six months after the date of acquisition, issued by a corporation (other than an Affiliate of Parent) organized and in existence under the laws of the United States of America, any state of the United States of America with a rating at the time as of which any investment therein is made of “P-2” (or higher) according to Moody’s or “A-2” (or higher) according to S&P;

(6) securities with maturities of twelve months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or Moody’s;

(7) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (3)(A) of this definition;

(8) any fund investing substantially all of its assets in investments that constitute Temporary Cash Investments of the kinds described in clauses (1) through (7) of this definition; and

(9) money market funds that (A) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (B) are rated AAA by S&P and Aaa by Moody’s and (C) have portfolio assets of at least $5,000,000,000.

“Total Assets” means, for any Person as of any date, the sum of (a) Undepreciated Real Estate Assets plus (b) the book value of all assets (excluding Real Estate Assets and intangibles) of such Person and its Restricted Subsidiaries as of such date of determination on a consolidated basis determined in accordance with GAAP.

“Transaction Date” means, with respect to the Incurrence of any Indebtedness by Parent or any of the Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) (“Statistical Release”) that has become publicly available at least two business days prior to the redemption date or, in the case of a satisfaction, discharge or defeasance, at least two Business Days prior to the deposit of funds with the trustee to pay and discharge the entire Indebtedness of the Notes (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to April 15, 2016; provided, however, that if the period from the redemption date to April 15, 2016, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Undepreciated Real Estate Assets” means, as of any date, the cost (being the original cost to Parent or the Restricted Subsidiaries plus capital improvements) of real estate assets of the Issuers and the Subsidiaries on such date, before depreciation and amortization of such real estate assets, determined on a consolidated basis in conformity with GAAP.

“Unrestricted Subsidiary” means

(1) any Subsidiary of the Issuers that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of Parent in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

Except during a Suspension Period, the Board of Directors of Parent may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Issuers) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, Parent or any of its Restricted Subsidiaries; provided, however, that:

(i) any Guarantee by Parent or any of its Restricted Subsidiaries of any Indebtedness of the Subsidiary being so designated shall be deemed an “Incurrence” of such Indebtedness and an “Investment” by Parent or such Restricted Subsidiary (or all, if applicable) at the time of such designation;

(ii) either (a) the Subsidiary to be so designated has total assets of $1,000 or less, (b) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the “—Limitation on Restricted Payments” covenant described above or (c) substantially all of the assets of such Subsidiary consist of rights with respect to the LOI; and

(iii) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (i) above would be permitted under the “—Limitation on Restricted Payments” covenant described above.

The Board of Directors of Parent may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that:

(i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation; and

(ii) all Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of the indenture.

Any such designation by the Board of Directors of Parent shall be evidenced to the trustee by promptly filing with the trustee a copy of the Board Resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means direct obligations of, obligations guaranteed by, or participations in pools consisting solely of obligations of or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States of America is pledged and that are not callable or redeemable at the option of the issuer thereof.

“Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned” means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director’s qualifying shares or Investments by individuals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The exchange of private notes for exchange notes should not be treated as a taxable transaction for United States federal income tax purposes because the terms of the exchange notes should not be considered to differ materially, in kind or in extent, from the terms of the private notes. Rather, the exchange notes received by a holder of private notes should be treated as a continuation of such holder’s investment in the private notes. As a result, a holder of private notes will not recognize gain or loss for United States federal income tax purposes in exchanging the private notes for exchange notes. The holder’s holding period for the exchange notes will be the same as the holding period of the private notes, and the holder’s tax basis in the exchange notes will be the same as the holder’s adjusted tax basis in the private notes determined immediately before the exchange. This conclusion is based upon the provisions of the United States Internal Revenue Code of 1986, as amended, existing and proposed Treasury regulations promulgated thereunder, and relevant authorities, as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those discussed above.

IF YOU ARE CONSIDERING AN EXCHANGE OF YOUR PRIVATE NOTES FOR EXCHANGE NOTES, YOU SHOULD CONSULT YOUR OWN TAX ADVISOR(S) CONCERNING THE APPLICATION OF UNITED STATES FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AND THE TAX CONSEQUENCES ARISING UNDER STATE, LOCAL, OR FOREIGN LAWS WITH RESPECT TO SUCH AN EXCHANGE.

PLAN OF DISTRIBUTION

If you participate in the exchange offer, you must represent, among other things, that:

•

any exchange notes acquired in the exchange offer for private notes are being acquired in the ordinary course of business of the person receiving such exchange notes, whether or not such recipient is the holder itself;

•

at the time of the commencement or consummation of the exchange offer, neither you nor, to your actual knowledge, any other person receiving exchange notes from you has an arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act;

•	neither you nor, to your actual knowledge, any other person receiving exchange notes from you is our affiliate (as defined in Rule 405 of the Securities Act);

•

if you are not a broker-dealer, neither you nor, to your actual knowledge, any other person receiving exchange notes from you is engaged in or intends to engage in a distribution of the exchange notes; and

•

if you are a broker-dealer that is a beneficial owner of exchange notes, you have acquired the exchange notes for your own account in exchange for private notes that were acquired as a result of market-making activities or other trading activities, and you will comply will all applicable provisions of the Securities Act (including, but not limited to, the prospectus delivery requirements thereunder).

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for private notes where such private notes were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date of the exchange offer and ending 90 days after such date, we will make this prospectus available to any broker-dealer for use in connection with any such resale.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 90 days after the expiration date of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses in connection with the exchange offer other than commissions or concessions of broker-dealers. We will indemnify the holders of notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the exchange notes and guarantees thereof will be passed upon by Hodgson Russ LLP. Certain legal matters relating to Tennessee and Delaware law will be passed upon by Bass, Berry & Sims PLC, and certain legal matters relating to Florida and Maryland law will be passed upon by Scott J. Lynn, Senior Vice President, General Counsel and Secretary of Parent.

EXPERTS

The consolidated financial statements of Ryman Hospitality Properties, Inc. appearing in Ryman Hospitality Properties, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 16, 2013 and the effectiveness of Ryman Hospitality Properties, Inc.’s internal control over financial reporting as of December 31, 2012, appearing in Ryman Hospitality Properties, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2012 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Ryman Hospitality Properties, Inc. (“Parent”) files annual, quarterly and current reports, proxy statements and other information with the SEC pursuant to the Exchange Act. These filings are available over the Internet at the SEC’s website at www.sec.gov. The SEC’s website is included in this prospectus as an inactive textual reference only. The information contained on the SEC’s website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus unless such information is otherwise specifically referenced elsewhere in this prospectus. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 to obtain information on the operation of the public reference room. We also make available, free of charge, through our website Parent’s annual, quarterly and current reports, proxy statements and other information, including amendments thereto, as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Our website address is www.rymanhp.com. Our website address is provided as an inactive textual reference only. Information contained on or accessible through our website is not part of this prospectus and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information that Parent files with the SEC, which means that we may disclose important information to you by referring you to those documents. Any statement contained in this prospectus or in any document incorporated or deemed to be incorporated by reference into this prospectus will be deemed modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or any subsequently filed document which also is, or is deemed to be, incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the specific documents listed below as well as any additional documents that we file with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the filing of the registration statement to which this prospectus is relates and all such future filings that we make with the SEC prior to the termination of the offering made by this prospectus, which will be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date we subsequently file such reports and documents (other than, in each case, any information that we “furnish” and do not “file” in accordance with the SEC’s rules):

•

Parent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on February 27, 2013 (including information specifically incorporated by reference into such report from Parent’s definitive Proxy Statement on Schedule 14A, filed with the SEC on April 5, 2013);

•	Parent’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2013, filed with the SEC on May 10, 2013, and for the quarter ended June 30, 2013, filed with the SEC on August 8, 2013; and

•

Parent’s Current Reports on Form 8-K filed with the SEC on March 4, 2013, March 25, 2013, March 28, 2013, April 5, 2013, April 23, 2013, May 10, 2013, July 2, 2013 and September 16, 2013 (two reports filed that day).

We will provide without charge upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference, except that exhibits to such documents will not be provided unless they are specifically incorporated by reference into such documents. Requests for copies of any such document should be directed to:

Ryman Hospitality Properties, Inc.

One Gaylord Drive

Nashville, Tennessee 37214

Attn: Corporate Secretary

Telephone: (615) 316-6000

RHP Hotel Properties, LP

RHP Finance Corporation

Offer to Exchange up to

$350,000,000 aggregate principal amount of 5.00% Senior Notes due 2021 that have been registered under the Securities Act of 1933

for

$350,000,000 aggregate principal amount of 5.00% Senior Notes due 2021 that have not been registered under the Securities Act of 1933

PROSPECTUS

                    , 2013

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Delaware Registrants

The following registrants are, as specified below, corporations, limited liability companies or limited partnerships organized under the laws of the State of Delaware: Ryman Hospitality Properties, Inc. and RHP Finance Corporation (the “Delaware Corporate Registrants”), and RHP Hotels, LLC, RHP Partner, LLC and RHP Property GT, LLC (the “Delaware LLC Registrants”), and RHP Hotel Properties, LP and RHP Property GT, LP (the “Delaware LP Registrants”).

Section 145 of the Delaware General Corporation Law (the “DGCL”) permits a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may indemnify against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person indemnified in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action or suit by or in the right of the corporation to procure a judgment in its favor, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware, or the court in which such action or suit was brought, shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 provides that, to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith. Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Section 17-108 of the Delaware Revised Uniform Limited Partnership Act, or the LP Act, empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

Pursuant to authority conferred by Delaware law, the Delaware Corporate Registrants’ certificates of incorporation, the Delaware LLC Registrants’ certificates of formation and the Delaware LP Registrants’ limited partnership agreements, contain provisions providing that no director, manager or limited partner, as the case may be, shall be liable to it or its stockholders, members or partners, as the case may be, for monetary damages for breach of fiduciary duty as a director, member or partner, as the case may be, except to the extent that such exemption from liability or limitation thereof is not permitted under Delaware law as then in effect or as it may be amended, or, generally in the case of the Delaware LLC Registrants, except to the extent that such breach is due to fraud, willful misconduct, gross negligence, action without a reasonable basis to believe that such person was authorized by the company, or any transaction from which such person derived an improper personal benefit. These provisions are intended to eliminate the risk that a director, member or limited partner might incur personal liability to a registrant or its stockholders, members or partners for breach of the duty of care.

The Delaware Corporate Registrants’ certificates of incorporation and bylaws, the Delaware LLC Registrants’ certificates of formation and limited liability company agreements and the Delaware LP Registrants’ limited partnership agreement contain provisions requiring Ryman to indemnify and, in the case of RHP Finance Corporation and most of the Delaware LLC Registrants, advance expenses to its directors, members or limited partners, as the case may be, and officers to the fullest extent permitted by law, except, generally in the case of the Delaware LLC Registrants, to the extent that such breach is due to fraud, willful misconduct, gross negligence, action without a reasonable basis to believe that such person was authorized by the company, or any transaction from which such person derived an improper personal benefit. Among other things, these provisions generally provide indemnification for each registrant’s officers and directors, members, and limited partners, as the case may be, against liabilities for judgments in and settlements of lawsuits and other proceedings and for the advance and payment of fees and expenses reasonably incurred by the director, member, partner or officer in defense of any such lawsuit or proceeding if the director, member, partner or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the registrant, and in certain cases only if the director, member, limited partner or officer is not adjudged to be liable to the company.

The Delaware Corporate Registrants, the Delaware LLC Registrants and the Delaware LP Registrants maintain insurance on behalf of any person who is or was its director, member, limited partner or officer, or is now or was serving at the request of the applicable registrant as a director, member, limited partner, officer, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not any registrant would have the power or the obligation to indemnify him against such liability under the provisions of its bylaws, limited liability company agreement or limited partnership agreement.

Florida Registrant

RHP Property GP, LP (“RHP Property GP”) is a limited partnership organized under the laws of the State of Florida.

RHP Property GP’s limited partnership agreement contains provisions providing that the general partner of RHP Property GP shall not be liable to the company or the limited partners, as the case may be, for monetary damages incurred in connection with the general partner’s management and operation of RHP Property GP to the extent the general partner’s actions comply with the Revised Uniform Limited Partnership Act as adopted in the State of Florida, as amended.

RHP Property GP maintains insurance on behalf of any person who is or was its director, member, partner or officer, or is now or was serving at the request of the company as a director, member, partner, officer, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the company would have the power or the obligation to indemnify him against such liability under the provisions of its limited partnership agreement.

Maryland Registrant

RHP Property NH, LLC (“RHP Property NH”) is a limited liability company organized under the laws of the State of Maryland.

Section 4A-203(14) of the Maryland Limited Liability Company Act permits a Maryland limited liability company to indemnify and hold harmless any member, agent, or employee from and against any and all claims and demands, except in the case of action or failure to act by the member, agent, or employee which constitutes willful misconduct or recklessness, and subject to the standards and restrictions, if any, set forth in the limited liability company’s articles of organization or operating agreement.

RHP Property NH maintains insurance on behalf of any person who is or was its director, member or officer, or is now or was serving at the request of the company as a director, member, officer, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the company would have the power or the obligation to indemnify him against such liability under the provisions of the limited liability act.

Tennessee Registrant

Opryland Hospitality, LLC (“Opryland Hospitality”) is a limited liability company organized under the laws of the State of Tennessee.

Section 48-243-101 of the Tennessee Limited Liability Company Act provides that a limited liability company may indemnify governors and members (each a “responsible person”) of the limited liability company against liability if (1) the individual acted in good faith and (2) reasonably believed that such individual’s conduct in his official capacity was in the best interest of the limited liability company and in all other cases that such individual’s conduct was at least not opposed to the best interests of the limited liability company and (3) in a criminal proceeding, the individual had no cause to believe such individual’s conduct was unlawful. Section 48-243-101(b) also provides that unless otherwise provided by its articles of organization, a limited liability company may not indemnify a responsible person in connection with a proceeding by or in the right of the limited liability company in which the responsible person was adjudged liable to the limited liability company or in connection with any other proceeding whereby such responsible person is adjudged liable for receiving an improper personal benefit. Section 48-243-101(c) provides a limited liability company shall indemnify against reasonable expenses incurred by a responsible person or manager who was wholly successful, on the merits or otherwise, in the defense of any proceeding against that person as a responsible person or manager of the limited liability company. Section 48-243-101(h) authorizes a limited liability company to purchase and maintain insurance on behalf of any person who is or was a responsible person, manager, employee, independent contractor, or agent of the limited liability company, or who while a responsible person, manager, employee, independent contractor, or agent of the limited liability company, is or was serving at the request of the limited liability company as a responsible person, manager, partner, trustee, employee, independent contractor, or agent of another foreign or domestic limited liability company, corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any liability asserted against him and incurred by him in that capacity, or arising out of his status as such, whether or not the limited liability company would otherwise have the power to indemnify him under Section 48-243-101(b) or (c). Section 48-243-101(i) prohibits indemnification of a responsible person adjudged liable for a breach of the duty of loyalty to the limited liability company or its members, or for acts or omissions not in good faith that involve intentional misconduct or a knowing violation of law, or for a wrongful distribution.

Opryland Hospitality maintains insurance on behalf of any person who is or was its director, member or officer, or is now or was serving at its request as a director, member, officer, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the company would have the power or the obligation to indemnify him against such liability under the provisions of the bylaws or operating agreement.

Item 21. Exhibits and Financial Statement Schedules.

The Exhibit Index filed herewith and immediately following the signature pages hereto is incorporated by reference herein.

Item 22. Undertakings.

(a)	Each of the undersigned registrants hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or controlling persons of any of the registrants pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)	Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e)	Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on September 16, 2013.

RYMAN HOSPITALITY PROPERTIES, INC.

By:	/s/ Colin V. Reed
Colin V. Reed
Chairman of the Board of Directors, President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Scott J. Lynn, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments) to this Registration Statement on Form S-4, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Colin V. Reed Colin V. Reed	Chairman of the Board of Directors, Chief Executive Officer and President (Principal Executive Officer)	September 16, 2013

/s/ Michael J. Bender Michael J. Bender	Director	September 16, 2013

/s/ E. K. Gaylord, II E. K. Gaylord, II	Director	September 16, 2013

/s/ D. Ralph Horn D. Ralph Horn	Director	September 16, 2013

Ellen R. Levine	Director

/s/ Robert S. Prather, Jr. Robert S. Prather, Jr.	Director	September 16, 2013

/s/ Michael D. Rose Michael D. Rose	Director	September 16, 2013

Signature	Title	Date

/s/ Michael I. Roth Michael I. Roth	Director	September 16, 2013

/s/ Mark Fioravanti Mark Fioravanti	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 16, 2013

/s/ Jennifer Hutcheson Jennifer Hutcheson	Senior Vice President and Corporate Controller (Principal Accounting Officer)	September 16, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on September 16, 2013.

RHP HOTEL PROPERTIES, LP

By:	RHP PARTNER, LLC
as General Partner

	By:	/s/ Colin V. Reed
		Name:	Colin V. Reed
		Title:	President of RHP Partner, LLC

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Scott J. Lynn, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments) to this Registration Statement on Form S-4, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Colin V. Reed Colin V. Reed	President of RHP Partner, LLC, General Partner of RHP Hotel Properties, LP (Principal Executive Officer)	September 16, 2013

/s/ Mark Fioravanti Mark Fioravanti	Vice President of RHP Partner, LLC, General Partner of RHP Hotel Properties, LP (Principal Financial Officer)	September 16, 2013

/s/ Jennifer Hutcheson Jennifer Hutcheson	Assistant Secretary of RHP Partner, LLC, General Partner of RHP Hotel Properties, LP (Principal Accounting Officer)	September 16, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on September 16, 2013.

RHP FINANCE CORPORATION

By:	/s/ Colin V. Reed
	Name:	Colin V. Reed
	Title:	President and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Scott J. Lynn, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments) to this Registration Statement on Form S-4, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Colin V. Reed Colin V. Reed	President and Director (Principal Executive Officer)	September 16, 2013

/s/ Mark Fioravanti Mark Fioravanti	Vice President and Director (Principal Financial Officer)	September 16, 2013

/s/ Jennifer Hutcheson Jennifer Hutcheson	Assistant Secretary (Principal Accounting Officer)	September 16, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on September 16, 2013.

RHP PROPERTY GP, LP RHP PROPERTY GT, LP

By:	OPRYLAND HOSPITALITY, LLC, as General Partner

	By:	/s/ Colin V. Reed
		Name:	Colin V. Reed
		Title:	President of Opryland Hospitality, LLC

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Scott J. Lynn, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments) to this Registration Statement on Form S-4, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Colin V. Reed Colin V. Reed	President of Opryland Hospitality, LLC, General Partner of RHP Property GP, LP and RHP Property GT, LP (Principal Executive Officer)	September 16, 2013

/s/ Mark Fioravanti Mark Fioravanti	Vice President of Opryland Hospitality, LLC, General Partner of RHP Property GP, LP and RHP Property GT, LP (Principal Financial Officer)	September 16, 2013

/s/ Jennifer Hutcheson Jennifer Hutcheson	Assistant Secretary of Opryland Hospitality, LLC, General Partner of RHP Property GP, LP and RHP Property GT, LP (Principal Accounting Officer)	September 16, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on September 16, 2013.

RHP PROPERTY GT, LLC RHP PROPERTY NH, LLC OPRYLAND HOSPITALITY, LLC RHP HOTELS, LLC RHP PARTNER, LLC

By:	/s/ Colin V. Reed
	Name:	Colin V. Reed
	Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Scott J. Lynn, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments) to this Registration Statement on Form S-4, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Colin V. Reed Colin V. Reed	President (Principal Executive Officer)	September 16, 2013

/s/ Mark Fioravanti Mark Fioravanti	Vice President (Principal Financial Officer)	September 16, 2013

/s/ Jennifer Hutcheson Jennifer Hutcheson	Assistant Secretary (Principal Accounting Officer)	September 16, 2013

EXHIBIT INDEX

3.1		Amended and Restated Certificate of Incorporation of Parent (incorporated by reference to Exhibit 3.1 to Parent’s Current Report on Form 8-K filed October 1, 2012 (File No. 1–13079))

3.2		Amended and Restated Bylaws of Parent (incorporated by reference to Exhibit 3.2 to Parent’s Current Report on Form 8-K filed October 1, 2012 (File No. 1–13079))

3.3	*	Certificate of Limited Partnership of RHP Hotel Properties, LP

3.4	*	Limited Partnership Agreement of RHP Hotel Properties, LP

3.5	*	Certificate of Incorporation of RHP Finance Corporation

3.6	*	Bylaws of RHP Finance Corporation

3.7	*	Articles of Organization of Opryland Hospitality, LLC

3.8	*	Restated Operating Agreement of Opryland Hospitality, LLC

3.9	*	Certificate of Formation of RHP Hotels, LLC

3.10	*	Limited Liability Company Agreement of RHP Hotels, LLC

3.11	*	Certificate of Formation of RHP Partner, LLC

3.12	*	Limited Liability Company Agreement of RHP Partner, LLC

3.13	*	Certificate of Limited Partnership of RHP Property GP, LP (f/k/a Opryland Hotel-Florida Limited Partnership, f/k/a Gaylord/Xentury Associates Limited Partnership), as amended

3.14	*	Restated Limited Partnership Agreement of RHP Property GP, LP (f/k/a Opryland Hotel-Florida Limited Partnership, f/k/a Gaylord/Xentury Associates Limited Partnership)

3.15	*	Certificate of Formation of RHP Property GT, LLC (f/k/a Opryland Hotel-Texas, LLC), as amended

3.16	*	Restated Operating Agreement of RHP Property GT, LLC (f/k/a Opryland Hotel-Texas, LLC)

3.17	*	Certificate of Limited Partnership of RHP Property GT, LP (f/k/a Opryland Hotel-Texas Limited Partnership), as amended

3.18	*	Limited Partnership Agreement of RHP Property GT, LP (f/k/a Opryland Hotel-Texas Limited Partnership)

3.19	*	Articles of Organization of RHP Property NH, LLC (f/k/a Gaylord National, LLC), as amended

3.20	*	Operating Agreement of RHP Property NH, LLC (f/k/a Gaylord National, LLC)

4.1		Indenture related to the 5.00% Senior Notes due 2021, dated as of April 3, 2013, among RHP Hotel Properties, LP, RHP Finance Corporation, Parent, each of the guarantors named therein, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to Parent’s Current Report on Form 8–K filed April 5, 2013 (File No. 1–13079))

4.2		Registration Rights Agreement related to the 5.00% Senior Notes due 2021, dated as of April 3, 2013, among RHP Hotel Properties, LP, RHP Finance Corporation, Parent, each of the guarantors named therein, and Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, U.S. Bancorp Investments, Inc. and Credit Agricole Securities (USA) Inc., as representatives on the initial purchasers (incorporated by reference to Exhibit 4.3 to Parent’s Current Report on Form 8–K filed April 5, 2013 (File No. 1–13079))

4.3		Form of 5.00% Senior Note due 2021 (incorporated by reference to Exhibit A to Exhibit 4.1 hereof)

5.1	*	Opinion of Bass, Berry & Sims PLC

5.2	*	Opinion of Hodgson Russ LLP

5.3	*	Opinion of Scott J. Lynn

12.1	*	Statement of computation of ratio of earnings to fixed charges

21.1		Subsidiaries of Parent (incorporated by reference to Exhibit 21 of Parent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed February 27, 2013 (File No. 1–13079))

23.1	*	Consent of Bass, Berry & Sims PLC (included as part of its opinion filed as Exhibit 5.1 hereto)

23.2	*	Consent of Hodgson Russ LLP (included as part of its opinion filed as Exhibit 5.2 hereto)

23.3	*	Consent of Scott J. Lynn (included as part of his opinion filed as Exhibit 5.3 hereto)

23.4	*	Consent of Independent Registered Public Accounting Firm

24.1	*	Powers of attorney (included on the signature pages of this registration statement)

25.1	*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association

99.1	*	Form of Letter of Transmittal

99.2	*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees

99.3	*	Form of Broker’s Letter to Clients

99.4	*	Form of Notice of Guaranteed Delivery

*	Filed herewith.